UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Motorola Solutions, Inc.

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Notice of
2021 ANNUAL MEETING

of Shareholders and Proxy Statement

Dear Fellow Motorola Solutions Shareholder:

On behalf of Motorola Solutions, the board of directors and our employees, thank you for your continued support. We value your investment in our company, enabling us to deliver the mission critical technologies for public safety and enterprise that make communities safer and help businesses stay productive and secure.

The significance of our purpose as a company has never been more meaningful than in this last year –we help people be their best in the moments that matter – and 2020 was a year of unprecedented moments.

From the onset of the COVID-19 pandemic, we responded to unexpected developments with agility and focus. During this time, a few things stood out: our people are extraordinary, our strategy is sound, our business is resilient, and our mission critical solutions keep communities and people safe. And as first responders around the world responded to COVID-19, natural disasters, extreme weather, crime and accidents, we are incredibly proud that our mission critical solutions played a key role in this important work.

Throughout the year, we focused on:

•	Prioritizing the safety and welfare of our people and those we serve.

•	Reliably delivering the mission critical solutions that thousands of public safety agencies and enterprise customers – and millions of people around the world – rely on.

•	Investing in innovation, launching new products across our technologies and accelerating product migration to the cloud.

•	Building on our commitment to diversity, equity and inclusion with a new unconscious bias curriculum for our global workforce and the appointment of our Chief Diversity Officer.

•	Giving back to our communities where we work and live through grants of more than $12 million to charitable organizations, including $2 million to support COVID-19 relief efforts.

•	Reducing Scope 1 and 2 greenhouse gas emissions by 31%, well in advance of our 2022 goal.

•

Maintaining our disciplined and strategic approach to capital allocation, with a focus on investing for the long term and delivering superior value to shareholders, resulting in total shareholder return of 451%, compared to the S&P 500’s total shareholder return of 267%, since our public listing in 2011.

The driving force behind our ability to navigate the challenges of 2020 is our 18,000 employees around the world, and I have never been more proud to lead such an exceptional team. Their support for our customers, our communities and each other is unwavering. At the same time, we remained focused on our strategy to deliver mission critical technologies for public safety and enterprise. We’ve increased our total addressable market to just under $40 billion, transformed from primarily selling hardware to being a solutions provider for public safety and enterprise, generating more than a third of our revenue from software and services, and we ended the year with a record backlog of $11.4 billion.

Motorola Solutions is positioned well for the long term. Our performance in 2020 demonstrates that by operating responsibly, investing in our future and having strong values to guide us, we can continue advancing the interests of our employees and communities, and creating value for our customers and shareholders. Thank you for your support.

Sincerely,

Gregory Q. Brown

Chairman and CEO

PRINCIPAL EXECUTIVE OFFICES: 500 West Monroe Street Chicago, Illinois 60661

April 1, 2021

NOTICE OF 2021 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: Tuesday, May 18, 2021

Time: 9:30 a.m. Central Time

Virtual Meeting Site: www.virtualshareholdermeeting.com/MSI2021

This year’s virtual annual meeting (the “Annual Meeting”) will be held entirely online via live audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and wellness of our shareholders, directors and team members. The Annual Meeting will begin promptly at 9:30 a.m. Central Time. For more information regarding how to attend the Annual Meeting online, please see the section titled “User’s Guide” on page 80 of this Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only attend, vote, and submit questions during the Annual Meeting by logging in at www.virtualshareholdermeeting.com/MSI2021 and entering the 16-digit control number included in their Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card.

The purpose of the meeting is to:

1.	elect the seven director nominees named in this Proxy Statement for a one-year term;
2.	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021;
3.	hold a shareholder advisory vote to approve the Company’s executive compensation; and
4.	act upon such other matters as may properly come before the Annual Meeting.

Only Motorola Solutions shareholders of record at the close of business on March 19, 2021 (the “record date”) will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials, which contains instructions on how to access this Proxy Statement, the proxy card and the Company’s 2020 Annual Report, is first being mailed to shareholders on or about April 1, 2021. In addition, this Proxy Statement, the proxy card and the Company’s 2020 Annual Report are available at www.ProxyVote.com.

If you are a “street name” shareholder (meaning that your shares are registered in the name of your broker, bank or other nominee), you will receive instructions from such bank, broker or other nominee describing how to vote your shares.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET	BY MAIL
Visit the website shown on your Motorola Solutions Notice of Internet Availability of Proxy Materials for the 2021 Annual Meeting (your “Notice”) or proxy card to vote via the internet.	If you received a printed copy of the proxy card, mark, sign, date and return the proxy card using the postage-paid envelope provided.
BY TELEPHONE	AT THE VIRTUAL ANNUAL MEETING
Use the toll-free telephone number listed on your proxy card.	Via the internet at the virtual Annual Meeting at www.virtualshareholdermeeting.com/MSI2021

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO SHAREHOLDERS OF MOTOROLA SOLUTIONS AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). THIS MEETING WILL TAKE PLACE ONLINE ONLY. THERE IS NO PHYSICAL LOCATION. In order to attend the meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form.

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”) of Motorola Solutions, Inc. (“we,” “our,” “Motorola Solutions,” “MSI” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/MSI2021 on Tuesday, May 18, 2021 at 9:30 a.m. Central Time, for the purposes set forth in the Notice of 2021 Virtual Annual Meeting of Shareholders. This Proxy Statement is dated April 1, 2021 and is being distributed to shareholders on or about April 1, 2021.

WHAT IS MOTOROLA SOLUTIONS?

Motorola Solutions is a global leader in mission critical communications and analytics. Our technologies in Land Mobile Radio Mission Critical Communications (“LMR Mission Critical Communications”), Command Center Software, and Video Security and Analytics, bolstered by managed and support services, make communities safer and help businesses stay productive and secure. At Motorola Solutions, we are ushering in a new era in public safety and security. We serve more than 100,000 public safety and commercial customers in over 100 countries, providing “purpose-built” solutions designed for their unique needs. Headquartered in Chicago, we have a rich heritage of innovation dating back to 1928 that our approximately 18,000 employees continue today.

PERFORMANCE AND ACCOMPLISHMENTS

TOTAL SHAREHOLDER RETURN (in percent)

PERFORMANCE HIGHLIGHTS SINCE 2011

451% TOTAL SHAREHOLDER RETURN*	51% REDUCTION IN SHARE COUNT	$16.3 BILLION IN CAPITAL RETURN

*

Based on the split adjusted closing price of MSI common stock on December 31, 2010 and the closing price of MSI common stock on December 31, 2020, illustrating the growth of an initial investment of $100 on December 31, 2010, including payment of dividends.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	1

2020 HIGHLIGHTS

•   Grew Software and Services revenue by 9%

•  Grew backlog 2% compared to 2019, to record $11.4 billion

•   Record LMR Mission Critical Communications orders in North America in fourth quarter of 2020

•   Increased quarterly dividend 11% to $0.71 per share

•   Capital allocation of cash included $612 million of share repurchases, $436 million of dividends, and $287 million for acquisitions

•   Generated $1.6 billion of operating cash flow

•   Refinanced approximately $900 million of debt with a new ten-year debt issuance at 2.3%

•   Added approximately 500 new patents, bringing current patent portfolio to just over 6,100 patents

•   Increased cybersecurity capabilities with acquisitions of two cybersecurity services businesses

•   Acquired Pelco, Inc. and IndigoVision Group plc, global providers of video security solutions

•   Acquired Callyo, a provider of cloud-based mobile applications for law enforcement

•   Accelerated product migration to the cloud across LMR Mission Critical Communications, Command Center Software and Video Security and Analytics

•   Ranked No. 5 in Fortune World’s Most Admired Companies List for Network and Other Communications Equipment (third consecutive year in Top 5)

•   Ranked No. 27 in The Wall Street Journal Top 100 Most Sustainably Managed Companies in the World, 2020

•   Ranked No. 19 in Barron’s Top 100 Sustainable U.S. Companies

•   Named to Newsweek’s list of America’s Most Responsible Companies

•   Ranked No.108 Wall Street Journal Management Top 250

COVID-19 IMPACT ON THE COMPANY AND RESPONSE

With our legacy of pioneering the mission critical technologies that make communities safer and help businesses stay productive and secure, we continued to help people be their best in the moments that matter during the COVID-19 pandemic in 2020.

During the COVID-19 pandemic, the actions of our team members have embodied the Motorola Solutions culture and values that unite us. We have continued to ensure customer continuity by fulfilling emergency orders, completing remote software maintenance where possible, and servicing our mission critical networks on-site as needed to ensure seamless operations. Our sales teams have also continued to improve virtual engagement with our customers. Additionally, our engineering teams have adapted our solutions offerings to equip our customers with the latest technology in an effort to protect their workplaces from the spread of COVID-19. Specifically, in Video Security and Analytics, we have adapted our software and hardware offerings to provide analytics addressing occupancy counting, face mask detection, and thermal detection capabilities.

At Motorola Solutions, there is a shared understanding of the importance of protecting the health and safety of our team members, our families and our communities. We have taken early and aggressive action to help prevent the spread of the virus in our workplaces. At the same time, we are appropriately addressing the ongoing needs of our business so that we may continue to provide the technologies that are so vital to our world. We continue to abide by a number of measures in an effort to protect the health and well-being of our employees and customers, including having office workers work remotely, suspending employee travel, withdrawing from certain industry events, increasing the frequency of cleaning services, encouraging face coverings, and using thermal scanning.

In addition to the investments in the safety of our team members, we invested in the well-being and mental health and wellness of our employees during this challenging time by offering various wellness programs. We took certain other actions in response to COVID-19 as well, including our contributions of $2 million through the Motorola Solutions Foundation to support COVID-19 relief efforts, and our sponsorship of an initiative in collaboration with the National Minority Supplier Development Council to invest in minority businesses struggling to recover from the economic effects of COVID-19. Additional information regarding our response to COVID-19 can be found in the section of this Proxy Statement titled “Motorola Solutions’ Environmental, Social and Governance Framework” beginning on page 6.

We have also taken actions in a number of areas to reduce our operating expenses, including lower variable employee compensation, travel costs, independent contractor spend, and taking measures to reduce our global real estate footprint; however, a portion of these expenses, primarily variable compensation and certain travel expenses, are likely to return in 2021. In addition, our supply chain partners have been supportive and continue to work to fulfill the necessary service levels to Motorola Solutions and our customers.

While significant challenges lie ahead, we believe the criticality of our solutions and our team’s unwavering execution throughout 2020 positions us for strong growth in 2021, as we continue to embody our purpose in “Helping people be their best in the moments that matter.”

2	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

  2021 ANNUAL MEETING OF SHAREHOLDERS

•	Date and Time: Tuesday, May 18, 2021, 9:30 a.m. Central Time

•	Virtual Meeting Site: www.virtualshareholdermeeting.com/MSI2021

•	Record Date: March 19, 2021

•

Voting: Shareholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled               to one vote for each director nominee and one vote for each of the other proposals to be voted on.

•	Online meeting only: No physical location

Items to be Voted On	Our Board’s Recommendation

Election of the Seven Director Nominees Named in this Proxy Statement for a One-Year Term (page 11)	FOR

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2021 (page 31)	FOR

Advisory Approval of the Company’s Executive Compensation (page 32)	FOR

DIRECTOR NOMINEE HIGHLIGHTS (page 11)					Board Committees (as of April 1, 2021)

Name	Director Since	Indep.	Other Public Co. Boards	Position	Audit	Comp.	Gov. & Nom.	Exec.

Gregory Q. Brown	2007		0	Chairman and CEO, Motorola Solutions, Inc.

Kenneth D. Denman	2017		2	Venture Partner, Sway Ventures

Egon P. Durban	2015		5	Co-CEO of Silver Lake

Clayton M. Jones	2015		1	Former Chairman, CEO and President, Rockwell Collins, Inc.

Judy C. Lewent	2011		2	Former EVP and CFO, Merck & Co., Inc.

Gregory K. Mondre	2015		2	Co-CEO of Silver Lake

Joseph M. Tucci	2017		2	Chairman of Bridge Growth Partners and Lead Director GTY Technology Holdings, Inc.

 = Chair of Committee

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	3

DIVERSITY OF SKILLS AND EXPERIENCE

	Gregory Q. Brown	Kenneth D. Denman	Egon P. Durban	Clayton M. Jones	Judy C. Lewent	Gregory K. Mondre	Joseph M. Tucci

Independence		✓	✓	✓	✓	✓	✓

Gender and ethnic diversity		✓			✓

Relevant industry experience	✓	✓	✓	✓		✓	✓

Public Company CEO, division CEO or CFO	✓	✓		✓	✓		✓

Financial and accounting expertise	✓	✓	✓	✓	✓	✓	✓

Technology expertise	✓	✓	✓	✓	✓	✓	✓

Cybersecurity, safety and security experience	✓	✓		✓

Software and services business experience	✓	✓	✓			✓	✓

Global business experience	✓	✓	✓	✓	✓	✓	✓

Developing markets experience	✓	✓	✓		✓	✓	✓

Government, public policy, regulatory experience	✓			✓	✓		✓

Private equity, investment banking or capital allocation experience	✓	✓	✓	✓	✓	✓	✓

Public company board experience	✓	✓	✓	✓	✓	✓	✓

DIRECTOR NOMINEES STATISTICS

Independence 86%	Average Tenure 6 Years	Gender/Ethnic Diversity 29%	Average Age 62 Years

4	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

GOVERNANCE HIGHLIGHTS (page 15)

•	Implemented proxy access amendment to our amended and restated bylaws (our “Bylaws”) in August 2020

•	Governance and Nominating Committee oversight of environmental, social and governance (“ESG”) matters

•	6 of our 7 directors are independent, including all committee members

•	Lead Independent Director

•	Regular executive session meetings of independent directors

•	Annual election of directors

•	Annual director self-assessment process

•	No supermajority voting provisions in our organizational documents

•	No “poison pill”

•	Robust oversight of risk

•	Director Independence Guidelines

•	Majority voting standard in uncontested director elections

•	20% threshold for shareholder right to call special meeting

•	Shareholder right to act by written consent

•	Succession planning

•	Proactive shareholder engagement

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS (page 33)

•	Pay-for-performance and at-risk compensation

•

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2020, performance-based compensation comprised approximately 93% of the targeted annual compensation for our CEO and, on average, approximately 82% of the targeted annual compensation for our other NEOs.

•	Compensation aligned with shareholder interests

•	Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term shareholder value.

•	Emphasis on future pay opportunity vs. current pay

•

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term shareholder interests. For 2020, long-term equity compensation comprised approximately 80% of the targeted annual compensation for our CEO and, on average, approximately 65% of the targeted annual compensation for the other NEOs.

•	Retention of independent compensation consultant

•	Annual “say on pay” vote

•	No excise tax gross-up provisions

•	A recoupment “clawback” policy for compensation paid to certain officers

•	Robust stock ownership guidelines for directors and officers

•	An anti-hedging policy

•	“Double trigger” severance benefits in the event of a change in control

•	No repricing of options without shareholder approval

•	No excessive perquisites

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	5

MOTOROLA SOLUTIONS’ ENVIRONMENTAL, SOCIAL AND GOVERNANCE FRAMEWORK

Our ESG Framework demonstrates our governance standards and our social and environmental commitment to create value for our planet and our employees, customers, and the communities that thrive on it.

Community Engagement
With employees located around the globe, Motorola Solutions seeks to benefit the communities where we operate by awarding various grants, placing an emphasis on volunteering, engaging in community partnerships and fostering innovation.

Human Capital Management
United by the belief that our differences make us stronger, we leverage approximately 18,000 employees to innovate and mobilize to connect people in moments that matter. Time and again we do what hasn't been done before by fostering a culture of inclusion and equity that enables our diverse workforce to pioneer innovative products and solutions to contribute to the collective success of our customers and communities.

Our Business
We're there when everything's on the line – day in and day out, governments and businesses around the world rely on our effortless and reliable communication. They call it their lifeline. We build that lifeline with mission critical services, software, video and analytics backed by secure time-tested communications. We make certain the right information makes it to the right person at the right moment so that our customers are always ready, because every moment matters.

Governance & Compliance
Whether it is Ethics, Business Conduct or Information Security, we believe the highest degree of corporate governance and compliance are core to maintaining our integrity, running our business efficiently and maintaining shareholder value. Furthermore, our Governance and Nominating Committee continues to have oversight and ongoing engagement with senior executives on key matters related to our ESG strategy, initiatives and practices.

Environment
We strive to build environmental programs based on public policy, stakeholder imperatives, managerial and organizational values, and human resources practices. We are focused on implementing programs that will enable us to detect and prepare for extreme environmental events and generate enough innovation to tackle sustainability challenges that may arise.

Supply Chain
Our purpose is to deliver exceptional value and customer experience through agility, speed, and collaboration. We plan what products and services are needed, source efficiently and ethically from a diverse supply base, launch new products, make and deliver solutions on time, and exceed customer expectations through outstanding quality, service and support. We are a central point in our efforts to bring value and lead technology innovation.

6	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

Community Engagement

•   The Motorola Solutions Foundation (the “Foundation”), which has donated $100 million over the past 10 years to students, teachers, first responders, veterans and community members, allocated the majority of its 2020 grant funding to programs that directly support people of color.

•   In 2020, the Foundation granted more than $12 million to charitable organizations across the globe. More than $8 million of that amount was awarded through our strategic grants program in support of first responder programming and technology/engineering education. $2 million was awarded to support COVID-19 relief efforts, including by supplying personal protective equipment to hospitals and aiding teachers and students in underserved communities with virtual learning.

•   Despite the challenges of 2020, Motorola Solutions employees found creative ways to give back safely, virtually and in their local communities. During our virtual Global Months of Service, a volunteerism competition during September and October, employees logged over 14,000 volunteer hours.

•   In 2020, there was a 63% increase in the number of U.S. employees entering charitable donations under our Donations for Donors employee program, resulting in nearly $1 million in matching gift contributions.

•   In 2020, the Foundation offered a 2:1 match incentive for gifts entered on Giving Tuesday, resulting in 455 employees entering a total of 897 gifts in the system. Gifts benefitted 680 nonprofit organizations and schools across 42 states.

Human Capital Management

•   When faced with the COVID-19 pandemic, we embodied our purpose in “Helping people be their best in the moments that matter.” To ensure the safety of our employees who continue to work on-site, we developed a COVID-19 Workplace Screening Policy, which applies to employees, contractors and visitors of Motorola Solutions’ facilities. We also enabled a work from home environment in March 2020 for our employees not required to be on-site. In 2020, video work calls averaged 11,000 calls per day (vs. 1,000 pre-COVID-19), with over 300 LiveStreams and 4,500 collaborative “Just a Minute (JAM)” sessions during the year. These virtual platforms also enabled us to provide a series of webinars focused on mental health and wellness and other programs to foster a healthy, collaborative, and balanced professional environment.

•   Our Board is committed to human capital management practices that promote diversity, equity and inclusion as a business imperative that drives productivity, engagement and innovation. We appointed a Chief Diversity Officer who has over 25 years of experience leading diversity, equity and inclusion initiatives in complex organizations to develop and drive enterprise-wide strategies. We conducted employee digital focus groups across the globe to gather sentiment from more than 4,000 employees regarding our company’s culture, policies and practices with respect to diversity, equity and inclusion, in order to develop programs and drive numerous initiatives across our global organization. We also invested in development programs for high-potential female leaders and added an unconscious bias curriculum to our global workforce.

•   We are proud to have six employee resource groups known as Business Councils: Women’s Business Council, Multicultural Business Council, LGBTA Business Council, People with Disabilities and Allies Council, Veterans Business Council and Young Professionals Group. These employee-championed volunteer cohorts connect via shared values and interests and host events focused on improving representation of underrepresented groups, professional and leadership development, community outreach, and employee engagement.

•   We are consistently recognized for our efforts in Human Capital Management, receiving awards in 2020 such as: Fortune World’s Most Admired Companies, Forbes America’s Best Employers for Diversity, Human Rights Campaign Corporate Equality Index, and Disability Equality Index® (DEI®) Best Places to Work.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	7

Our Business

•   Core to our business is our ability to enable mission critical communications and mobile workflow applications to improve the safety and efficiency of our customers and the communities they serve. During the COVID-19 pandemic we leveraged our video and software products and technology to offer solutions to our customers to provide capabilities such as occupancy counting to prevent overcrowding as well as elevated body temperature detection to help ensure our customers have the technology required to act safely and efficiently during the health crisis and beyond.

•   We established the Motorola Solutions Technology Advisory Committee (“MTAC”), which is a cross collaborative advisory committee that acts as a technical conscience for the company. The MTAC assesses technologies along with their application to Motorola Solutions’ products and services and develops guidelines to advise and govern application of those technologies. This body addresses cultural considerations for our products and services, with special attention on artificial intelligence (“AI”) and facial recognition. The efforts of MTAC include the publication of an internal code of conduct for data rights and ethics, and guidelines for the responsible use of AI and for delivery of facial recognition technology.

•   In 2020, we established a cross-collaborative AI Employee Advisory Group to build community trust, ensure social responsibility and address cultural considerations for our products and services, with special attention on AI and facial recognition.

•   We implemented an internal Governance, Risk, and Compliance (GRC) software platform that enables us to identify IT and cybersecurity vulnerabilities either internally or with our third-party vendors and partners and take proactive actions to ensure the fidelity and information security of our products and services. This software platform also better enables us to identify, monitor, manage, and resolve incidents across the enterprise.

•   We have an ongoing program of compliance, with many sites and parts of the organization having achieved ISO 27001 Information Security Management certification. In addition, we are an active member of the Cloud Security Alliance (CSA), which aims to improve security within cloud computing environments while also following the National Institute of Standards and Technology (NIST) Cybersecurity Framework. Security is embedded in each phase of the development lifecycle. Extensive training programs and a robust Cybersecurity Champion program help to foster a strong security culture throughout the organization.

•   In addition to our Enterprise Security team, which monitors information security for the entire Company, the Products and Services organization has a Cybersecurity group dedicated to providing secure products and services to our customers and engaging with them to improve their security posture. Within this group are many functional teams, including Governance, Risk and Compliance, Threat Intelligence, Secure Architecture and Design and Training and Awareness.

8	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

Governance and Compliance

•  We are committed to responsible and effective corporate governance to enhance the creation of sustainable, long-term shareholder value and being accountable and responsive to all stakeholders.

•
We routinely conduct internal audits on ethical standards, including an annual fraud risk assessment.

•  IT and cybersecurity governance and compliance are areas of critical importance to the success of our business. We have an online training platform that hosts more than 100 training courses that focus on products and services cybersecurity and enterprise information security.

•   We also formed an ESG Governance Leadership Team in 2020. Chaired by two Executive Vice Presidents who collectively are responsible for Ethics & Compliance, Human Capital Management, Supply Chain/Procurement, Corporate Governance, Audit, Finance, and Environmental Health & Safety, the ESG Governance Leadership Team drives decision-making, accountability, and ownership of specific ESG strategies and initiatives.

•   Our culture is steeped in governance and compliance, with programs and training from our Office of Ethics and Compliance. Because “tone-from-the-top” plays a crucial role in shaping employee behavior, the Office of Ethics and Compliance conducts one-on-one compliance program briefings with all new Vice Presidents and the leadership of newly acquired companies.

•   The Office of Ethics and Compliance partners with the Audit Services organization to conduct quarterly meetings for key internal stakeholders to discuss our risk environment and participates in an annual session to rank enterprise risks, prepare disclosures for the Executive Committee and the Board, and develop mitigation strategies.

•   We regularly update our Anti-Human Trafficking Statement to address changing regulations globally.

•   We bolstered many of our data privacy compliance programs by increasing company-wide privacy training to an annual mandatory requirement, implementing processes and policies that are compliant with the California Consumer Privacy Act, and providing periodic updates to senior leadership and the Board on privacy risk management.

•   For more information on our robust corporate governance structure, see the section of this Proxy Statement titled “Proposal No. 1 – Election of Directors Named in this Proxy Statement for a One-Year Term” beginning on page 11.

Environment

•  In 2020, we met our greenhouse gas goal of reducing Scope 1 and 2 emissions by 31%, in advance of our 2022 goal deadline. We have also reduced our greenhouse gas footprint by 34.4% since 2016.

•  In 2020, we completed 28 energy reduction projects, which saved 3,387,781 kWh of energy. These projects included:

•  A retro-commissioning project in Schaumburg, IL implementing building controls-based measures that produced savings by optimizing building operations. This project created electricity and gas savings of 941,051 kWh and 13,865 therms per year. The project participated in ComEd’s RCxpress utility rebate program and won the Project of the Year award from the program for most kWh saved by a single project.

•  Upgrading the electric terminal reheat system in Schaumburg, IL with a new hydronic perimeter HVAC system. The new system is now able to be controlled by the centralized building automation system to further reduce consumption. The upgrade reduces the building’s peak demand by over 430 kW during the winter months.

•   Due to the remote work transition as a result of the COVID-19 pandemic, we saved an estimated additional 2,325,221 kWh of energy consumption.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	9

Supply Chain

•  In the midst of the COVID-19 pandemic, we reinforced business resiliency for our supply chain ecosystem worldwide. Our Supplier Diversity team partners with local, agile and diverse suppliers to drive competition and innovation within our supply chain and the market. In 2020, as COVID-19 impacted diverse and small businesses, we sponsored the “In this Together” initiative in collaboration with the National Minority Supplier Development Council (“NMSDC”), an organization that is dedicated to investing in minority businesses that are struggling to recover from the economic downturn resulting from COVID-19 and that have sustained damage and vandalism during protests in 2020. NMSDC is also committed to eradicating the racial wealth gap and start-up capital gap in order to build and scale minority businesses, and financing the growth and development of designated Minority Business Enterprises operating in corporate and government supply chains.

•  We expanded our supplier assessment program to include indirect suppliers.

•  Our Procurement, IT, EHS, Communications, and Human Resources organizations worked together to ensure a healthy and safe working environment for our employees throughout the pandemic.

In 2020, we conducted a multi-stakeholder analysis of our most material ESG topics. We engaged internal leaders and employees as well as external stakeholders such as investors, suppliers, customers, and industry groups. The results of this assessment will guide our ESG strategy moving forward and help us to continue to align with the values of our key stakeholders.

For more information on our commitment to corporate responsibility, please see the 2019 corporate responsibility report at www.motorolasolutions.com/ en_us/about/company-overview/corporate-responsibility.html. We anticipate that our 2020 corporate responsibility report will be available at the website noted above during the summer of 2021. The information contained on or accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement.

10	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

OUR BOARD

PROPOSAL NO. 1 — ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT FOR A ONE-YEAR TERM

Proposal Number 1 of this Proxy Statement enables you to vote on the members of your Board.* We open the Proxy Statement with this proposal because we believe there is no more important vote than that of electing the fiduciaries who oversee Motorola Solutions on your behalf.

To inform that vote, we provide you information here on, among other topics:

•	Who our Board is – including their qualifications

•	How our Board is selected and assessed

•	How the Board governs the Company

•	How our Board is organized

•	How you can communicate with the Board

•	How our Board is compensated

WHO WE ARE – BOARD

The Board believes that each nominee has the skills, experience and personal qualities the Board seeks in its directors, and that the combination of these nominees creates an effective and well-functioning Board, with a diversity of perspectives, viewpoints, backgrounds and professional experiences that best serves the Board, the Company and our shareholders.

Each of the nominees named below is currently a director of the Company, elected at the Annual Meeting of Shareholders held on May 11, 2020. The ages shown are current as of the date of this Proxy Statement. Included in each nominee’s biography is a description of select key qualifications, experience and characteristics, including each nominee’s self-identified race, that led the Board to conclude that each nominee is qualified to serve as a member of the Board.

GREGORY Q. BROWN

Mr. Brown joined the Company in 2003, was appointed as Chief Executive Officer of Motorola, Inc. in January 2008, and since May 2011 has been the Chairman and Chief Executive Officer of Motorola Solutions, Inc.

Other Public Company Boards: In the last five years Mr. Brown served on the board of Xerox Corporation from January 2017 to May 2019.

Board Committees: Executive (Chair)

Director Qualifications:

●  Public company CEO, relevant industry, technology, software and services business, and cybersecurity, safety and security experience as Chairman and CEO of the Company and former Chairman and CEO of Micromuse, Inc.

●  Financial and accounting expertise, global business, capital allocation, developing markets, government, public policy, and regulatory experience as Chairman and CEO of the Company, former chair and board member of the Federal Reserve Bank of Chicago, former Vice Chair of the U.S. – China Business Council, former member of the President of the United States’ Management Advisory Board

●  Government, public policy, and regulatory experience as a member of the Business Roundtable and The Business Council, and former member of the President’s National Security Telecommunications Advisory Committee (NSTAC)

●  Public company board experience

Principal Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Age: 60 Race: White Director since: 2007 Chairman since: 2011

*

The number of directors of the Company to be elected at the Annual Meeting is seven. If elected by our shareholders at the Annual Meeting, each director nominee will serve a one-year term ending at the 2022 Annual Meeting of Shareholders. Each director will hold office until his or her respective successor is elected and qualified or until his or her earlier death or resignation. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if any nominee is not available to serve as a director for any reason at the time of the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. The Board has the authority under our Bylaws to increase or decrease the size of the Board and to fill vacancies between Annual Meetings of Shareholders.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	11

KENNETH D. DENMAN

Mr. Denman is a Venture Partner at Sway Ventures, a venture capital firm that invests in early to mid-stage technology companies. He was the CEO and President of Emotient, Inc., a company that uses artificial intelligence to analyze facial expressions to detect emotions, from 2012 to 2016. He also served as the Chief Executive Officer of Openwave Systems Inc. from 2008 to 2011 and as a Director from 2004 to 2011. He served as the Chief Executive Officer and President and Director of iPass, Inc. from 2001 to 2008 and as its Chairman from 2003 to 2008.

Other Public Company Boards: Costco Wholesale Corporation and VMware, Inc. In the last five years Mr. Denman served on the boards of LendingClub Corporation from July 2017 to February 2021, Mitek Solutions, Inc. from December 2016 to December 2019, ShoreTel, Inc. from May 2007 to September 2017, and United Online from June 2015 to July 2016.

Board Committees: Compensation and Leadership, Governance and Nominating (Chair), Executive

Director Qualifications:

●  Relevant industry and technology experience, and financial and accounting expertise as CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Software and services business, cybersecurity and safety and security experience as CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Public company CEO, global business, and developing markets experience as CEO and President of iPass, Inc. and Openwave Systems, Inc.

●  Private equity, investment banking, and capital allocation experience as a Venture Partner of Sway Ventures

●  Public company board experience

Principal Occupation: Venture Partner, Sway Ventures
Age: 62 Race: Black Director since: 2017 Lead Independent Director since 2019 Independent

EGON P. DURBAN

Mr. Durban is Co-CEO of Silver Lake, a global private equity firm and is based in the firm’s Menlo Park office. Mr. Durban joined Silver Lake in 1999 as a founding principal and was previously Managing Partner and Managing Director from January 2013 to December 2019. He has previously worked in the firm’s New York office, as well as the London office, which he launched and managed from 2005 to 2010.

Other Public Company Boards: Dell Technologies Inc. and its majority owned subsidiary VMware, Inc., Qualtrics International Inc., which completed an initial public offering in January 2021, Twitter, Inc., and Unity Software, Inc., which completed an initial public offering in September 2020. In the last five years Mr. Durban served on the boards of Intelsat S.A from August 2011 to December 2016, Pivotal Software, Inc. from April 2018 to January 2020, and SecureWorks Corp. from December 2015 to May 2020.

Board Committees: Compensation and Leadership

Director Qualifications:

●  Relevant industry, technology, global business, developing markets, and software and services business experience as Co-CEO of Silver Lake

●  Financial and accounting expertise and private equity, investment banking and capital allocation experience as Co-CEO of Silver Lake and as a former associate with Morgan Stanley’s Investment Banking Division

●  Public company board experience

Principal Occupation: Co-CEO, Silver Lake Partners (“Silver Lake”)
Age: 47 Race: White Director since: 2015 Independent

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CLAYTON M. JONES

Mr. Jones served as Chairman of the Board of Rockwell Collins from 2002 through July 2014, and as Chief Executive Officer from June 2001 until his retirement in July 2013. Mr. Jones also served as President of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International, which he joined in 1979.

Other Public Company Boards: Deere & Company. In the last five years, Mr. Jones served on the board of Cardinal Health, Inc. from September 2012 to November 2018.

Board Committees: Audit

Director Qualifications:

●  Public company CEO, financial and accounting expertise, and global business experience as former CEO of Rockwell Collins

●  Relevant industry, technology, cybersecurity, safety and security and private equity, investment banking and capital allocation experience as former CEO of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International

●  Government, public policy and regulatory experience as a former member of The Business Council, the Business Roundtable and the President’s National Security Telecommunications Advisory Committee

●  Public company board experience

Principal Occupation: Retired; Formerly Chairman, Chief Executive Officer and President, Rockwell Collins, Inc. (“Rockwell Collins”)
Age: 71 Race: White Director since: 2015 Independent

JUDY C. LEWENT

Ms. Lewent served as Chief Financial Officer of Merck, a pharmaceutical company, from 1990 until her retirement in 2007. Prior roles at Merck include Executive Vice President from 2001 to 2007 and President, Human Health Asia from 2003 to 2005.

Other Public Company Boards: GlaxoSmithKline plc and Thermo Fisher Scientific, Inc. Ms. Lewent served on the board of Motorola, Inc. from May 1995 to May 2010.

Board Committees: Audit (Chair), Executive

Director Qualifications:

●  Public company CFO, financial and accounting expertise, capital allocation experience, and global business experience as the former CFO of Merck

●  Technology experience as a life member of the Massachusetts Institute of Technology

●  Developing markets experience as the former CFO of Merck and board member of GlaxoSmithKline

●  Government, public policy, and regulatory experience as former CFO at Merck and board member of GlaxoSmithKline and Thermo Fisher

●  Public company board experience

Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc. (“Merck”)
Age: 72 Race: White Director since: 2011 Independent

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GREGORY K. MONDRE

Mr. Mondre is Co-CEO of Silver Lake based in New York. Mr. Mondre joined Silver Lake in 1999 and was previously Managing Partner and Managing Director from January 2013 to December 2019. Prior to his time at Silver Lake, Mr. Mondre was a principal at TPG, where he focused on private equity investments across a wide range of industries, with a particular focus on technology.

Other Public Company Boards: Expedia Group and GoodRx Holdings, Inc. In the last five years, Mr. Mondre served on the boards of GoDaddy, Inc. from May 2014 to February 2020, and Sabre Corporation from March 2007 to December 2018.

Board Committees: Audit, Governance and Nominating

Director Qualifications:

●  Relevant industry, technology, global business, developing markets, and software and services business experience as Co-CEO of Silver Lake

●  Financial and accounting expertise and private equity, investment banking, and capital allocation experience as Co-CEO of Silver Lake and as former principal at TPG

●  Public company board experience

Principal Occupation: Co-CEO, Silver Lake
Age: 46 Race: White Director since: 2015 Independent

JOSEPH M. TUCCI

Mr. Tucci is the Chairman of Bridge Growth Partners and Lead Director of GTY Technology Holdings, Inc. Mr. Tucci serves as a founder and director, and formerly as the Co-Chairman and Co-Chief Executive Officer from September 2016 to February 2019, of GTY Technology Holdings, a software-as-a-service company that offers a cloud-based suite of solutions for the public sector in North America. Mr. Tucci was the Chairman and Chief Executive Officer of EMC Corporation, a provider of enterprise storage systems, software, and networks. He was EMC’s Chairman from January 2006 and CEO from January 2001 until September 2016, when Dell Technologies acquired the company.

Other Public Company Boards: GTY Technology Holdings, Inc. and Paychex, Inc. In the past five years Mr. Tucci served on the boards of EMC Corporation from January 2001 to September 2016 and of VMware, Inc. from April 2007 to September 2016.

Board Committees: Compensation and Leadership (Chair), Governance and Nominating, Executive

Director Qualifications:

●  Public company CEO, technology, global business, software and services business experience, and financial and accounting expertise as Chairman, CEO and President of EMC Corporation

●  Relevant industry, developing markets, and private equity experience as Co-CEO and Co-Chairman of GTY Technology Holdings, Inc. and founding member and current Chairman of Bridge Growth Partners

●  Government, public policy, and regulatory experience as a member of the Business Roundtable and Chair of its Task Force on Education and the Workforce and as a member of the Technology CEO Council

●  Public company board experience

Principal Occupation: Chairman of Bridge Growth Partners and Lead Director of GTY Technology Holdings, Inc.
Age: 73 Race: White Director since: 2017 Independent

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH SEVEN NOMINEES AS DIRECTORS.

14	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

OUR BOARD’S QUALIFICATIONS

We believe the Board should be comprised of individuals with appropriate skills and experiences to meet its board governance responsibilities and contribute effectively to the Company. Our Governance and Nominating Committee carefully considers the skills and experiences of current directors and new candidates to ensure that they meet the needs of the Company before nominating directors for election to the Board. All of our non-employee directors serve on Board committees, further supporting the Board by providing expertise to those committees. The needs of the committees also are reviewed when considering nominees to the Board. The Board has a deep working knowledge of matters common to large companies and is comprised of individuals with a mix of skills and qualifications which include:

•	Independence: Six of seven director nominees

•	Gender and ethnic diversity: Two of seven director nominees

•	Relevant industry experience: Six of seven director nominees

•	Public company CEO, division CEO or CFO: Five of seven director nominees

•	Financial and accounting expertise: All director nominees

•	Technology experience: All director nominees

•	Cybersecurity, safety and security experience: Three of seven director nominees

•	Software and services business experience: Five of seven director nominees

•	Global business experience: All director nominees

•	Developing markets experience: Six of seven director nominees

•	Government, public policy and regulatory experience: Four of seven director nominees

•	Private equity, investment banking or capital allocation experience: All director nominees

•	Public company board experience: All director nominees

Specific experience, qualifications, attributes or skills of our nominees are listed in the biographies above.

HOW OUR BOARD IS SELECTED AND ASSESSED

Director Nominating Process

The Governance and Nominating Committee recommends candidates to the Board it believes are qualified and suitable to become members of the Board. The Governance and Nominating Committee also considers the performance of incumbent directors in determining whether to recommend them for re-election. The Governance and Nominating Committee considers recommendations from many sources, including members of the Board, management and search firms. From time to time, Motorola Solutions hires search firms to help identify and facilitate the screening and interview process of director candidates. In 2020, we continued our retention of Russell Reynolds to assist with this process. Russell Reynolds compiles a list of candidates, evaluates each candidate and makes recommendations to the Governance and Nominating Committee. They screen candidates based on the Board’s criteria, perform reference checks, prepare a biography of each candidate for the Governance and Nominating Committee’s review and help arrange interviews if necessary. The Governance and Nominating Committee and the Chairman of the Board will conduct interviews with candidates who meet the Board’s criteria. Subject to the requirements set forth below in the section of this Proxy Statement titled “Agreement with Silver Lake” on page 17, the Governance and Nominating Committee has full discretion in considering potential candidates and making its nominations to the Board.

In connection with the New Investment Agreement (as defined herein) entered into with affiliates of Silver Lake, Messrs. Durban and Mondre are Silver Lake designees on the Company’s slate of nominees for election to the Board. For more information, see the section of this Proxy Statement titled “Agreement with Silver Lake” on page 17.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions shareholders as described below. A description of certain considerations our Governance and Nominating Committee reviews in evaluating director nominees is described in “Skills, Experience, and Commitment to Diversity” on page 16 of this Proxy Statement. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. Our Secretary will forward all recommendations received to the Chair of our Governance and Nominating Committee for discussion and consideration. A shareholder who wishes to directly nominate an individual as a director candidate, rather than recommending the individual to the Governance and Nominating Committee as a nominee, must comply with the advance notice requirements for shareholder nominations set forth in Article III, Section 13 of our Bylaws or the proxy access process

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	15

described on page 19 of this Proxy Statement and set forth in Article III, Section 17 of our Bylaws. See the section titled “Important Dates for the 2022 Annual Meeting” on page 84 of this Proxy Statement for further information on these procedures.

Skills, Experience, and Commitment to Diversity

The Board seeks members with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board believes that maintaining a diverse membership enhances the Board’s discussions and enables the Board to better represent all of the Company’s constituents. As stated in our Board Governance Guidelines, when selecting directors, the Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; integrity; leadership qualities; diversity; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence. They also consider ethical standards. While the Company does not have a formal policy regarding diversity, gender and ethnic diversity is an essential factor considered by the Board and the Governance and Nominating Committee when selecting director nominees. The Board and the Governance and Nominating Committee recognize the importance of a Board representing diverse knowledge and experiences and strive to nominate directors with a variety of complementary skills, backgrounds and perspectives so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. The Governance and Nominating Committee annually assesses the effectiveness of its director nomination process and the Board Governance Guidelines.

Board Assessment and Director Peer Review Process

The Board recognizes that a robust evaluation and assessment process is an essential component of strong corporate governance practices and promoting Board effectiveness. The Governance and Nominating Committee oversees an annual assessment process of our director nominees. Our Board Governance Guidelines provide that, at a minimum, such assessment will address the overall effectiveness, achievement of mission, discharge of responsibilities, structure, meetings, processes, relationships with management and Board and committee development. Such assessment process also includes the following steps:

•

The Governance and Nominating Committee reviews the format of the Board assessment and director peer review process as necessary to help ensure that the solicited feedback remains relevant and appropriate.

•

Each director completes an annual self-assessment of the Board and the committees on which he or she serves. These self-assessments are designed to help assess the skills, qualifications, and experience represented on the Board and its committees, and to determine whether the Board and its committees are functioning effectively.

•	The results of this annual self-assessment are discussed by the full Board and each committee, as applicable, and changes to the Board’s and its committees’ practices are implemented as appropriate.

•

The Lead Independent Director also conducts a confidential director peer review process. As part of this process, the Lead Independent Director speaks with each other director individually to obtain insights regarding the contributions of other directors (and the Chairman of the Board may speak with each other director regarding the contributions of the Lead Independent Director), and to discuss issues in greater depth and obtain more targeted feedback with respect to Board, committee and individual director effectiveness.

With respect to Mr. Brown, the Compensation and Leadership Committee also conducts an annual review of his performance as CEO, as described in our Board Governance Guidelines and the charter of the Compensation and Leadership Committee.

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Board Refreshment

The Board believes that a degree of Board refreshment is important to ensure that Board composition is aligned with the changing needs of the Company and the Board, and that fresh viewpoints and perspectives are regularly considered. The Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time that provides significant value, and therefore a significant degree of continuity year-over-year should be expected. Our current director nominee tenure as of April 1, 2021 is as follows:

DIRECTOR NOMINEE TENURE DIVERSITY	BOARD REFRESHMENT
	+5 Directors added	-5 Directors retired
over the last 6 years

As part of planning for director succession, the Governance and Nominating Committee periodically engages in the consideration of potential director candidates, occasionally with the assistance of Russell Reynolds or another third-party advisor.

The Board does not have absolute limits on the length of time that a director may serve, but considers the tenure of directors as one of several factors in re-nomination decisions. As set forth in our Board Governance Guidelines, the Board requires that a director must offer to resign if a significant change in personal circumstances, including job responsibilities, occurs and has established a retirement age of 75 for non-executive directors. Directors who are members of management will retire from the Board upon retirement from the Company. The CEO may remain on the Board after retirement from the Company with the approval of the Board. There are no additional exemptions or conditions to this retirement policy other than what is set forth in our Board Governance Guidelines.

While the Board believes that refreshment is an important consideration in assessing Board composition, it also believes the best interests of the Company are served by being able to take advantage of all available talent. Therefore, the Board does not make determinations with regard to its membership based solely on age or tenure.

Agreement with Silver Lake

On September 5, 2019, in connection with the Company’s continuing relationship with Silver Lake and the Company’s repurchase and settlement of the outstanding principal amount of 2.00% senior convertible notes due 2020 issued to Silver Lake, the Company entered into an investment agreement with affiliates of Silver Lake (the “New Investment Agreement”), pursuant to which the Company issued to Silver Lake $1 billion aggregate principal amount of 1.75% senior convertible notes due 2024. The New Investment Agreement provides that Silver Lake will, subject to certain conditions, continue to have rights to representation on the Board and requires that, for so long as Silver Lake has rights to nominate a director to the Board, the Company will include a Silver Lake designee on its slate of nominees for election to the Board at each of the Company’s meetings of shareholders in which directors are to be elected and to use its reasonable efforts to cause the election of such person. For further information regarding the New Investment Agreement, including a description of certain obligations and restrictions binding on the parties, as well as a copy of such New Investment Agreement, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2019, and see Note 5 Debt and Credit Facilities of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

HOW OUR BOARD GOVERNS THE COMPANY

We believe that the governance tone of a company is set at the top. The Board has:

•	Responsibility for overseeing management and providing strategic guidance

•	A belief in the steady refreshment of the Board to bring new and diverse perspectives

•	A belief in the importance of staying well informed

•	A willingness to manage risks, seize opportunities and embrace leadership

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Board Governance Practices and Principles

We adhere to a number of good board governance practices and principles:

•	Governance and Nominating Committee oversight of ESG matters

•	6 of our 7 members are independent, including all committee members

•	A Lead Independent Director

•	Regular executive session meetings of independent directors

•	Annual director self-assessment process

•	Regular risk assessment processes

•	Board Governance Guidelines and Principles of Conduct

•	Director Independence Guidelines

Corporate Governance Practices and Principles

We maintain a strong foundation of corporate governance practices and principles:

•	Implemented proxy access Bylaw amendment in August 2020 (for additional information, see “Adoption of Proxy Access Bylaw” on page 19 of this Proxy Statement)

•	Annual election of directors

•	No super majority voting provisions in our organizational documents

•	No “poison pill”

•	Majority voting standard in uncontested director elections

•	20% threshold for shareholder right to call special meeting

•	Shareholder right to act by written consent

•	Succession planning (for additional information, see “Human Capital Management and Succession Planning” on page 19 of this Proxy Statement)

•	Proactive shareholder engagement (for additional information, see “Shareholder Engagement” on page 21 of this Proxy Statement)

Compensation Governance Practices and Principles

We maintain a robust compensation governance framework:

•	Pay-for-performance and at-risk compensation

•

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2020, performance-based compensation comprised approximately 93% of the targeted annual compensation for our CEO and, on average, approximately 82% of the targeted annual compensation for our other NEOs.

•	Compensation aligned with shareholder interests

•	Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term shareholder value.

•	Emphasis on future pay opportunity vs. current pay

•

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term shareholder interests. For 2020, long-term equity compensation comprised approximately 80% of the targeted annual compensation for our CEO and, on average, approximately 65% of the targeted annual compensation for the other NEOs.

•	Retention of independent compensation consultant

•	Annual “say on pay” vote

•	No excise tax gross-up provisions

•	A recoupment “clawback” policy for compensation paid to certain officers

•	Robust stock ownership guidelines for directors and officers

•	An anti-hedging policy

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•	“Double trigger” severance benefits in the event of a change in control

•	No repricing of options without shareholder approval

•	No excessive perquisites

Governance of Risks and Corporate Controls

We maintain comprehensive governance of risks and corporate controls:

•	Code of Business Conduct

•	Supplier Code of Conduct and regular supplier audits

•	Annual training programs for employees addressing information security, intellectual property protection and data protection and privacy

•	Anti-Human Trafficking Compliance Plan

•	Robust oversight of risk (for additional information, see “Risk Oversight” on page 19 of this Proxy Statement)

We encourage you to visit investors.motorolasolutions.com/corporate-governance/GovDocs to obtain more information and view our governance documents, including our Code of Business Conduct and our Board Governance Guidelines, which are publicly available on such website. The information contained on or accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement. Amendments to these governance documents, or waivers applicable to our directors, executive officers or corporate controller from certain provisions of our ethical policies and ethical standards for directors and employees, will be posted on our website within four business days following the date of the amendment or waiver. There were no waivers in 2020.

Adoption of Proxy Access Bylaw

In August 2020, the Board adopted, through an amendment and restatement to our Bylaws, the ability of an eligible shareholder, or a group of up to 20 eligible shareholders, owning at least three percent of the Company’s outstanding shares of Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the common shareholders are entitled to elect, provided that the shareholders and the nominees satisfy the requirements in our Bylaws.

Human Capital Management and Succession Planning

The Board believes that human capital management and succession planning, including diversity, equity and inclusion initiatives, are critical to the Company’s success. Our Board’s involvement in leadership development and succession planning is ongoing throughout the year, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other senior management positions. The Compensation and Leadership Committee oversees the development of the process and will periodically report to the Board on succession planning, as described in our Board Governance Guidelines. The entire Board will work with the Compensation and Leadership Committee, or a special committee designated by the Board, to nominate and evaluate potential successors to the CEO. In 2020, the Board reviewed short and long-term succession plans for the CEO and other members of management who are part of our Executive Committee. When assessing possible CEO candidates, the Board identified skills and behavioral characteristics it considers a requirement for the Company’s CEO. The Board evaluates these succession plans with the overall business strategy in mind. When possible, potential leaders are introduced to the Board through presentations or separate events. The Compensation and Leadership Committee is also regularly updated on key talent indicators for the overall workforce, including recruiting and attrition, diversity, equity and inclusion, and development programs.

Risk Oversight

Our approach to enterprise risk management is designed to effectively identify, assess, prioritize, mitigate, and monitor the Company’s principal risks. Management is responsible for the Company’s day-to-day risk management activities. The Board’s role is to exercise informed risk oversight, which is done both directly and indirectly through its committees. The Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks. Management and our Board have a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, ESG, cyber-related (including cybersecurity, information security and data privacy), operational, strategic and regulatory and compliance risks. Each of the Board committee’s reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks, which includes the Compensation and Leadership Committee’s review of Company-wide compensation-related risks, the Audit Committee’s review of financial, cyber-related, regulatory and compliance risks and the Governance and Nominating Committee’s review of ESG-related risks.

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While each committee is responsible for reviewing significant risks in the committee’s area of responsibility, the entire Board is regularly informed about such risks through committee reports and presentations. The oversight of specific risks by Board committees enables the entire Board to oversee risks facing the Company more effectively and develop strategic direction taking into account the effects and magnitude of such risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management. Our audit services department has a very important role in the risk management program, providing management and the Audit Committee with an overarching and objective view of the risk management activities of the Company. Audit services identifies and conducts engagements utilizing an enterprise risk management model, with the engagements spanning financial, operational, strategic and compliance risks. The engagement results assist management in maintaining acceptable risk levels. The director of audit services reports directly to the Audit Committee as well as the Chief Financial Officer and meets regularly with the Audit Committee and its chairperson, including in executive session.

Additional detail regarding the manners in which the Board and its committees undertake their risk oversight responsibilities, include the following:

Board

•	Receives updates on our business operations, financial results, and long-range plan at its regularly-scheduled meetings

•	Monitors overall culture and risk management environment

•	Receives periodic (at least annual) updates from management regarding top-identified enterprise risks

•	Receives annual report on political contributions made by the Company and MSIPAC, a voluntary employee-funded political action committee

Audit Committee

•	Reviews and considers our annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans

•	Monitors independence of our external auditor

•	Reviews our annual audited financial statements and quarterly financial statements with management and our external auditor

•	Reviews risks related to regulatory and compliance matters

•	Reviews the use and consistent presentation of non-GAAP measures in our earnings releases and SEC filings

•	Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls

•	Receives annual enterprise risk management report

•

Receives quarterly cybersecurity and information security report, as well as annual report which includes a review of potential digital threats and vulnerabilities and our cybersecurity, information security and data privacy framework designed to protect intellectual property, confidentiality, data integrity, and availability of critical assets and information

•	Receives quarterly report on litigation and compliance trends and an annual update on regulatory developments

Compensation and Leadership Committee

•	Assesses, on an annual basis, whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by employees

•	Reviews risks related to talent acquisition, retention and development, as well as management succession

•	Monitors progress toward internal diversity, equity and inclusion goals

Governance and Nominating Committee

•	Conducts an annual review of our corporate governance policies and practices

•	Receives updates on emerging corporate governance issues and trends

•	Oversees annual self-assessment process for the Board and each of its committees, which includes soliciting directors’ views on our strategy and enterprise risks

•	Monitors and reviews our ESG strategy, initiatives and policies

•	Reviews quarterly expenditures for Company and MSIPAC political contributions, lobbying, and industry association memberships

20	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

Shareholder Engagement

We recognize the value of listening to and considering the perspectives of our shareholders on corporate governance, compensation, and sustainability. Developing relationships with our shareholders is an integral part of that process and we routinely engage with, and collect feedback from, our shareholders on a variety of topics. In 2020, we held discussions with a diverse cross-section of our shareholders. Specifically, during the spring of 2020, we contacted our top 25 shareholders to collect feedback, and in the fall and winter of 2020, we offered to engage again with such top 25 shareholders. Such top 25 shareholders own approximately 54% of our outstanding stock. These discussions covered various governance, compensation, operational, financial performance, and industry matters, as well as our corporate social responsibility initiatives. Recent examples of enhancements to our practices that have reflected feedback from our shareholders include adopting a proxy access provision in our Bylaws, further external promotion of our leadership development and diversity, equity and inclusion programs, reinforcement of our pay-for-performance philosophy through the enhanced design of our incentive compensation programs, and emphasis of our commitment to high standards and ethics and accountability when participating in the political process through additional public disclosure of our controls, procedures, and oversight efforts. The additional disclosure of such controls, procedures, and oversight efforts may be found on our website at https://www.motorolasolutions.com/en_us/about/company-overview/corporate-responsibility/political-contributions.html.

We are continuing our program of active shareholder engagement during fiscal 2021, including participation at industry and investment community conferences, analyst meetings, and select one-on-one meetings with shareholders.

In addition to direct engagement, we have instituted a number of complementary mechanisms that allow shareholders to effectively communicate with the Board and management, including the policy regarding direct correspondence with individual directors and the Board as a whole described in the section entitled “How You Can Communicate with our Board” on page 24 of this Proxy Statement, a commitment to thoughtfully consider shareholder proposals submitted to the Company, an annual advisory vote to approve executive compensation, and attendance at our annual shareholder meetings. Our investor relations website (at investors.motorolasolutions.com) features substantive information and materials for the reference of our shareholders, including earnings and conference presentations, corporate governance documents, public filings, and news releases.

OUR BOARD’S LEADERSHIP STRUCTURE

At the annual meeting of the Board held in May 2011, the Board combined the roles of Chairman and Chief Executive Officer and appointed Gregory Q. Brown to serve as both Chief Executive Officer and Chairman of the Board and also appointed an independent director as Lead Independent Director. The Board reappointed Mr. Brown as Chairman of the Board and an independent director as Lead Independent Director at the annual meetings of the Board held in 2012 through 2020. The Board determined that Mr. Brown’s thorough knowledge of Motorola Solutions’ business, strategy, people, operations, competition and financial position coupled with his leadership and vision made him well positioned to chair Board meetings and bring key business and stakeholder issues to the Board’s attention. Additionally, this structure with a combined Chairman and CEO and Lead Independent Director has, as evidenced by the feedback of directors over the years, provided for a highly conducive atmosphere for directors to exercise their responsibilities and fiduciary duties, and to enjoy adequate opportunities to thoroughly deliberate matters before the Board and to make informed and independent decisions.

Our Lead Independent Director, currently Mr. Denman, presides at all meetings of the Board at which the Chairman is not present, including the executive sessions of the Board; advises on Board meeting agendas, materials and schedules and assesses the quality, quantity and timeliness of the information provided to the Board by management to assist the Board in performing its oversight duties; acts as a liaison between our independent directors and the Chairman and management by, among other things, regularly consulting with the independent directors who serve as committee chairs and making recommendations to the Company when requested by the Chairman of the Board; assists the Chairman in performing Board responsibilities as requested; and leads the confidential director peer review process and the annual assessment of our CEO, as described above on page 16 of this Proxy Statement under “Board Assessment and Director Peer Review Process.”. If elected at the Annual Meeting of Shareholders, Mr. Denman will continue to serve as our Lead Independent Director.

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COMMITTEES OF THE BOARD

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has the following standing committees: (1) Audit, (2) Compensation and Leadership, (3) Governance and Nominating, and (4) Executive. The charters for each of the Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee are available on our website at investors.motorolasolutions.com/corporate-governance/GovDocs. Committee membership as of December 31, 2020 (except as otherwise noted), the number of meetings of each committee during 2020, the key responsibilities of each committee and independence information are described below:

AUDIT COMMITTEE

Key Responsibilities

•   Assist the Board in fulfilling its oversight responsibilities as they relate to the integrity of the Company’s financial statements and accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance.

2020 Meetings: 8
Judy C. Lewent (Chair) Clayton M. Jones Gregory K. Mondre

•   Engage the independent registered public accounting firm.

•   Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

•   Maintain, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm.

•   Oversee compliance with the Company’s policies for conducting business, including ethical business standards as specified in the Company’s Code of Business Conduct.

•   Review the Company’s overall financial position, asset utilization and capital structure.

•   Review the need for equity and/or debt financing and specific outside financing proposals.

•   Monitor the performance and investments of employee retirement and related funds.

•   Review the Company’s dividend payment plans and practices.

•   Prepare the report of the Audit Committee included in this Proxy Statement.

•   Review significant risk exposure as it relates to the Audit Committee’s areas of responsibilities, including cyber-related, financial and regulatory and compliance risk.

•   Review the Company’s quarterly and annual SEC filings and quarterly earnings releases.

Financial Expertise, Independence, and Financial Literacy

The Board has determined that each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the NYSE, our Director Independence Guidelines and the additional Audit Committee independence requirements under the rules of the SEC. The Board has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by SEC rules. All members of the Audit Committee are familiar with finance and accounting practices and principles and are financially literate.

COMPENSATION AND LEADERSHIP COMMITTEE*

Key Responsibilities

•   Assist the Board in overseeing the management of the Company’s human resources, including:

•   compensation and benefits programs;

•   CEO performance and compensation;

•   executive development and succession;

•   diversity, equity and inclusion efforts; and

•   evaluation of the Company’s senior management.

•   Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement.

2020 Meetings 5
Joseph M. Tucci (Chair) Kenneth D. Denman Egon P. Durban

•   Prepare the report of the Compensation and Leadership Committee included in this Proxy Statement.

•   Review significant risk exposure as it relates to the Compensation and Leadership Committee’s areas of responsibilities, including compensation risk.

Independence

The Board has determined that each member of the Compensation and Leadership Committee during 2020 (including former director Ms. Pramaggiore while she served on such committee) qualifies as an independent director under the corporate governance standards of the NYSE and our Director Independence Guidelines. The Board has also determined that each member of the Compensation and Leadership Committee during 2020 (including former director Ms. Pramaggiore while she served on such committee) is a “non-employee director” for purposes of Section 16 of the Exchange Act.

*	Anne Pramaggiore served as a member of the Compensation and Leadership Committee and Executive Committee until her resignation on July 24, 2020.

22	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

GOVERNANCE AND NOMINATING COMMITTEE

Key Responsibilities

•   Identify individuals qualified to become Board members, consistent with the criteria approved by the Board.

•   Recommend director nominees and individuals to fill vacant positions and to serve on committees.

•   Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct and any other similar governance documents adopted by the Board.

•   Oversee the evaluation of the Board and its committees.

•   Review the independence of directors and evaluate and/or approve related party transactions.

•   Oversee the governance of the Board and compensation of non-employee members of the Board.

2020 Meetings: 5
Kenneth D. Denman (Chair) Gregory K. Mondre Joseph M. Tucci

•   Review the Company’s ESG strategy, initiatives and policies.

•   Review significant risk exposure as it relates to the Governance and Nominating Committee’s areas of responsibilities, including ESG risk.

Independence

The Board has determined that each member of the Governance and Nominating Committee qualifies as an independent director under the corporate governance standards of the NYSE and our Director Independence Guidelines.

EXECUTIVE COMMITTEE	• Act for the Board between meetings on matters already approved in principle by the Board. • Exercise the authority of the Board on specific matters assigned by the Board from time to time.
2020 Meetings: 0
Gregory Q. Brown (Chair) Kenneth D. Denman (Lead Independent Director) Judy C. Lewent Joseph M. Tucci

Attendance at Board Meetings

The Board held six meetings during 2020. During 2020, all directors attended 100% of the aggregate number of meetings of the Board and the committees of the Board on which they served for the period during which they served. At the Board meetings, independent directors of the Company meet regularly in executive session led by Mr. Denman, the Lead Independent Director, and without management as required by the Board Governance Guidelines and NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. In 2020, the non-employee independent members of the Board met in executive session five times. In addition, Board members are expected to attend the annual meeting of shareholders (virtually or in person, depending on the meeting format) as provided in the Board Governance Guidelines. All of the directors who stood for election at the 2020 Annual Meeting of Shareholders attended that meeting.

INDEPENDENCE

On March 8, 2021, the Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with our Director Independence Guidelines, that the current non-employee directors, Mr. Denman, Mr. Durban, Mr. Jones, Ms. Lewent, Mr. Mondre, Mr. Tucci, and former non-employee director Ms. Pramaggiore, were independent during the periods in 2020 and 2021 that they were members of the Board. Mr. Brown does not qualify as an independent director because he is an executive officer of the Company. See “Motorola Solutions’ Relationship with Entities Associated with Independent Directors” below for further details.

Determining Independence

The Director Independence Guidelines include both the NYSE independence standards and additional independence standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. We have adopted a stricter application of the NYSE independence standards requiring a look-back period of four years when assessing independence in connection with a director’s (i) status as an employee of the Company, (ii) direct compensation from the Company in excess of $120,000, (iii) relationship with our internal or external auditor, and (iv) employment with a company that has made payments to, or received payments from, the Company for property or services.

A complete copy of the Director Independence Guidelines is available on the Company’s website at investors.motorolasolutions.com/corporate-governance/GovDocs.

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Motorola Solutions’ Relationship with Entities Associated with Independent Directors

When assessing independence, Ms. Pramaggiore had a relationship with an entity that was reviewed by the Board under independence standards covering contributions or payments to charitable or similar not-for-profit organizations. In addition, each of Mr. Denman, Mr. Durban, Mr. Jones, Ms. Lewent, Mr. Mondre, Ms. Pramaggiore, and Mr. Tucci had relationships with entities that were reviewed by the Board under independence standards covering payments to, or received from, other entities. In each case, the payments or contributions were significantly less than the NYSE independence standards or the Director Independence Guidelines adopted by the Board, or did not constitute a disqualifying event under such standards and were determined by the Board to be immaterial.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established a written related person transaction policy and procedures (the “RPT Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving the Company and its subsidiaries and Related Persons (as defined below). The RPT Policy supplements our other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola Solutions, Inc. Board of Directors, the Code of Business Conduct for employees and our other internal procedures.

For purposes of the RPT Policy, a Related Person is defined to include directors, director nominees and executive officers of the Company since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of voting securities of the Company and members of their respective immediate families. The Governance and Nominating Committee reviews all RPT Policy matters.

The RPT Policy provides that any Transaction since the beginning of the last fiscal year is to be promptly reported to the Company’s Secretary. The Secretary will assist with gathering important information about the Transaction and present the information to the Governance and Nominating Committee. The Governance and Nominating Committee will determine whether the Transaction is a related person transaction and, if so, approve, ratify or reject the related person transaction. In approving, ratifying or rejecting a related person transaction, the Governance and Nominating Committee will consider such information as it deems important to conclude if the Transaction is fair to the Company and its subsidiaries, such as the purpose of, and the potential benefits to the Company of, the Transaction; the extent of the Related Person’s interest in the Transaction; whether the Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the Transaction would impair the independence of the director; and whether the Transaction would present an improper conflict of interest for any of our directors, director nominees or executive officers, taking into account the size of the Transaction, the overall financial position of the applicable Related Person, the direct or indirect nature of the applicable Related Person’s interest in the Transaction and the ongoing nature of any proposed relationship.

Motorola Solutions had no related person transactions requiring approval or ratification under the RPT Policy since January 1, 2020.

HOW YOU CAN COMMUNICATE WITH OUR BOARD

All interested parties, including our shareholders, who wish to communicate with the Board of Directors as a whole, any individual director (including the Chairman or the Lead Independent Director), or the non-management directors as a group, may send written correspondence addressed to the attention of Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 or by email to boardofdirectors@MotorolaSolutions.com. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention.

HOW WE DETERMINE DIRECTOR COMPENSATION

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and takes into consideration the impact on non-employee directors’ independence and objectivity. The Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. The charter of the Governance and Nominating Committee does not permit it to delegate director compensation matters to management, and management has no role in recommending the amount or form of director compensation.

24	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

HOW OUR DIRECTORS ARE COMPENSATED

Non-employee director compensation on an annual basis is as follows:

Cash Compensation	Annual Compensation (paid quarterly)

Annual Cash Retainer	$100,000

Lead Independent Director Fee	$40,000

Audit Committee Chairperson Fee	$25,000

Compensation and Leadership Committee Chairperson Fee	$20,000

Governance and Nominating Committee Chairperson Fee	$15,000

Audit Committee Member Fee	$10,000
Equity Compensation	Annual Compensation (paid annually)

Annual Equity Grant	$190,000

During 2020, a director could elect to receive all or a portion of his or her annual cash retainer and other cash fees in the form of (i) deferred stock units (“DSUs”) that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares. Directors could also elect to receive the annual equity grant in the form of (i) DSUs that settle when the director terminates service, or (ii) DSUs that settle after one year (unless service is earlier terminated). These choices allow directors to engage in tax planning appropriate for their circumstances. Notwithstanding earlier settlement or receipt of shares, directors must hold all shares awarded or paid to them until termination of service from the Board.

As disclosed in the “Proxy Statement Summary” section of this Proxy Statement beginning on page 1, in response to the COVID-19 pandemic we have taken actions in a number of areas to reduce our operating expenses, including with respect to our director compensation program. Specifically, as a result of the COVID-19 pandemic’s impact on the financial results of the Company in 2020, from June 1, 2020 through October 31, 2020, our directors elected to forego approximately 33% of their cash retainer and committee fees.

On May 11, 2020, each non-employee director received his or her annual equity award in the form of a DSU award of 1,460 shares of Common Stock. The number of DSUs awarded was determined by dividing $190,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. For a non-employee director who becomes a member of the Board after the annual grant of DSUs, the award will be prorated based on the number of full months to be served until the next annual meeting of shareholders ($15,833.33 per month) divided by the closing price of the Common Stock on the day of election to the Board.

Non-employee directors are not eligible to participate in the Motorola Solutions Management Deferred Compensation Plan. Motorola Solutions does not have a non-equity incentive plan or pension plan for non-employee directors. Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees, or for additional work done on behalf of the Board or a committee. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola Solutions. Mr. Brown, who was an employee during 2020, received no additional compensation for serving on the Board.

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The following table further summarizes compensation paid to the non-employee directors during 2020.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	All Other Compensation ($)(4) (g)	Total ($) (h)

Kenneth D. Denman	132,779	190,004	157	322,940
Egon P. Durban	0	279,310	157	279,467
Clayton M. Jones	97,777	190,004	157	287,938

Judy C. Lewent	111,110	190,004	157	301,271

Gregory K. Mondre	0	288,144	157	288,301

Joseph M. Tucci	100,001	190,004	157	290,162

Former Director:

Anne R. Pramaggiore(5)	38,334	220,259	91	258,684

(1)

During 2020, directors could elect to receive all or a portion of their annual cash retainer or other cash fees in the form of (i) DSUs that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares (in each case, rounded up to the next whole share). The amounts in column (b) are the portion of the annual cash retainer and any other fees the non-employee director has elected to receive in cash.

(2)

The non-employee directors received an annual grant of DSUs on May 11, 2020. With respect to the annual grant of equity, Messrs. Denman, Durban, Jones, Mondre, Tucci and Ms. Pramaggiore elected to receive DSUs that settle at termination of service, and Ms. Lewent elected to receive DSUs that settle at termination or after one year, whichever is earlier, and these amounts are included in column (c). All amounts in column (c) are the aggregate grant date fair value of DSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of DSUs or shares of Common Stock received, including quarterly fees elected to be received in equity, and the fair value on each date of grant are as follows:

	March 27	May 11	June 26	September 25	December 31
Directors	Common Stock/ Deferred Stock Units	Annual Grant of Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units

Kenneth D. Denman	–	1,460	–	–	–
Fair Value		$190,004

Egon P. Durban	186	1,460	181	109	131
Fair Value	$25,123	$190,004	$25,119	$16,786	$22,278

Clayton M. Jones	–	1,460	–	–	–
Fair Value		$190,004

Judy C. Lewent	–	1,460	–	–	–
Fair Value		$190,004

Gregory K. Mondre	204	1,460	199	120	144
Fair Value	$27,554	$190,004	$27,617	$18,480	$24,489

Anne R. Pramaggiore	112	1,460	109	–	–
Fair Value	$15,128	$190,004	$15,127	–

Joseph M. Tucci	–	1,460	–	–	–
Fair Value		$190,004

(3)	The aggregate number of Motorola Solutions DSU awards outstanding at December 31, 2020 includes accrued dividend equivalents or shares, and is shown below:

Directors	Deferred Stock Units
Kenneth D. Denman	2,831
Egon P. Durban	16,334
Clayton M. Jones	11,835
Judy C. Lewent	5,858
Gregory K. Mondre	16,608
Joseph M. Tucci	7,090
Former Director:
Anne R. Pramaggiore *	22,929

*	The total for Ms. Pramaggiore is as of her retirement from the Board on July 24, 2020.

26	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

(4)

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2020 were approximately $1,033.

(5)	Ms. Pramaggiore’s last day on the Board was July 24, 2020.

Director Stock Ownership Guidelines

Our Board stock ownership guidelines provide that non-employee directors are expected to own Common Stock with a value equivalent to at least five times the annual cash retainer fee for directors within five years after the date of joining the Board. In addition, directors are required to hold all shares paid or awarded by the Company until their termination of service. For the purposes of these guidelines, Common Stock includes DSUs. As of December 31, 2020, all non-employee directors were in compliance with the stock ownership guidelines.

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OUR COMPANY

WHO WE ARE

Organization of our Business

As a global leader in mission critical communications and analytics, we manage our business across three major technologies: LMR Mission Critical Communications, Command Center Software and Video Security and Analytics. We have invested across these three technologies, evolving our land mobile radio focus to purposefully integrate software, video security and analytics solutions for public safety and enterprise customers globally. Our strategy is to generate value through the integration of each technology into our ecosystem, uniting voice, software, video and analytics to interoperate. While each technology individually strives to make users safer and more productive, we believe we can enable better outcomes between individuals, businesses and agencies united as one connected system. Our goal is to help remove silos between systems, unify data, streamline workflows, simplify management and support evolving technologies.

Examples of such interplay include sharing video feeds from a school to a police command center and officers’ devices in the field to improve situational awareness, uploading field reports or crime scene photos directly into an agency’s evidence system to save administration time, and connecting teams across networks to ensure messages are easily shared and teams can work as one. Our goal is to integrate technologies according to customers’ desired operational outcomes so they can work faster, smarter and more safely. Across all three technologies, we offer cloud-based solutions, cybersecurity services and managed and support services.

Our Corporate Values & Human Capital Management

At Motorola Solutions, we have a “people first” philosophy and are guided by our corporate values every day - inclusive, innovative, passionate, driven, accountable and partners. These corporate values are the fundamental beliefs that define us, guiding how we do business and the decisions we make. We are committed to a supportive, fair and equitable environment where employees feel they belong and are engaged, connected to our business and invested in the collective success of our customers and communities.

As our driving force, our approximately 18,000 employees are drawn from all segments of our global society to make a difference for our customers. We invest in their development and training at all levels, challenging them to develop and grow skills to imagine new opportunities that will keep making a difference to public and enterprise safety.

We are driving operational changes to continuously support and promote mutual objectives of both our employees and the company, enhancing our culture and impacting business results – from our hiring practices to how we interact with our customers and suppliers.

We believe our senior leadership team, whose biographies are presented below, has the experience necessary to effectively execute our strategy, maintain our corporate values and advance our technology leadership. Our Chief Executive Officer and senior management leaders have extensive industry experience and are supported by a talented management team, committed to running our business ethically, responsibly and as a good corporate citizen to the communities in which we live and serve.

28	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

OUR LEADERSHIP TEAM

Our Chief Executive Officer’s team, the management Executive Committee, is comprised of the following six individuals:

MARK HACKER

Mr. Hacker is Executive Vice President, General Counsel and Chief Administrative Officer of Motorola Solutions. He leads the Company’s legal, government affairs and human resources teams. Mr. Hacker is a member of both the Illinois and Pennsylvania state bars, has been a certified public accountant, and is an adjunct professor at Northwestern University School of Law. Mr. Hacker serves as the President and is on the board of directors of the Motorola Solutions Foundation. Mr. Hacker is also on the board of directors of Business Executives for National Security, Skills for Chicagoland’s Future, St. Rita of Cascia High School in Chicago and the 100 Club of Illinois. He is also a member of the President’s Advisory Council of Villanova University.

Previous Experience

Senior Vice President and General Counsel, Motorola Solutions, overseeing legal, government affairs, global marketing, communications and the Motorola Solutions Foundation; Corporate Finance Associate, Buchanan Ingersoll & Rooney; Accountant, Arthur Andersen.

Education

Mr. Hacker earned a bachelor’s degree in accountancy from Villanova University and a law degree from Villanova University School of Law.

Executive Vice President, General Counsel and Chief Administrative Officer
Joined Motorola Solutions: 2001 Age: 49

KELLY MARK

Mr. Mark is Executive Vice President, Software and Services, for Motorola Solutions. He is responsible for the Company’s software and services business, which includes recurring revenue solutions in managed and support services, public safety and enterprise command center software solutions and unified communications applications. Mr. Mark is also the Company’s executive sponsor for FIRST Robotics, which provides students with hands-on experiences building robots as they learn skills in science, technology, engineering and math (STEM).

Previous Experience

Senior Vice President, Managed and Support Services, Motorola Solutions, overseeing services strategy, offer design and delivery worldwide.

Education

Mr. Mark earned a bachelor’s degree in business from the University of Illinois and a master’s degree in business administration from Harvard Business School.

Executive Vice President, Software and Services
Joined Motorola Solutions: 1999 Age: 49

JACK MOLLOY

Mr. Molloy is Executive Vice President, Products and Sales for Motorola Solutions. He leads the Company’s worldwide sales organization and product development of LMR Mission Critical Communications and Video Security and Analytics. Mr. Molloy serves on the Sales Benchmark Index Advisory Board.

Previous Experience

Executive Vice President, Worldwide Sales & Services, Motorola Solutions, overseeing global sales, systems integration and managed and support services.

Education

Mr. Molloy earned a bachelor’s degree in marketing from Northern Illinois University and a master’s degree in business administration from Loyola University.

Executive Vice President, Products and Sales
Joined Motorola Solutions: 1994 Age: 49

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RAJAN NAIK

Dr. Naik is Senior Vice President, Strategy and Ventures, for Motorola Solutions. He is responsible for the corporate strategy organization, chief technology office, venture capital portfolio and competitive and market intelligence. Dr. Naik serves on the board of directors for CSG Systems International.

Previous Experience

Senior Vice President and Chief Strategy Officer, Advanced Micro Devices; Partner, Technology/Media/Telecom, McKinsey & Company.

Education

Dr. Naik earned a bachelor’s degree in engineering from Cornell University and a doctorate in engineering from the Massachusetts Institute of Technology.

Senior Vice President, Strategy and Ventures
Joined Motorola Solutions: 2015 Age: 49

JASON WINKLER

Mr. Winkler is Executive Vice President and Chief Financial Officer for Motorola Solutions, a role in which he has served since July 1, 2020. He is responsible for the Company’s financial strategy and leads all financial functions as well as supply chain operations and procurement. Mr. Winkler is a member of the executive board of the Chicago Police Memorial Foundation.

Previous Experience

Senior Vice President, Finance; Corporate Vice President, Finance, Global Sales & Services; and Vice President and Director, North America, each for Motorola Solutions. Since joining the Company in 2001, Mr. Winkler has held a number of financial leadership positions supporting investor relations, global channel management, mergers and acquisitions and product operations.

Education

Mr. Winkler earned a bachelor’s degree in business administration from Valparaiso University and a master’s degree in business administration from the University of Chicago’s Booth School of Business.

Executive Vice President and Chief Financial Officer
Joined Motorola Solutions: 2001 Age: 47

CYNTHIA YAZDI

Ms. Yazdi is Senior Vice President, Chief of Staff, Marketing and Communications and Motorola Solutions Foundation. She is responsible for supporting the Chairman and CEO of Motorola Solutions and for worldwide marketing and communications for the Company, as well as the Motorola Solutions Foundation. Ms. Yazdi serves on the board of the American Red Cross of Chicago.

Previous Experience

Ms. Yazdi has held a variety of leadership positions in strategy and operations roles during her 20+ year career with the Company. Most recently, she led product and business operations for the Asia Pacific and Middle East regions.

Education

Ms. Yazdi earned a bachelor’s degree in civil engineering from Concordia University.

Senior Vice President, Chief of Staff, Marketing and Communications and Motorola Solutions Foundation
Joined Motorola Solutions: 2000 Age: 56

30	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. PwC has acted in this capacity since its appointment for 2019, following a competitive proposal process that took place in 2018. We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of PwC to our shareholders for ratification as a matter of good corporate governance.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will have the opportunity to respond to appropriate questions from shareholders. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Services provided to the Company and its subsidiaries by PwC in fiscal years 2020 and 2019 are described under the section of the Proxy Statement on page 76 titled “Independent Registered Public Accounting Firm Fees.”

RECOMMENDATION OF THE BOARD AND THE AUDIT COMMITTEE

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	31

OUR PAY

PROPOSAL NO. 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. The Board has adopted a policy providing for annual “say-on-pay” advisory votes. Although the vote is non-binding, the Board and Compensation and Leadership Committee will review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board encourages you to read the CD&A section of this Proxy Statement below for a detailed description of our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the CD&A:

•	We actively engage our shareholders on their views and consider this input when designing our executive compensation programs.

•	Our programs are designed to pay-for-performance, so a majority of the NEOs’ total compensation is based on the performance of the Company and 100% of their long-term incentives are performance-based.

•

Our executive compensation program incorporates many leading practices to ensure ongoing good governance, including a “clawback” policy, anti-hedging, stock ownership guidelines and no excise tax gross-ups.

For the reasons discussed above, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and other related disclosures in this Proxy Statement.”

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

32	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	33

SAY ON PAY VOTE RESULTS AND SHAREHOLDER ENGAGEMENT

HISTORICAL SAY ON PAY RESULTS

The Compensation and Leadership Committee (the “Committee”) strives to ensure our executive compensation program aligns with the interests of our shareholders and adheres to our pay-for-performance philosophy. Our executive compensation program, in place since 2015, has historically received very strong shareholder support. After a low level of support in 2018, we took concrete steps to understand and respond to our shareholders’ concerns. Our shareholders appreciated the level of direct responsiveness, which resulted in approximately 92% shareholder support for each of our 2019 and 2020 say on pay (“SOP”) votes.

PROXY	2016	2017	2018	2019	2020

SOP RESULT	96.4%	95.6%	69.1%	92.3%	91.8%

2020 SHAREHOLDER ENGAGEMENT

Consistent with prior years, our shareholder engagement process in 2020 was comprehensive and continuous. Our efforts included monitoring trends, seeking input on pay practices and corporate governance, and engaging investors and shareholder groups on pay topics as well as our corporate social responsibility initiatives. We conduct targeted outreach efforts twice a year with our shareholders, institutional investors and proxy advisory firms.

Every year, our shareholders’ perspective is a critical input considered by the Committee for determining executive compensation. Even with a strong SOP result again in 2020, we continued our outreach efforts in 2020, which included:

•	Spring: followed up with our top 25 shareholders from early 2020 (approximately 54% ownership) to collect feedback

•	Fall/Winter: offered to engage with our top 25 shareholders (approximately 54% ownership) to hear their perspectives

Recent examples of enhancements to our governance practices that have reflected feedback from our shareholders include adopting a proxy access provision in our Bylaws, further external promotion of our leadership development and diversity, equity and inclusion programs, reinforcement of our pay-for-performance philosophy through the enhanced design of our incentive compensation programs, and emphasis of our commitment to high standards and ethics and accountability when participating in the political process through additional public disclosure of our controls, procedures, and oversight efforts.

BOARD RESPONSIVENESS TO SAY ON PAY VOTE

After our SOP vote in 2018, our shareholders provided consistent feedback on how to improve aspects of our CEO’s pay and specific incentive program features. Based on this feedback, we made several changes in 2018, which continue:

•

Eliminated cash from CEO long-term incentives by paying any active Long Range Incentive Plan (“LRIP”) cycles in stock and, beginning in 2019, denominating future LRIP cycles in the form of equity grants

•	Increased CEO stock ownership requirement from 6x to 10x base salary

•	Disclosed CEO goals and achievement level as it relates to pay decisions, and as reviewed by the Board

•

Removed the 25% cap on the Committee’s ability to reduce a payout under the LRIP and performance options (“POs”) when total shareholder return (“TSR”) is negative, thus providing the Committee with full discretion to decrease the payout

Overall, feedback from our shareholders has been positive, recognizing the significant level of Board responsiveness to shareholder views on compensation, the strength of our management team and their continued support of our performance-based programs.

34	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (the “CD&A”) describes the Company’s executive compensation philosophy and programs, which are governed by the Committee. The CD&A includes 2020 total compensation for our Named Executive Officers (“NEOs”) who are listed below. Included in our NEOs for 2020 and whose compensation is described in this CD&A is Gino Bonanotte, our former Executive Vice President and Chief Financial Officer. Refer to “Management Transition” below for additional information.

GREGORY Q. BROWN Chairman and Chief Executive Officer	MARK S. HACKER Executive Vice President, General Counsel and Chief Administrative Officer

JASON J. WINKLER Executive Vice President and Chief Financial Officer	KELLY S. MARK Executive Vice President, Software and Services

JOHN P. MOLLOY Executive Vice President, Products and Sales

MANAGEMENT TRANSITION

On June 30, 2020, we announced that Gino A. Bonanotte, Executive Vice President and Chief Financial Officer, decided to step down from his position as Chief Financial Officer, effective immediately, and retire from the Company effective December 31, 2020. Mr. Bonanotte remained employed by the Company as Executive Vice President from July 1, 2020 until his retirement on December 31, 2020 to ensure a smooth transition. Also on June 30, 2020, we announced the appointment of Jason J. Winkler, our Senior Vice President, Finance, to succeed Mr. Bonanotte as Executive Vice President and Chief Financial Officer, effective July 1, 2020.

OUR BUSINESS

Motorola Solutions is a global leader in mission critical communications and analytics. Our technologies in Land Mobile Radio Mission Critical Communications (“LMR Mission Critical Communications”), Command Center Software, and Video Security and Analytics, bolstered by our managed and support services, make communities safer and help businesses stay productive and secure. We serve more than 100,000 public safety and commercial customers in over 100 countries and have a rich heritage of innovation focusing on advancing global safety for more than 90 years.

KEY SOLUTIONS

LMR Mission Critical Communications	Command Center Software	Video Security and Analytics
$7.4 BILLION	18,000+ EMPLOYEES	6,100+ PATENTS

in annual sales (2020)	in 60 countries	granted

$686 MILLION	100,000+ CUSTOMERS	13,000 NETWORKS

in R&D spending (2020)	in over 100 countries	installed across the globe

HEADQUARTERS	CHAIRMAN and CEO
500 West Monroe Street Chicago, IL USA	Greg Brown

We offer comprehensive solutions that help our customers work safely and efficiently. These solutions are designed to be “purpose-built” for the unique needs of our customers, which include customers in the government, public safety and commercial verticals.

COMPANY PERFORMANCE

In response to the COVID-19 pandemic in 2020, there have been a broad number of governmental and commercial actions taken to limit the spread of the virus, including social distancing measures, stay-at-home orders, travel restrictions, business shutdowns and slowdowns. These actions have resulted in a significant decline in global economic activity. We continue to abide by a number of measures in an effort to protect the health and well-being of our employees and customers, including having office workers work remotely, suspending employee travel,

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	35

withdrawing from certain industry events, increasing the frequency of cleaning services, encouraging face coverings, and using thermal scanning. See the sections of this Proxy Statement titled “COVID-19 Impact on the Company and Response” on page 2 and “Company-Wide Financial Performance and Compensation Changes in 2020” on page 37 for additional information regarding our response to COVID-19. Even in this challenging environment, our TSR outperformed the S&P 500 over the past three years, 98% compared to 40%. Additionally, 2020 was another record year for our ending backlog.

When making compensation decisions, the Committee considers specific accomplishments in 2020, as well as how those accomplishments position us to execute against our growth and expansion strategy.

PAYING FOR PERFORMANCE

CEO Framework

Annually, individual performance objectives for Mr. Brown are established collaboratively with the Board and progress is reviewed throughout the year. When determining Mr. Brown’s earned incentives and annual target compensation opportunities, the Board evaluates performance against four main categories:

•	Annual Financial Goals – revenue, earnings per share and dividends

•	Annual Operational/Non-Financial Goals – backlog, customer experience and key litigation

•	Long-Term Strategic Initiatives – expansion of product and service offerings, integrated solutions and acquisitions

•	People – organizational optimization, talent development and succession planning

Specific accomplishments considered for 2020 with respect to these categories are listed in the “CEO Individual Performance” section of this Proxy Statement on page 38.

In recognition of the dynamic and broad-based range of Mr. Brown’s responsibilities, we do not assign a specific weight to each category. The individual performance categories do, however, reflect the Committee’s perspective that both current year results, as well as the quality of the foundation laid for future growth, are equally worthy of consideration. Additionally, the Committee reviews the momentum of the business – multiple year trajectory of key metrics – when reviewing Mr. Brown’s performance. As a result, for example, the Committee looks at annual revenue and earnings growth as well as multi-year trends of these metrics, while also focusing on the Company’s execution of pivotal acquisitions and the attraction of critical talent to the Company’s growth areas.

Short-Term Incentive Plan Results

The Executive Officer Short Term Incentive Plan (“STIP”) provides annual cash incentives to executives based on a combination of objective Company-wide financial performance targets and unique individual executive performance goals. Given the broad range of strategic activities necessary to execute the major transformation of our business, the Company performance factor is multiplied by an Individual Performance Factor (“IPF”) to reward our executives for accomplishments beyond strong financial results. The IPF is based on the Committee’s subjective and thorough review of each NEO’s individual performance throughout the year.

36	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

Company-Wide Financial Performance and Compensation Changes in 2020

In 2020, we were below our operating plan for non-GAAP Operating Earnings (“non-GAAP OE”) and Free Cash Flow, resulting in a Company performance factor of zero. Prior to the onset of the COVID-19 pandemic, performance targets were set to incent 13% improvement in non-GAAP OE and 7% improvement in Free Cash Flow.

COMPANY PERFORMANCE MEASURE	MINIMUM	TARGET	MAXIMUM	2020 RESULT	COMPANY PERFORMANCE FACTOR	MEASURE WEIGHT	WEIGHTED RESULT

Non-GAAP OE1 (in millions)	$2,003	$2,225	$2,448	$1,835	0.00	65%	0.00

Free Cash Flow[2] (in millions)	$1,521	$1,690	$1,944	$1,396	0.00	35%	0.00

TOTAL							0.00

[1]

Non-GAAP OE is our reported GAAP Operating Earnings excluding share-based compensation expense, reorganization of business charges, intangibles amortization expenses, operating lease asset impairments, losses on legal settlements, and acquisition related transaction fees.

[2]	Free Cash Flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less capital expenditures.

Notwithstanding the performance in the STIP, the Committee approved discretionary cash bonuses payable to the CEO and the other NEOs for 2020. In addition, approximately 90% of our employees were eligible for Annual Incentive Plan bonuses. The Committee authorized management of the Company to pay a similar discretionary bonus to eligible employees.

As discussed above, the Company’s operations were negatively impacted by the COVID-19 pandemic in 2020, which reduced market demand for products (and therefore the Company’s revenue) and resulted in supply chain constraints. The Committee determined that the pandemic represented an extraordinary event outside of management’s control and that management had done an admirable job supporting key public safety and other essential customers during the year in a challenging environment. As the pandemic unfolded, management prioritized the protection of the health, safety and well-being of the Company’s employees by having the majority of its office workers work remotely, suspending employee travel, withdrawing from certain industry events, increasing the frequency of cleaning services, encouraging face coverings, and using thermal scanning. Management worked to protect the health, safety and well-being of the Company’s employees while continuing to lead the Company in servicing mission critical networks on-site for the Company’s customers in order to continue to provide seamless operations. In addition, the Company’s sales teams continued to improve virtual engagement with customers, and with our prioritization of research and development efforts, the Company’s engineering teams adapted the Company’s offerings to equip customers with the latest technology in an effort to protect their workplaces from the spread of COVID-19 and support essential customer workstreams. Although the Company’s revenue for fiscal 2020 decreased by 6% compared to fiscal 2019, management was able to grow the Software and Services segment revenue by 9% for the full year, sustain profitability levels comparable to the prior year through responsible cost management, achieve record backlog of $11.4 billion, and generate $1.6 billion in operating cash flow for the full year. In addition, management exceeded the financial outlook for the second half of the year provided to the investment community in July 2020.

In light of these factors and the Committee’s desire to recognize and reward management’s efforts during the pandemic, the Committee determined to award discretionary bonuses to the Company’s NEOs. Other factors that the Committee considered and that contributed to the Committee’s decision to apply its discretion to award such discretionary bonuses included each NEO’s significant individual contributions towards maintaining efficient operations in a highly uncertain and challenging environment, described more fully below, protecting the Company’s workforce, supporting key customers, and enabling essential workstreams to continue during the pandemic, along with the NEOs in office in May 2020 voluntarily agreeing to a temporary reduction of base salary, discussed below. Based on its assessment of the impact of the pandemic, the Committee determined that a discretionary bonus approximating 50% to 65% of the target amount under the 2020 STIP was reasonable and appropriate based on informed discretion. The Committee believes this approach is consistent with the Company’s pay-for-performance culture and fairly recognizes management’s successful efforts to mitigate the impacts of the COVID-19 pandemic on the Company’s business and efforts to position the Company for a strong recovery and future growth.

In addition, we implemented certain other compensation changes with respect to our NEOs in 2020. In response to the Company’s financial performance during the COVID-19 pandemic, for the period from May 3, 2020 through November 1, 2020, with respect to Mr. Brown, and the period from June 1, 2020 through November 1, 2020 for our other NEOs except Mr. Winkler, our NEOs received reduced base salaries in amounts equal to a 50% reduction for Mr. Brown and a 15% reduction for our other NEOs. In addition, in March 2020, Mr. Hacker was awarded a cash award in the amount of $500,000 and a restricted stock unit (“RSU”) award in the amount of $500,000 to recognize his leadership in certain critical litigation efforts. For more information regarding each of these matters, see the 2020 Summary Compensation Table on page 55 of this Proxy Statement.

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CEO Individual Performance

In evaluating the amount of the discretionary cash bonus for Mr. Brown described above, the Committee evaluated key qualitative and quantitative objectives important to the execution of annual contributions to our long-term strategies, Mr. Brown’s individual accomplishments and his role in supporting the accomplishments of his leadership team, for which he is accountable. Highlights from his accomplishments in each category are provided in the table below.

2020 ACCOMPLISHMENT HIGHLIGHTS
ANNUAL FINANCIAL GOALS

•   Exceeded revised financial outlook provided in July 2020 following COVID-19 pandemic impact

•   Achieved profitability levels comparable to prior year by mitigating COVID-19 pandemic-related sales decline while increasing research and development (“R&D”) investment

•   Achieved Software and Services revenue growth every quarter year-over-year

•   Achieved Software and Services revenue growth of 9% to $2.8 billion for the full year, resulting in the segment generating 37% of Company revenue and over 50% of non-GAAP OE

•   Expanded Software and Services non-GAAP OE by 290 basis points

•   Achieved Video Security and Analytics revenue growth of 31% to $927 million

•   Achieved $1.6 billion in operating cash flow, representing 120% of non-GAAP OE

ANNUAL OPERATIONAL/NON-FINANCIAL GOALS

•   Backlog increased 2% to $11.4 billion, another Company record following a record in 2019

•   Won critical litigation against China-based Hytera for trade secret misappropriation and copyright infringement

•   Increased patent portfolio by 500 to 6,100 granted patents

•   Refinanced $900 million 10-year debt issuance at 2.3%

•   Reduced real estate footprint by 15% or 620,000 square feet

LONG-TERM STRATEGIC INITIATIVES

•   Closed five acquisitions strengthening our LMR Mission Critical Communications, Command Center Software and Video Security and Analytics solutions

•   Launched award-winning next generation APX NEXT for the international and fire markets

•   Launched next generation TETRA device with adaptive mission critical audio and smartphone app for collaboration

•   Launched LMR cloud services for remote operations as well as enhanced disaster resiliency of mission critical networks

•   Launched PremierOne Cloud Suite, transforming and streamlining the workflow and operations for computer-aided dispatch (CAD), mobile field response and records management

•   Launched COVID-19 specific applications with analytics for contact tracing, occupancy counting, face mask detection and elevated body temperature detection to support the pandemic response

•   Launched Safety Reimagined, unifying voice, data, video and analytics as one integrated platform to serve public safety and enterprise customers globally

•   Won largest Command Center Software order in our history

•   Won largest video security contract in the history of the Avigilon business

•   Won 14 product design awards

•   Successfully transitioned our trade, customer and product demos to virtual

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2020 ACCOMPLISHMENT HIGHLIGHTS
PEOPLE

•   Seamlessly executed CFO succession plan

•   Provided infrastructure and support to enable our employees to work from home beginning in March 2020

•   Enabled IT support for 11,000 video calls per day versus 1,000 per day pre-COVID-19 pandemic

•   Hired 2,100 new employees and acquired 800 new employees

•   Hired a Chief Diversity Officer

•   Established and expanded partnerships with Historically Black Colleges and Universities, Society of Women Engineers and National Society of Black Engineers

•   Conducted company-wide diversity, equity and inclusion (“DEI”) assessment involving more than 4,000 employees

•   Appointed seven new diverse Vice Presidents, increasing U.S. Vice President diversity to 38% versus 33% in 2019

•   Conducted successful virtual internship program

•   Earned several recognitions including World’s Most Admired Companies (Fortune), 100 Most Sustainable Companies (Barron’s), 100 Best Workplaces for Innovators (Fast Company), America’s Best Employers for Diversity (Forbes), Top 100 Most Sustainably Managed Companies in the World (WSJ), Most Responsible Companies (Newsweek), Best Places to Work in IT (Computerworld) and Top Tech Employers in Chicago (Crain’s)

Other NEO Individual Performance

Other NEO individual performance objectives coalesce with Mr. Brown’s objectives, as set by the Board. Mr. Brown evaluated the other NEOs’ individual performance based primarily, but not exclusively, on the same categories in the CEO framework. The below table includes highlights each NEO’s many accomplishments that contributed to the Company’s success in 2020. For the purposes of this table, accomplishments have been ascribed to a specific category, though many of them impact multiple categories.

	ANNUAL FINANCIAL AND OPERATIONAL GOALS	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

WINKLER

•  Mitigated COVID-19 pandemic-related sales declines to achieve non-GAAP OE as percent of sales comparable to 2019

•  Generated operating cash flow of $1.6 billion, including improvement of working capital, representing 120% of non-GAAP OE

•  Increased Software and Services, a proxy for recurring revenue, to 37%

•  Refinanced approximately $900 million of debt at a record low rate, lowering interest expense and extending weighted average maturity by 8+ years

•  Achieved $43 million of savings through effective cash tax planning

•  Developed and implemented enhanced revenue disaggregation disclosure in our Annual Report on Form 10-K for the year ended December 31, 2020 for our three major technologies

•  Completed transition to new audit firm

•  Optimized supply chain footprint with consolidation of North America repair operations and exit of Brazil in-country manufacturing

•  Began consolidation of manufacturing for video security in Texas

•  Implemented new project management tools in North America to improve deployment efficiency

•  Drove new business transformation initiatives including business models for software-as-a-service and pricing for command center software and Next Generation 911 Core Services

•  Increased quarterly dividend 11%

•  Proactively prioritized capital expenditures while retaining customer “success-based” capital

•  Transitioned seamlessly to CFO role during COVID-19 pandemic

•  Led significant talent refresh and development, hiring approximately 400 employees and implementing job rotations for approximately 200 employees

•  Engaged over 400 employees in DEI assessment and improvement plan

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	ANNUAL FINANCIAL AND OPERATIONAL GOALS	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

MOLLOY

•  Mitigated COVID-19 pandemic impact and delivered on revised sales forecast

•  Grew Video Security and Analytics revenue 31%

•  Achieved sixth consecutive year of record ending backlog

•  Implemented virtual sales environment, including launch of new inside sales platform, effective usage of remote collaboration tools, and first-ever virtual staging of LMR system

•  Increased LMR e-commerce 270%

•  Grew channel-led business sequentially in Q3 and Q4 from COVID-19 pandemic lows

•  Launched 30 new professional and commercial radio products

•  Launched three new APX NEXT radios

•  Launched new body worn camera

•  Launched WAVE PTX in 34 countries

•  Launched LMR cloud services

•  Launched Avigilon cloud services

•  Launched next-generation video devices and platforms for fixed and mobile video

•  Launched Safety Reimagined, unifying voice, data video and analytics in one integrated platform

•  Launched video-as-a-service, integrating body worn video, in-car video, automatic license plate recognition and digital evidence management

•  Acquired and integrated IndigoVision Group plc and Pelco, Inc. to expand our fixed video portfolio

•  Restructured worldwide operations team, improving sales efficiency and reducing costs

•  Initiated DEI study which was subsequently expanded to a company-wide initiative

•  Implemented several DEI programs including global focus groups, leadership listening sessions and global pay equity assessments

•  Sponsored mental health and wellbeing webinars

HACKER

•  Led comprehensive COVID-19 pandemic response plan to keep our employees safe and support our customers

•  Reduced real estate footprint by 15% or 620,000 square feet, contributing $8 million in annual savings

•  Supported completion of key strategic acquisitions and venture capital investments

•  Supported $900 million bond offering

•  Developed new contracting models for software-as-a-service and cloud-based offerings

•  Successfully advocated for legislative and regulatory outcomes that supported public safety and law enforcement at the federal, state and local levels

•  Continued successful execution of our global offensive litigation strategy to protect our innovation and defend our intellectual property rights, including multiple litigation victories against Hytera for trade secret misappropriation and copyright infringement

•  Led favorable settlements in long-standing litigations

•  Implemented 5-year patent portfolio plan to emphasize Command Center Software and Video Security and Analytics

•  Published data rights code of conduct and policies on responsible use of artificial intelligence and facial recognition through the Motorola Solutions Technology Advisory Committee

•  In response to COVID-19 pandemic, developed and implemented virtual recruiting, virtual onboarding and virtual internship programs

•  Achieved Top 100 Internship Program award for third consecutive year

•  Led Executive Committee talent management initiatives with significant focus on DEI

•  Hired a Chief Diversity Officer

•  Conducted 23 global DEI focus groups with more than 4,000 employees

•  Implemented recruiting changes designed to identify and hire more diverse candidates

40	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

	ANNUAL FINANCIAL AND OPERATIONAL GOALS	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

MARK

•  Grew Software and Services revenue 9%

•  Grew recurring and software-as-a-service revenues

•  Improved Software and Services non-GAAP OE by 290 basis points

•  Grew cybersecurity revenue

•  Grew Software and Services backlog

•  Implemented business continuity plan for COVID-19 protocol

•  Provided outstanding customer support during historic Atlantic hurricane season while also managing COVID-19 pandemic

•  Led IT support effort to enable a work from home environment beginning in March 2020

•  Launched PremierOne Cloud Suite

•  Developed new cloud subscription and revenue management platform to allow scaling of recurring revenue business

•  Integrated three acquisitions

•  Launched new Next Generation 911 Core Services offering as part of our command center software portfolio and secured over $100 million in orders

•  Renewed and added significant managed service contracts including Denmark and Tasmania

•  Led effort to improve gender diversity, increasing hiring percentage of female employees

•  Implemented multi-day leadership course for high potential directors

•  Achieved 1,200 employees participating in DEI focus groups

•  Assessed results from DEI focus groups and developed action plan to be implemented in 2021

•  Developed enhanced retention tool focused on retaining high performing software engineers

BONANOTTE	• Implemented cost savings plan to mitigate impact of COVID-19 pandemic	• Implemented IT infrastructure to enable a work from home environment during the COVID-19 pandemic	• Assisted with seamless transition to new CFO

2020 NEO Discretionary Bonus Payments

Based on all of the factors discussed above, the Committee approved the following discretionary bonuses.

NEO	TITLE	FISCAL 2020 BONUS PAYMENT

BROWN	Chairman and Chief Executive Officer	$1,421,875

WINKLER	Executive Vice President and Chief Financial Officer	$242,291

MOLLOY	Executive Vice President, Products and Sales	$435,861

HACKER	Executive Vice President, General Counsel and Chief Administrative Officer	$371,134

MARK	Executive Vice President, Software and Services	$349,808

BONANOTTE	Former Executive Vice President and Chief Financial Officer	$339,363

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Long-Term Incentive Plan Results

Our long-term incentive program (“LTI”) is 100 percent performance-based and provides awards that are earned based on either relative TSR or change in absolute stock price. Our plan not only rewards long-term stock price performance, but also ensures that our TSR outperforms the median of the S&P 500 in order to receive a target payout.

Long Range Incentive Plan and Performance Options

The 2018-2020 LRIP cycle and POs granted in 2018 were earned based on
TSR relative to the S&P 500 over the three-year performance period.

MSI’s three-year cumulative TSR performance of 93.9% resulted in an 88th percentile rank versus S&P 500 companies, with awards earned at 200% of target. TSR calculation is defined in the “2020
Annual Compensation Elements” section below.

2018-2020 LRIP	POs ($108.47 exercise price)
RELATIVE TSR PAYOUT SCALE (S&P 500)
PERCENTILE RANK	PAYOUT	TSR
90th - 100th Percentile	250%	98.6%
MSI (88th Percentile)	200%	93.9%
80th - 89.99th Percentile	200%	68.0%
70th - 79.99th Percentile	175%	47.0%
60th - 69.99th Percentile	150%	34.0%
55th - 59.99th Percentile	110%	26.5%
50th - 54.99th Percentile	90%	20.7%
45th - 49.99th Percentile	80%	14.7%
35th - 44.99th Percentile	50%	0.2%
30th - 34.99th Percentile	30%	-6.2%
<30th Percentile	0%

Market Stock Units

One-third of the market stock units (“MSUs”) granted in 2017, 2018 and 2019 were earned in 2020 based on absolute stock price appreciation. These awards were earned at 200% (maximum), 171% and 118% of target, respectively, with corresponding stock price appreciation.

Grant Date: March 9, 2017 3rd of 3 Tranches Earned	Grant Date: March 8, 2018 2nd of 3 Tranches Earned	Grant Date: March 22, 2019 1st of 3 Tranches Earned
Beginning stock price: $79.35 Ending stock price: $179.43	Beginning stock price: $105.04 Ending stock price: $179.91	Beginning stock price: $140.64 Ending stock price: $165.96
PAYOUT = 200% OF TARGET	PAYOUT = 171% OF TARGET	PAYOUT = 118% OF TARGET

EVOLUTION OF OUR CEO’S PAY PROGRAM

This section outlines Mr. Brown’s compensation since Motorola Solutions became a publicly traded company in January 2011. Additional detail for each component of pay, including changes from 2019 to 2020, and the corresponding rationale, can be found in the “2020 Annual Compensation Elements” section below.

2011-2020 CEO Compensation

The Committee reviews Mr. Brown’s compensation in an effort to deliver a competitive, but responsible, target compensation package. Throughout Mr. Brown’s 13 years as CEO, the Committee has exercised its discretion to both increase and decrease Mr. Brown’s target compensation, as it has deemed appropriate.

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Since 2011, the Committee has decreased Mr. Brown’s short-term cash compensation and increased his long-term compensation and provided a net increase of 61.8% over the ten years. During this same time, Mr. Brown has guided the Company through a significant transformation and Motorola Solutions has delivered TSR of 451%.

PAY COMPONENT	2011	2020	% CHANGE	COMMENTS

BASE SALARY	$1,200,000	$1,250,000	4.2%

In 2014, Mr. Brown’s base salary was increased by $50,000 by the Committee and he received an amended employment agreement which lowered his target incentive to 150%, resulting in an 18.6% decrease to Target Total Cash. In 2018, the Committee increased Mr. Brown’s target incentive from 150% to 175%.

STIP TARGET %	220%	175%	-20.5%
TARGET TOTAL CASH	$3,840,000	$3,437,500	-10.5%

LRIP	$3,000,000	$4,700,000	56.7%

Beginning with the cycle that ended in 2018, Mr. Brown has received LRIP payouts in stock, thus eliminating cash from his LTI program. Starting in 2019, Mr. Brown’s LRIP was denominated 100% in performance stock units (“PSUs”).

EQUITY	$4,000,000	$9,400,000	135.0%	In 2015, the Committee replaced Mr. Brown’s stock options and RSUs (containing a stock price hurdle) with POs and MSUs, improving the long-term performance orientation of the program.
TOTAL LTI	$7,000,000	$14,100,000	101.4%

TARGET TOTAL COMPENSATION	$10,840,000	$17,537,500	61.8%	AVERAGE ANNUAL INCREASE OVER TEN YEARS IS 6.2%.

CEO Compensation vs. TSR

Over this ten-year period, Mr. Brown’s target compensation program has been managed to provide appropriate pay levels in relation to returns for our shareholders. An even stronger relationship holds true when considering Mr. Brown’s compensation as reported in the 2020 Summary Compensation Table on page 55 of this Proxy Statement, which is a mix of current year compensation and payouts related to prior years’ performance.

TARGET COMPENSATION VS. TSR	SUMMARY COMPENSATION TABLE VS. TSR

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	43

CEO 2020 LTI Pay Decisions

The Committee and our Board recognize that the retention of highly qualified leaders is critical to the Company’s continued success. Mr. Brown is a highly experienced senior leader at our Company. He joined the Company in 2003 and served in several senior executive roles before becoming CEO in 2008. Through his visionary leadership as CEO, Mr. Brown has transformed the Company into a global leader in mission critical communications. He has led the Company through the successful execution of key strategic initiatives that have positioned the Company for long-term success and, in doing so, has created significant value for shareholders. In evaluating Mr. Brown’s 2020 long-term incentive compensation, the Committee took into consideration the fact that the Company generated TSR of 165% over the 5-year period ended December 31, 2019, outperforming the S&P 500 index by 92 percentage points.

As the Committee and the Board looked ahead, they believed it to be in the best interests of our shareholders and critical to the Company’s path forward to retain Mr. Brown as CEO. The events of 2020 and the impact of the COVID-19 pandemic further illuminated the key role that Mr. Brown plays at our Company. We are confident in Mr. Brown’s ability to continue to make strategic investments that strengthen our portfolio and grow our Software and Services business. As such, the Board determined to increase Mr. Brown’s 2020 long-term incentive opportunity from $11.1 million in 2019 to $14.1 million. This increase was intended to:

•	Recognize Mr. Brown’s significant achievements to date as CEO,

•	Motivate Mr. Brown to continue to drive superior performance,

•	Ensure Mr. Brown’s leadership in developing and successfully executing a long-term management development and senior leadership succession plan, and

•	Maintain a pay program comprised primarily of performance-based and long-term, at-risk compensation.

The Committee and the Board believed an increase to Mr. Brown’s long-term incentive opportunity further aligned his interests with those of our shareholders, as his long-term incentive opportunity is 100% performance-based and tied to Motorola Solutions’ stock price performance, either on an absolute basis or relative to the S&P 500.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

Our executive compensation program design is guided by five key principles.

PRINCIPLE	DESCRIPTION

Business	Incentives are aligned with the Company’s business goals and avoid excessive risk-taking

Performance Differentiated	Programs designed to create an effective link between pay and performance at both the Company and individual levels

Market Competitive	Total compensation package is competitive to attract, retain and motivate top talent needed to successfully execute our business strategy

Ownership Oriented	Compensation is aligned with shareholder interests by delivering meaningful equity awards and maintaining robust stock ownership guidelines

Simplicity	Engagement is driven through simple, cost-efficient plan design

44	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

SOUND GOVERNANCE PRACTICES

Our executive compensation program is aligned to our business strategy and incorporates strong governance.

WHAT WE DO
PRACTICE	MSI PRACTICE
Annual Shareholder Say on Pay	We seek an annual non-binding advisory vote from shareholders on our executive compensation
Robust Stock Ownership Guidelines	Executives are required to hold stock equal to 10x salary for CEO and 3x salary for other NEOs
Transparent Disclosure	Robust individual performance disclosure for STIP
Pay-for-Performance and Shareholder Alignment	Long-term incentive program for management team, including the NEOs, is 100% performance-based with respect to annual grants
Use of Independent Advisor	The Committee retains Compensation Advisory Partners LLC (“CAP”) to review Company compensation programs and practices

WHAT WE DON’T DO
PRACTICE	MSI PRACTICE
No Cash in CEO LTI Program	CEO LTI is paid out 100% in equity
No Excise Tax Gross-ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change in control
No Excessive Perquisites	We do not provide excessive perquisites to our NEOs and believe that our limited perquisites are reasonable and competitive
No Hedging of Company Securities

Our Insider Trading Policy prohibits directors, officers and other designated employees from directly or indirectly holding securities tied to the performance of the Company other than our Common Stock and stock options delivered directly to employees under our option and incentive plans

No Single Trigger in a Change in Control	In the event of a change in control, all severance pay components have a double trigger (subject to certain conditions)

HOW WE PLAN COMPENSATION

Our compensation framework is based on sound program design principles, which allow for the flexibility to competitively, but responsibly, address the dynamic labor markets in which we compete. These programs have been designed to focus executives on the achievement of our long-term business plan and shareholder value creation. Our incentive plans utilize rigorous financial goals and require above median relative outperformance for target payouts, while incorporating risk-mitigating features, such as payout caps, to ensure we reward sustainable growth.

Over the years, our executive compensation program has evolved with our business strategy, incorporated feedback from our shareholders, and maintained market competitiveness to properly incent and reward our management team. Additionally, we conduct regular risk assessments of our compensation programs and practices and review results with the Committee at least annually.

When setting annual compensation for our NEOs, the Committee balances the current state of the business with setting the stage for the future. The Committee, with assistance from its independent advisor CAP, considers peer company pay practices for comparable positions; NEO experience, tenure, scope of responsibility and performance; internal pay alignment; and succession planning. The Committee uses the 50th percentile of our peer group and surveys as an initial guideline for establishing target total compensation opportunities for our NEOs. For 2020, on average, our NEOs were between the market 50th and 75th percentiles, with the exception of our highly seasoned CEO.

The Committee engages an independent consultant, CAP, to advise on the Company’s executive compensation strategy and program design and to provide regulatory and market trend updates. CAP carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of management’s EC.

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In 2020, the Committee continued to engage CAP as its independent compensation consultant. CAP participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. During 2020, the Committee also reviewed the independence of CAP using assessment criteria that aligned with the SEC and related NYSE rules. The Committee concluded that CAP was independent and had no conflicts of interest.

PERFORMANCE-BASED COMPENSATION STRUCTURE

The performance-based structure for 2020 incorporates incentives that measure both short-term and long-term performance. In addition to base salary and an annual STIP award, this structure, shown graphically below (with incentives shown at their target amounts), includes an LTI award made up of our LRIP, POs and MSUs. The Committee believes a majority of compensation should be in the form of LTI to better drive alignment with shareholder interests and executive retention.

2020 TARGET TOTAL COMPENSATION SUMMARY

When setting NEO compensation, the Committee first determines target total compensation and second, determines each pay component in support of the appropriate aggregate value and mix.

NEO	BASE SALARY	TARGET STIP %	TARGET TOTAL CASH		LTI		TARGET TOTAL COMPENSATION	YEAR-OVER- YEAR CHANGE
				LRIP	PO/Option	MSU/RSU

BROWN	$1,250,000	175%	$3,437,500	$4,700,000	$4,700,000	$4,700,000	$17,537,500	20.5%

WINKLER[1]	$550,000	95%	$1,072,500	$322,441	$450,000	$450,000	$2,294,941	N/A2

MOLLOY	$740,000	95%	$1,443,000	$1,066,666	$1,066,667	$1,066,667	$4,643,000	19.5%

HACKER	$630,000	95%	$1,228,500	$700,000	$700,000	$700,000	$3,328,500	11.7%

MARK	$600,000	95%	$1,170,000	$800,000	$800,000	$800,000	$3,570,000	34.1%

BONANOTTE	$718,000	95%	$1,400,100	$1,033,334	$1,033,333	$1,033,333	$4,500,100	19.5%

[1]

Mr. Winkler’s target incentive was prorated due to his promotion to Executive Vice President and Chief Financial Officer on July 1, 2020. Mr. Winkler’s target STIP % for January – June 2020 was 75% and increased to 95% effective July 1, 2020.

[2]	Table only reflects Mr. Winkler’s compensation as an NEO.

46	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

2020 ANNUAL COMPENSATION ELEMENTS

BASE SALARY

As the only fixed compensation element in our program, base salary is used to provide what we believe to be a baseline level of stability required to be market competitive. Salaries are reviewed and adjusted by the Committee as needed. Annual increases are not guaranteed or automatic.

In March 2020, the Committee reviewed base salaries for our NEOs and applied market adjustments, where applicable. Mr. Brown has not received a base salary increase since 2014 and did not receive a base salary increase in 2020. As disclosed earlier in this CD&A, in response to the Company’s financial performance during the COVID-19 pandemic, for the period from May 3, 2020 through November 1, 2020 with respect to Mr. Brown and the period from June 1, 2020 through November 1, 2020 for our other NEOs except Mr. Winkler, our NEOs received reduced base salaries in amounts equal to a 50% reduction for Mr. Brown and a 15% reduction for our other NEOs. See the 2020 Summary Compensation Table on page 55 of this Proxy Statement for further information, including actual salaries received for 2020.

NEO	2019 BASE SALARY RATE	2020 BASE SALARY RATE	YEAR-OVER- YEAR CHANGE	2020 ACTUAL SALARY

BROWN	$1,250,000	$1,250,000	0.0%	$937,500

WINKLER[1]	—	$550,000	N/A	$456,077

MOLLOY	$710,000	$740,000	4.2%	$686,808

HACKER	$605,000	$630,000	4.1%	$584,827

MARK	$545,000	$600,000	10.1%	$550,500

BONANOTTE	$700,000	$718,000	2.6%	$668,696
[1]	Mr. Winkler is an NEO because he was promoted to Executive Vice President and Chief Financial Officer on July 1, 2020. Table only reflects Mr. Winkler’s compensation as an NEO.

SHORT-TERM INCENTIVES

The STIP is an annual cash incentive award based on the Company’s achievement of financial performance and an executive’s individual performance. The Committee sets the target value for STIP as a percentage of an executive’s base salary.

Incentive Targets

There were no changes to individual target award percentages in 2020. Our CEO, Mr. Brown, continued to have an individual target award percentage of 175%, and all other NEOs’ target percentages continue to be 95%.

Payout Formula

Actual STIP awards are based on the executive’s target incentive opportunity, the Company’s achievement of performance results (“Business Performance Factor”) and IPF assessment. The payout opportunity for both the Business Performance Factor and the IPF ranges from 0% to 140%, resulting in a total plan maximum payout opportunity of 196% of target. The incentive target opportunity for each NEO was determined based on a market evaluation.

Metric Selection

For 2020, the Business Performance Factor was based on achievement of non-GAAP OE (weighted 65%) and Free Cash Flow (weighted 35%) goals. Non-GAAP OE measures our profits from sales and Free Cash Flow measures the cash available after capital expenditures. These are common performance measures both inside and outside of our industry and are fundamental inputs we use to measure profitability, business

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liquidity and rates of return for the business. We believe non-GAAP OE and Free Cash Flow appropriately measure our annual business performance and ultimately drive our long-term shareholder value over time.

LONG-TERM INCENTIVES

Our LTI program, implemented in 2015, was designed with the specific intention of aligning the largest component of NEO pay to the achievement of exceptional and sustainable value creation for our shareholders during this pivotal transformation in our business. The LTI program achieves this through:

•	100% performance-based vesting with respect to our annual grant under the LTI program (i.e., no time-based vesting or guaranteed value)

•	The program metrics being 100% aligned to creating more value for our shareholders

•	The majority of the total award value requiring TSR performance above the median of S&P 500 companies in order to receive a target payout

Determining Target Award Values

The Committee reviews LTI target award values annually by first determining a target total compensation value appropriate for the size and complexity of the NEO’s role and then determining the appropriate LTI value based on our philosophy of delivering the largest percentage of total compensation in LTI. The Committee also considers the 100% performance-based nature of our LTI program and how our Company’s potential future performance has been impacted by the groundwork that has been set in the past year. As we continue to execute our long-term strategy through our Company’s transformation, the Committee believes it is critical that each NEO’s target opportunity appropriately reflects their contribution.

When setting LTI target awards for 2020, the Committee considered the significant impact of Mr. Brown’s decisions and actions on our longer-term business strategy and transformation.

The Committee approved total target 2020 LTI at its March 2020 meeting.

NEO	TOTAL TARGET 2019 LTI	2020 LRIP	2020 POs/ Options	2020 MSUs/ RSUs	TOTAL TARGET 2020 LTI	YEAR-OVER- YEAR CHANGE

BROWN	$11,112,500	$4,700,000	$4,700,000	$4,700,000	$14,100,000	26.9%

WINKLER[1]	—	$322,441	$450,000	$450,000	$1,222,441	N/A

MOLLOY	$2,500,000	$1,066,666	$1,066,667	$1,066,667	$3,200,000	28.0%

HACKER	$1,800,000	$700,000	$700,000	$700,000	$2,100,000	16.7%

MARK	$1,600,000	$800,000	$800,000	$800,000	$2,400,000	50.0%

BONANOTTE	$2,400,000	$1,033,334	$1,033,333	$1,033,333	$3,100,000	29.2%
[1]

Mr. Winkler, who became Executive Vice President and Chief Financial Officer in July 2020, received an annual equity grant in March 2020, and a promotion grant in July 2020 comprised of time-vested stock options and RSUs, and a prorated LRIP. Table only reflects Mr. Winkler’s compensation as an NEO.

LTI Components

The 100% performance-based LTI program includes the LRIP, POs and MSUs, each of which comprise one-third of the total LTI mix.

•

The LRIP, which now includes performance stock unit (“PSU”) grants for the CEO and his direct reports, and POs are based on three-year TSR relative to the S&P 500. The payout scale for the LRIP and POs requires our performance over a three-year period to exceed median performance of the S&P 500 companies before earning a target payout.

•

The 2020-2022 LRIP cycle is denominated in 100% PSUs for the CEO and a mix of 50% PSUs / 50% cash for the other NEOs. The LRIP and POs utilize a three-year performance period and, consistent with earned POs, earned PSUs will vest on the third anniversary of the grant. Beginning in 2021, our LRIP cycle will be denominated in 100% PSUs for each NEO.

•

With new LRIP cycles denominated in equity, the 2020 Summary Compensation Table on page 55 of this Proxy Statement will show LRIP awards in two places: LRIP earned from the prior cycle (with amounts paid in cash and stock) will be reflected in the Non-Equity Incentive Plan column, and target PSU grants for the new LRIP cycle will be reflected in the Stock Awards column (with grant date fair value of the new LRIP PSUs at target).

48	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

•

If our TSR over the performance period is negative, but would still result in a ranking that would provide a payout, the Committee has unlimited discretion to reduce the calculated LRIP payout (and number of POs vesting).

•

The TSR calculation uses a three-month average stock price at the beginning (three months preceding performance cycle start) and end (final three months in performance cycle, plus the value of reinvested dividends) of the period for measurement purposes. This approach minimizes the impact of a single beginning and ending point stock price for each performance cycle.

•	MSUs are based on absolute stock price and provide a vehicle to further align with our shareholders and support retention of our NEOs.

•

Each 1% increase/decrease in stock price results in a 1% increase/decrease in the number of MSUs earned at the end of the performance period, with a maximum payout at 100% stock price appreciation and a threshold of 40% stock price depreciation, below which no MSUs are earned.

•

The MSUs are earned and vest based on stock price appreciation/depreciation at the first, second and third anniversaries of the date of grant with respect to one-third of the grant for each of the three concurrent performance periods.

COMPARATIVE MARKET DATA

When setting compensation for our NEOs, the Committee reviews comparative market data from our peer group companies, as well as survey market data.

2020 PEER GROUP

Our peer group is used by the Committee to compare pay levels, pay mix and alignment of pay with our performance, as discussed in the “How We Plan Compensation” section above on page 45 of this Proxy Statement.

Peer Selection Criteria

To ensure meaningful comparisons, the Committee, with the assistance of CAP, the Committee’s independent consultant, reviews the peer group annually and makes updates as necessary. Specifically, as we continue to extend our leadership in mission critical solutions by expanding our technologies within our Products and Systems Integration and Software and Services segments through strategic investments and acquisitions, the Committee expanded its review to include software and services companies.

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To create a sufficiently large peer group with whom we compete for executive talent, the Committee considers a combination of primary criteria and secondary criteria, including those listed below:

•

Primary Criteria: Publicly traded securities listed on a U.S. stock exchange, revenues and/or market capitalization within 1/3x to 3.0x of that of Motorola Solutions, and relevant Global Industry Classification Standard (GICS) sub-industry segments across the communications, information technology and industrials sectors

•

Secondary Criteria: Companies that list Motorola Solutions as a peer, companies named as peers by shareholder advisory firms, companies listed as peers by current peers, and companies with comparable revenue growth, TSR, business mix

Changes to the 2020 Peer Group

In early 2020, the Committee approved the following changes:

•

Removals: Amphenol Corporation, Arris International PLC (acquired by CommScope in April 2019), Harris Corp. (merged with L3 Technologies in July 2019 to form L3Harris Technologies), Juniper Networks, Inc. and TE Connectivity LTD.

•	Additions: Autodesk, Inc., Intuit Inc., L3Harris Technologies, Inc. (combined company after Harris Corp. and L3 Technologies 2019 merger) and ServiceNow, Inc.

At the time of approval, in February 2020, Motorola Solutions was positioned at the 64th percentile for revenue and the 44th percentile for market capitalization among the resulting 14 company peer group.

2020 Peer Group Companies

AGILENT TECHNOLOGIES, INC.	INGERSOLL RAND PLC (n/k/a Trane Technologies)	PARKER-HANNIFIN CORPORATION	SERVICENOW, INC.

AUTODESK, INC.	ILLINOIS TOOL WORKS INC.	RAYTHEON COMPANY[1]	TRIMBLE INC.

CITRIX SYSTEMS, INC.	INTUIT INC.	ROCKWELL AUTOMATION, INC.

DOVER CORPORATION	L3HARRIS TECHNOLOGIES, INC.	ROPER TECHNOLOGIES, INC.

[1]

Raytheon Company and United Technologies Corporation merged in April 2020 to form Raytheon Technologies Corporation. Pay decisions for 2020 were made using Raytheon Company (not Raytheon Technologies Corporation).

SURVEY MARKET DATA

To supplement our peer group data, the Committee also considers compensation surveys that include data from companies of similar size and business segments to Motorola Solutions. For 2020, the Committee considered data from the Radford Global Technology Survey, Willis Towers Watson High Tech Executive Survey and the IPAS Global High Technology Survey.

EQUITY USAGE UNDER OUR COMPENSATION PROGRAMS

In 2012, we reduced our overall share usage (equity grants as a percentage of common shares outstanding) from our prior granting practices to more effectively manage our stock-based compensation expense and overall shareholder dilution. The expense from grants prior to 2012 made to a broader population was fully recognized by 2016. Our share granting practices have again evolved to meet the changing needs of our business and drive our growth. The Committee has also delegated authority to the most senior human resources executive to make off-cycle equity grants to newly hired or promoted employees, in recognition of outstanding achievement or for retention. These types of grants are made on the first trading day of each month.

In addition, at the 2015 Annual Meeting of Shareholders, shareholders approved the Motorola Solutions 2015 Omnibus Incentive Plan, which was an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2006 (the “Omnibus Plan”). This reduced the total number of shares reserved and approved for issuance by approximately 7 million shares, to 12 million shares. We plan to continue to closely manage our equity-granting practices to ensure our share usage and stock-based compensation expense remains in line with competitive levels.

In 2020, we continued to have significant acquisition activity and, in an effort to preserve enterprise knowledge and align our new employees’ interests with those of our shareholders, we issued equity either as part of an acquisition or made retention grants under the Omnibus Plan. The shares issued as part of an acquisition were granted outside of our standard compensation programs and do not count against our shares available for future issuance. The information below for 2019 and 2020 only includes share usage and aggregate value of equity granted under our compensation programs and excludes 0.27% share usage and $56 million value of equity granted as part of acquisitions for 2019, and 0.03% share usage and $9 million value of equity granted as part of acquisitions for 2020.

50	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information. All equity grants made to Section 16 Officers and other members of the management team are approved by the Committee, with concurrence by the Board for grants to Mr. Brown.

OTHER COMPENSATION POLICIES AND PRACTICES

BENEFITS AND PERQUISITES

To enhance our ability to attract and retain talented executives in a highly competitive talent market, we provide the benefits and perquisites detailed in the following table:

BENEFIT OR PERQUISITE	NAMED EXECUTIVES	OTHER EXECUTIVES AND MANAGERS	ALL ELIGIBLE FULL-TIME EMPLOYEES

Retirement[1], Saving and Stock Purchase Plans

Health and Welfare Benefits[2]

Deferred Compensation

Financial Planning Counseling[3]		Vice Presidents

Executive Physicals		Senior and Executive VPs

Security System Monitoring	CEO

Personal Use of Corporate Aircraft Service[4]	CEO

1 Pension provided to U.S.-based eligible employees hired prior to January 1, 2005.

2 Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability and work life programs.

3 A financial wellness coaching program is also offered to all U.S. employees.

4 In limited circumstances, and as approved by the CEO, other employees are permitted to use our corporate aircraft service for personal purposes.

STOCK OWNERSHIP GUIDELINES

To ensure strong alignment of our senior management with the interests of our shareholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. The Committee reviews compliance with the ownership guidelines annually. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirement or are within the five-year achievement period.

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Our stock ownership requirements are expressed as a multiple of base salary as shown below:

EXECUTIVE GROUP	MULTIPLE OF BASE SALARY 2020
Chairman and Chief Executive Officer	10x
Executive Vice Presidents and Executive Committee Members	3x
Senior Vice Presidents	2x
Corporate Vice Presidents	1x

Executives subject to the guidelines must meet their ownership requirement within five years from the date they first become subject to their applicable ownership requirement. Executives who do not meet their stock ownership requirement within five years must hold 100% of net shares acquired (net of tax withholding) on the exercise of stock options and the vesting of RSUs or MSUs until compliance with the stock ownership requirement is achieved. Shares counted toward guideline achievement include directly owned shares, unvested RSUs and target MSUs.

CHANGE IN CONTROL POLICY

The Company maintains the Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”), which the Board has the ability to amend or terminate with at least one year’s notice to participants.

The CIC Severance Plan covers our NEOs (except for Mr. Brown, whose employment agreement contains change in control provisions) and our other senior executives. The Board considers the maintenance of an effective and stable management team essential to protecting and enhancing the value of the Company for the benefit of our shareholders. To that end, we recognize that the possibility of a change in control may exist and that this possibility, along with the uncertainty and questions it may raise for certain senior executives, may result in the distraction, and potential departure, of senior management employees to the detriment of the Company and our shareholders. The CIC Severance Plan helps to encourage the continued attention and dedication of our senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event.

The CIC Severance Plan employs a “double trigger” in order for severance benefits to be paid, meaning that both a change in control event must occur and an executive must be involuntarily terminated without “cause” or must leave for “good reason” within 24 months following the change in control.

The table below highlights key provisions of the CIC Severance Plan. For a detailed description of the CIC Severance Plan, please refer to the section of this Proxy Statement on page 65 titled “Change in Control Arrangements.”

CIC PROVISION	CIC SEVERANCE PLAN
Eligibility	Executive and Senior Vice Presidents
Cash Severance Multiple	Two times sum of base salary and target bonus
Medical Benefit Continuation	Two years
LRIP and Equity Treatment (Provision in Omnibus Plan)

Equity and LRIP subject to “double trigger” unless awards are not assumed or replaced by acquirer. If not assumed or replaced, equity and LRIP provide for accelerated treatment with performance at target.

Excise Tax Gross-Up	None. Participants receive “best net” after-tax position of either participant’s paying the excise tax or a reduction in severance benefits to a level that eliminates the imposition of excise tax.

RECOUPMENT OF INCENTIVE COMPENSATION AWARDS UPON RESTATEMENT OF FINANCIAL RESULTS

If, in the opinion of the independent directors of the Board, the Company’s financial results require restatement due to the misconduct by one or more of the Company’s executive officers (including the NEOs), the independent directors may seek a number of remedies, all of which are subject to a number of conditions, including (i) whether the executive officer engaged in intentional misconduct, (ii) whether the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, and (iii) whether the incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded. The independent directors review whether to require one or more remedies by directing the Company to recover all or a portion of any incentive compensation received by the executive as a result of the misconduct, as well as cancel all or a portion of the outstanding equity-based awards held by the executive (commonly referred to as a clawback policy). In addition, the independent directors may also seek to recoup any gains realized by the executive with respect to their equity-based awards, including exercised stock options and vested RSUs or MSUs, regardless of when they were issued.

52	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

IMPACT OF FAVORABLE ACCOUNTING AND TAX TREATMENT ON COMPENSATION PROGRAM DESIGN

Favorable accounting and tax treatment of the various elements of our total compensation program was an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, but in years prior to 2018 there was an exception to such limit for compensation that qualified as “performance-based compensation.” Effective for 2018, the Tax Cuts and Jobs Act amended Section 162(m) to, among other things, extend the deduction limitation to the Chief Financial Officer and eliminate the exception for performance-based compensation, except for certain qualifying arrangements in place as of November 2, 2017. The American Rescue Plan Act of 2021, enacted on March 11, 2021, expands the list of “covered” employees to include the next five highest-paid employees in addition to the “covered officers.” This provision is effective beginning in 2027.

The Company did not make any significant changes to its outstanding incentive awards in 2020 in an effort to maintain any tax deductions that may be applicable due to “grandfathered” status under our existing plans. However, the Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m). In addition, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, we cannot guarantee that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, would or will in fact be deductible.

ANTI-HEDGING POLICY

We have adopted, as part of our insider trading prohibitions policy, prohibitions on directors, officers (including our NEOs) and certain other designated employees from directly or indirectly holding any security tied to the performance of Motorola Solutions other than our Common Stock and stock options delivered directly to employees under our equity incentive plans.

Our broader insider trading prohibitions policy is applicable to all employees who may have access to inside information and is designed to ensure compliance with all applicable insider trading rules.

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COMPENSATION AND LEADERSHIP COMMITTEE REPORT

THE FOLLOWING REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

On March 12, 2020, effective May 11, 2020, Joseph M. Tucci was appointed the Chair of the Compensation and Leadership Committee (the “Committee”). Prior to Mr. Tucci’s appointment, Anne R. Pramaggiore served as Chair of the Committee from January 1, 2020 until May 11, 2020. On May 11, 2020, Kenneth D. Denman was appointed as a member of the Committee, and Egon P. Durban was a member of the Committee throughout 2020.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Motorola Solutions’ Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted,

Joseph M. Tucci, Chair

Kenneth D. Denman

Egon P. Durban

COMPENSATION AND LEADERSHIP COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Joseph M. Tucci, Director and Chair of the Committee and Egon P. Durban, Director, served on the Committee throughout 2020. Kenneth D. Denman, Director, was appointed to the Committee on May 11, 2020, and Anne R. Pramaggiore served as a member of the Committee from January 1, 2020 until May 11, 2020. No member of the Committee was, during the fiscal year ended December 31, 2020, an officer, former officer, or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2020.

54	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

NAMED EXECUTIVE OFFICER COMPENSATION

2020 SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of each of the Company’s NEOs, including each individual who served as the Company’s Chief Financial Officer during 2020, for the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3,4) (e)	Option Awards ($)(4) (f)	Non-Equity Incentive Plan Compensation ($)(5) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6) (h)	All Other Compensation ($)(7) (i)	Total ($) (j)
Gregory Q. Brown Chairman and Chief Executive Officer

	2020	937,500	1,421,875	9,399,711	4,699,939	6,250,000	21,004	316,530	23,046,559

	2019	1,250,000	0	7,408,181	3,704,137	10,966,875	35,151	255,646	23,619,990

	2018	1,250,000	0	3,843,722	3,843,720	11,150,625	0	260,491	20,348,558
Jason J. Winkler Executive Vice President and Chief Financial Officer

	2020	456,077	242,291	449,799	449,971	386,728	153,045	24,514	2,162,424
John P. Molloy Executive Vice President, Products and Sales

	2020	686,808	435,861	1,599,819	1,066,601	1,333,332	176,743	23,400	5,322,564

	2019	703,769	0	1,249,810	833,331	2,422,429	96,172	32,567	5,338,078

	2018	629,346	0	666,648	666,644	2,079,028	0	41,396	4,083,062
Mark S. Hacker Executive Vice President, General Counsel and Chief Administrative Officer

	2020	584,827	871,134	1,549,581	699,991	1,166,668	80,467	11,400	4,964,067

	2019	600,846	0	899,790	599,996	2,114,764	67,873	18,149	4,301,418

	2018	581,308	0	583,301	583,319	1,926,057	0	19,389	3,693,374
Kelly S. Mark Executive Vice President, Software and Services

	2020	550,500	349,808	1,199,834	799,990	706,482	109,157	22,493	3,738,264

	2019	535,654	0	799,745	533,309	1,420,100	8,268	30,149	3,327,225

	2018	437,519	0	293,323	309,982	1,046,832	0	29,889	2,117,545
Gino A. Bonanotte Former Executive Vice President and Chief Financial Officer

	2020	668,696	339,363	846,648	430,500	1,500,000	313,424	13,231	4,111,863

	2019	695,846	0	1,199,857	799,964	2,703,240	195,990	23,449	5,618,346

	2018	677,231	0	749,994	749,969	2,648,447	0	25,889	4,851,530
(1)

Salary includes amounts deferred pursuant to salary reduction arrangements under the 401(k) and Deferred Compensation Plans, and reflects reduced base salary levels for the period May 3, 2020 through November 1, 2020 for the CEO and June 1, 2020 through November 1, 2020 for other NEOs (other than Mr. Winkler).

(2)

This column represents a 2020 bonus paid at the discretion of the Board to recognize the efforts and leadership of our executive team during the COVID-19 pandemic. See page 37 of this Proxy Statement for additional detail. Mr. Hacker also received a recognition cash award of $500,000 for his leadership in certain critical litigation efforts.

(3)

In 2020, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2020-2022 LRIP, awarded in the form of PSUs and MSUs. Mr. Winkler received grants of RSUs in 2020 and did not participate in the 2020 MSU or 2020-2022 LRIP PSU grants. In addition to the amount shown below for Mr. Hacker, he received a recognition grant of $499,869 RSUs for his leadership in certain critical litigation efforts. Stock awards in column (e) during fiscal year 2020 are as follows:

	Mr. Brown	Mr. Molloy	Mr. Hacker	Mr. Mark	Mr. Bonanotte
2020 MSUs	$4,699,923	$1,066,625	$699,941	$799,996	$631,405
2020-2022 LRIP PSUs	4,699,788	533,195	349,771	399,838	215,243

TOTAL	$9,399,711	$1,599,820	$1,049,712	$1,199,834	$846,648

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	55

In 2019, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2019-2021 LRIP, awarded in the form of PSUs and MSUs. Stock awards in column (e) during fiscal year 2019 are as follows:

	Mr. Brown	Mr. Molloy	Mr. Hacker	Mr. Mark	Mr. Bonanotte
2019 MSUs	$3,704,108	$833,224	$599,872	$533,219	$799,967
2019-2021 LRIP PSUs	3,704,073	416,586	299,918	266,526	399,890

TOTAL	$7,408,181	$1,249,810	$899,790	$799,745	$1,199,857

In 2018, the amounts in column (e) reflect the grant date fair value of MSUs. Stock awards in column (e) during fiscal year 2018 are as follows:

	Mr. Brown	Mr. Molloy	Mr. Hacker	Mr. Mark	Mr. Bonanotte
2018 MSUs	$3,843,722	$666,648	$583,301	$293,323	$749,994

TOTAL	$3,843,722	$666,648	$583,301	$293,323	$749,994

(4)

The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, “Share-Based Compensation Plans and Other Incentive Plans” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. If maximum performance is achieved for performance-based stock awards, the aggregate grant date fair value in column (e) is $21,149,317 for Mr. Brown, $3,466,119 for Mr. Molloy, $2,274,190 for Mr. Hacker, $2,599,470 for Mr. Mark, and $1,800,918 for Mr. Bonanotte. If maximum performance is achieved for performance-based option awards, the aggregate grant date fair value in column (f) is $11,749,808 for Mr. Brown, $2,666,502 for Mr. Molloy, $1,749,938 for Mr. Hacker, $1,999,974 for Mr. Mark, and $1,076,251 for Mr. Bonanotte. Mr. Winkler received grants of regular stock options and did not participate in the 2020 performance-based option awards.

(5)

In 2020, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2020 STIP and under the 2018-2020 LRIP. Earned payments in column (g) during fiscal year 2020 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Mr. Hacker	Mr. Mark	Mr. Bonanotte
2020 STIP	$0	$0	$0	$0	$0	$0
2018-2020 LRIP (paid in stock)	6,250,000	193,364	666,666	583,334	353,241	0
2018-2020 LRIP (paid in cash)	0	193,364	666,666	583,334	353,241	1,500,000

TOTAL	$6,250,000	$386,728	$1,333,332	$1,166,668	$706,482	$1,500,000

In 2019, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2019 STIP and under the 2017-2019 LRIP. Earned payments in column (g) during fiscal year 2019 are as follows:

	Mr. Brown	Mr. Molloy	Mr. Hacker	Mr. Mark	Mr. Bonanotte
2019 STIP	$3,154,375	$964,094	$823,099	$733,792	$953,240
2017-2019 LRIP (paid in stock)	7,812,500	729,168	645,833	343,154	875,000
2017-2019 LRIP (paid in cash)	0	729,167	645,832	343,154	875,000

TOTAL	$10,966,875	$2,422,429	$2,114,764	$1,420,100	$2,703,240

In 2018, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2018 STIP and under the 2016-2018 LRIP. Earned payments in column (g) during fiscal year 2018 are as follows:

	Mr. Brown	Mr. Molloy	Mr. Hacker	Mr. Mark	Mr. Bonanotte
2018 STIP	$3,338,125	$912,363	$842,722	$546,836	$981,782
2016-2018 LRIP (paid in stock)	7,812,500	0	0	0	0
2016-2018 LRIP (paid in cash)	0	1,166,665	1,083,335	499,996	1,666,665

TOTAL	$11,150,625	$2,079,028	$1,926,057	$1,046,832	$2,648,447

56	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

(6)

The amounts in column (h) represent the aggregate change in actuarial present value of the respective NEO’s benefits under all pension plans. If the aggregate change in value of benefits under all pension plans was negative, the value is reflected as $0. A summary of the specific values for each period are set forth below:

NEO	Period	Change in Present Value of Pension Plan	Above Market Deferred Compensation Earnings	Total
Gregory Q. Brown	Dec. 31, 2019 to Dec. 31, 2020	$21,004	$0	$21,004
	Dec. 31, 2018 to Dec. 31, 2019	$35,151	$0	$35,151
	Dec. 31, 2017 to Dec. 31, 2018	($9,133)	$0	($9,133)
Jason J. Winkler	Dec. 31, 2019 to Dec. 31, 2020	$30,086	$122,959	$153,045
John P. Molloy	Dec. 31, 2019 to Dec. 31, 2020	$63,037	$113,706	$176,743
	Dec. 31, 2018 to Dec. 31, 2019	$96,172	$0	$96,172
	Dec. 31, 2017 to Dec. 31, 2018	($32,187)	$0	($32,187)
Mark S. Hacker	Dec. 31, 2019 to Dec. 31, 2020	$38,446	$42,021	$80,467
	Dec. 31, 2018 to Dec. 31, 2019	$58,656	$9,217	$67,873
	Dec. 31, 2017 to Dec. 31, 2018	($19,631)	$11,423	($8,208)
Kelly S. Mark	Dec. 31, 2019 to Dec. 31, 2020	$5,413	$103,744	$109,157
	Dec. 31, 2018 to Dec. 31, 2019	$8,268	$0	$8,268
	Dec. 31, 2017 to Dec. 31, 2018	($2,763)	$0	($2,763)
Gino A. Bonanotte	Dec. 31, 2019 to Dec. 31, 2020	$152,005	$161,419	$313,424
	Dec. 31, 2018 to Dec. 31, 2019	$195,990	$0	$195,990
	Dec. 31, 2017 to Dec. 31, 2018	($78,455)	$0	($78,455)

(7)

The amounts in column (i) for 2020 consist of perquisite costs for personal use of Company aircraft, security system monitoring, costs for financial planning, and guest attendance at Company events and a personal benefit of Company matching contributions to the 401(k) Plan. The incremental cost to the Company for any personal use of Company aircraft is calculated by multiplying the number of hours an NEO travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. Specific perquisites applicable to each NEO are identified by an “X” below, and where such perquisite exceeded the greater of $25,000 or 10% of the total amount of perquisites and where such personal benefit exceeded $10,000 for such officer, the dollar amount is given.

	Perquisites				Personal Benefit

NEO	Personal Aircraft Use	Security System Monitoring	Financial Planning	Guest Attendance at Company Events	401K Plan Match
Gregory Q. Brown	$271,390	X	X		X
Jason J. Winkler			X		X
John P. Molloy			X		X
Mark S. Hacker					X
Kelly S. Mark			X		X
Gino A. Bonanotte			X		X

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	57

GRANTS OF PLAN-BASED AWARDS IN 2020

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(4) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Type	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#)(1)(2)(3) (g)		Maximum (#) (h)
Gregory Q. Brown	STIP	1/1/2020	(5)	0	2,187,500	4,287,500	–	–		–	–	–	–	–
	LRIP	1/1/2020	(6)	–	–	–	–	–		–	–	–	–	–
	MSUs	3/13/2020		–	–	–	25,140	41,900	(7)	83,800	–	–	–	4,699,923
	POs	3/13/2020		–	–	–	18,118	60,395	(8)	150,987	–	–	154.95	4,699,939
	PSUs	3/13/2020		–	–	–	6,026	20,088	(9)	50,220	–	–	–	4,699,788
Jason J. Winkler	STIP	1/1/2020	(5)	0	391,221	766,794	–	–		–	–	–	–	–
	LRIP	1/1/2020		96,732	322,441	806,103	–	–		–	–	–	–	–
	RSUs	3/13/2020		–	–	–	–	–		–	1,290	–	–	199,886
	SOs	3/13/2020		–	–	–	–	–		–	–	4,727	154.95	199,999
	RSUs	7/1/2020		–	–	–	–	–		–	1,838	–	–	249,913
	SOs	7/1/2020		–	–	–	–	–		–	–	7,552	135.97	249,971
John P. Molloy	STIP	1/1/2020	(5)	0	697,378	1,366,861	–	–		–	–	–	–	–
	LRIP	1/1/2020	(6)	160,000	533,333	1,333,333	–	–		–	–	–	–	–
	MSUs	3/13/2020		–	–	–	5,705	9,509	(7)	19,018	–	–	–	1,066,625
	POs	3/13/2020		–	–	–	4,111	13,706	(8)	34,265	–	–	154.95	1,066,601
	PSUs	3/13/2020		–	–	–	683	2,279	(9)	5,697	–	–	–	533,195
Mark S. Hacker	STIP	1/1/2020	(5)	0	593,815	1,163,878	–	–		–	–	–	–	–
	LRIP	1/1/2020	(6)	105,000	350,000	875,000	–	–		–	–	–	–	–
	MSUs	3/13/2020		–	–	–	3,744	6,240	(7)	12,480	–	–	–	699,941
	POs	3/13/2020		–	–	–	2,698	8,995	(8)	22,487	–	–	154.95	699,991
	PSUs	3/13/2020		–	–	–	448	1,495	(9)	3,737	–	–	–	349,770
	RSUs	3/13/2020		–	–	–	–	–		–	3,226	–	–	499,869
Kelly S. Mark	STIP	1/1/2020	(5)	0	559,693	1,096,999	–	–		–	–	–	–	–
	LRIP	1/1/2020	(6)	120,000	400,000	1,000,000	–	–		–	–	–	–	–
	MSUs	3/13/2020		–	–	–	4,279	7,132	(7)	14,264	–	–	–	799,996
	POs	3/13/2020		–	–	–	3,084	10,280	(8)	25,700	–	–	154.95	799,990
	PSUs	3/13/2020		–	–	–	512	1,709	(9)	4,272	–	–	–	399,838
Gino A. Bonanotte	STIP	1/1/2020	(5)	0	678,727	1,330,305	–	–		–	–	–	–	–
	LRIP	1/1/2020	(6)	64,583	215,278	538,195	–	–		–	–	–	–	–
	MSUs	3/13/2020		–	–	–	3,377	5,629	(7)	11,258	–	–	–	631,405
	POs	3/13/2020		–	–	–	1,659	5,532	(8)	13,830	–	–	154.95	430,500
	PSUs	3/13/2020		–	–	–	276	920	(9)	2,300	–	–	–	215,243

(1)

In the aggregate, the MSUs (at target) described in this table represent approximately 0.04% of the total shares of Common Stock outstanding on February 1, 2021. MSUs are not eligible for dividend equivalent rights. Each of these MSU target awards was granted under the Omnibus Plan. The fair value for MSUs is determined using a Monte Carlo simulation model.

(2)

In the aggregate, the POs (at target) described in this table are exercisable for approximately 0.06% of the total shares of Common Stock outstanding on February 1, 2021. All option awards were granted under our Omnibus Plan. All options entitle the holder to acquire shares of Common Stock at the exercise price determined on the grant date. The options carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. Options may be transferred to family members or certain entities in which family members have an interest.

58	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

(3)

In the aggregate, the PSUs (at target) described in this table represent approximately 0.02% of the total shares of Common Stock outstanding on February 1, 2021. PSUs are not eligible for dividend equivalent rights. Each of these PSU target awards was granted under the Omnibus Plan. The fair value for PSUs is determined using a Monte Carlo simulation model.

(4)	The exercise price of option awards is based on the fair market value of our Common Stock at the time of grant, which is the closing price for a share of our Common Stock on the date of grant.
(5)

These grants were made pursuant to the STIP for the 2020 plan year and are payable in cash. The STIP is the Company’s annual pay-for-performance bonus plan that is based on a formula that combines Company and individual performance. For a detailed discussion of the STIP, including the targets and plan mechanics, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 33. Threshold payouts assume the minimum individual and business performance factors of 0.0. Target payouts assume individual and business performance factors of 1.0. Maximum payouts assume the maximum individual and business performance factors of 1.4. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.

(6)

These grants are for the 2020-2022 LRIP. Awards under the 2020-2022 LRIP cycle are determined in dollars but, at the discretion of the Committee, may be paid in cash or Common Stock. The Committee has determined that the 2020-2022 LRIP will be denominated 100% in PSUs for the CEO and 50% in PSUs for the other NEOs. The remaining 50% for the other NEOs (other than the CEO) will be paid in cash. For a discussion of the LRIP, including the targets and plan mechanics, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 33. The amounts under Threshold assume the minimum performance level necessary to generate an award was achieved. If final cycle performance is below the minimum performance level at the end of the three-year cycle, awards will be $0. The amounts under Target assume the target level of performance is achieved. The amounts under Maximum will be payable if Motorola Solutions’ three-year total shareholder return ranks in the top 10th percentile among the S&P 500.

(7)

MSUs are granted at target on the grant date. Actual shares are earned and vest on the first, second and third anniversary of the grant date based on stock price appreciation or depreciation. For every 1% increase or decrease in stock price, MSUs earned on the performance measurement date will increase or decrease by 1%. Maximum opportunity is 200% of the target award for 100% stock price appreciation. Minimum opportunity is 60% of the target award at 40% stock price depreciation.

(8)

POs are granted at target on the grant date. Actual options are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

(9)

PSUs are granted at target on the grant date. Actual shares are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	59

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

	Option Awards									Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Gregory Q. Brown	2/22/2011	48,489	(2)	0				38.04	2/22/2021	3/8/2018				20,444	(3)	3,476,707
	2/22/2011	471,398	(2)	0				38.04	2/22/2021	3/22/2019				35,788	(4)	6,086,107
	5/2/2012	281,731	(5)	0				51.33	5/2/2022	5/13/2019				45,480	(6)	7,734,329
	5/13/2013	362,894	(7)	0				56.17	5/13/2023	3/13/2020				83,800	(8)	14,251,028
	3/10/2014	326,933	(9)	0				66.43	3/10/2024	3/13/2020				50,220	(10)	8,540,413
	3/9/2015	199,123	(11)	0				66.57	3/9/2025
	8/25/2015	787,498	(12)	0				68.50	8/25/2022
	3/10/2016	307,765	(13)	0				71.22	8/25/2022
	3/9/2017	378,435	(14)			0		81.37	3/9/2027
	3/8/2018	0				227,763	(15)	108.47	3/8/2028
	3/22/2019	0				200,658	(16)	138.64	3/22/2029
	3/13/2020	0				150,988	(17)	154.95	3/13/2030
TOTAL		3,164,266		0		579,409					0		0	178,312		40,088,584
Jason J. Winkler	2/1/2016	6,619	(18)	0				66.85	2/1/2026	3/8/2018	343	(18)	58,331
	3/10/2016	4,105	(18)	0				71.22	3/10/2026	10/1/2018	260	(18)	44,216
	3/9/2017	7,374	(18)	0				81.37	3/9/2027	3/7/2019	1,326	(18)	225,500
	3/8/2018	3,232	(18)	1,616				108.47	3/8/2028	3/13/2020	1,290	(18)	219,377
	10/1/2018	2,512	(18)	1,255				128.19	10/1/2028	7/1/2020	1,838	(18)	312,570
	3/7/2019	1,094	(18)	2,187				139.49	3/7/2029
	3/13/2020	0		4,727	(18)			154.95	3/13/2030
	7/1/2020	0		7,552	(18)			135.97	7/1/2030
TOTAL		24,936		17,337		0					5,057		859,994	0		0
John P. Molloy	3/9/2017	45,217	(14)			0		81.37	3/9/2027	3/8/2018				3,546	(3)	603,033
	3/8/2018	0				39,503	(15)	108.47	3/8/2028	3/22/2019				8,050	(4)	1,374,085
	3/22/2019	0				45,143	(16)	138.64	3/22/2029	5/13/2019				5,115	(6)	347,943
	3/13/2020	0				34,265	(17)	154.95	3/13/2030	3/13/2020				19,018	(8)	3,234,201
										3/13/2020				5,698	(10)	387,567
TOTAL		45,217		0		118,911					0		0	41,427		5,946,829
Mark S. Hacker	3/8/2018	0				34,565	(15)	108.47	3/8/2028	3/8/2018				3,102	(3)	527,526
	3/22/2019	0				32,503	(16)	138.64	3/22/2029	3/22/2019				5,796	(4)	985,668
	3/13/2020	0				22,488	(17)	154.95	3/13/2030	5/13/2019				3,683	(6)	626,331
										3/13/2020				12,480	(8)	2,122,349
										3/13/2020				2,990	(10)	508,479
										3/13/2020	3,226	(19)	548,614
TOTAL		0		0		89,556					3,226		548,614	28,051		4,770,353
Kelly S. Mark	8/25/2015	19,317	(12)	0				68.50	8/25/2022	3/8/2018	568	(18)	96,594
	3/10/2016	3,068	(18)	0				71.22	3/10/2026	8/28/2018	325	(18)	55,270
	3/9/2017	5,284	(18)	0				81.37	3/9/2027	3/22/2019				5,152	(4)	876,149
	8/1/2017	2,223	(18)	0				91.95	8/1/2027	5/13/2019				3,273	(6)	556,606
	3/8/2018	5,356	(18)	2,677	(18)			108.47	3/8/2028	3/13/2020				14,264	(8)	2,425,736
	8/28/2018	3,126	(18)	1,562	(18)			127.83	8/28/2028	3/13/2020				4,273	(10)	726,666
	3/22/2019	0				28,890	(16)	138.64	3/22/2029
	3/13/2020	0				25,700	(17)	154.95	3/13/2020
TOTAL		38,374		4,239		54,590					893		151,864	26,962		4,585,157
Gino A. Bonanotte(20)	3/10/2016	84,175	(13)			0		71.22	3/10/2026	3/8/2018				3,988	(3)	678,199
	3/9/2017	81,507	(14)			0		81.37	3/9/2027	3/22/2019				7,728	(4)	1,314,224
	3/8/2018	0				44,440	(15)	108.47	3/8/2028	5/13/2019				4,910	(6)	834,995
	3/22/2019	0				43,335	(16)	138.64	3/22/2029	3/13/2020				18,424	(8)	3,133,185
	3/13/2020	0				33,195	(17)	154.95	3/13/2020	3/13/2020				5,520	(10)	938,731
TOTAL		165,682		0		120,970					0		0	40,570		6,899,334

60	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

(1)	Market values in columns (h) and (j) are based on the closing price of our Common Stock on December 31, 2020 of $170.06 per share.
(2)

The 48,489 options and 471,398 stock-settled SARs vested in three equal installments, each vesting date the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on February 22, 2011, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of April 5, 2011; therefore, the installments vested on the first, second and third anniversaries of the grant date.

(3)

These market stock units vest on the first, second and third anniversary of the March 8, 2018 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. On March 8, 2019, the first anniversary of the grant date, our stock had appreciated by 31%; therefore, one-third of the award was earned at 131% of target. On March 8, 2020, the second anniversary of the grant date, our stock had appreciated by 71%; therefore, one-third of the award was earned at 171% of target. Table reflects maximum.

(4)

These market stock units vest on the first, second and third anniversary of the March 22, 2019 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. On March 22, 2020, the first anniversary of the grant date, our stock had appreciated by 18%; therefore, one-third of the award was earned at 118% of target. Table reflects maximum.

(5)

The grant vests in one installment on the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore, the options vested on the third anniversary of the grant date.

(6)

These performance stock units vest based on the Company’s total shareholder return performance from January 1, 2019 until December 31, 2021 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated in accordance with the payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will vest on March 7, 2022. Any performance stock units earned will convert into shares of common stock on a 1-for-1 basis on the vest date. Table reflects maximum.

(7)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore, the first, second and third installments vested on the first, second and third anniversaries of the grant date.

(8)

These market stock units vest on the first, second and third anniversary of the March 13, 2020 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. Table reflects maximum.

(9)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on March 10, 2014, and (b) the first, second and third anniversary of the grant date. As of August 26, 2016, the performance measure was met; therefore, the first and second installments vested on August 26, 2016 and the third installment vested on March 10, 2017.

(10)

These performance stock units vest based on the Company’s total shareholder return performance from January 1, 2020 until December 31, 2022 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated based on a payout factor, with a maximum opportunity of 250%. The performance stock units earned during the period, if any, will vest on March 13, 2023. Any performance stock units earned will convert into shares of common stock on a 1-for-1 basis on the vest date. Table reflects maximum.

(11)

These performance options vest on the third anniversary of the March 9, 2015 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. On March 9, 2018, the Company’s total shareholder return percentile ranking in the S&P 500 resulted in the performance options paying out at 150% of target.

(12)

Performance Contingent Stock Options (“PCSOs”) vested upon the attainment of each stock price hurdle as follows: 20% vested when the Company closing stock price was $85.00 for ten consecutive trading days (which was met on June 30, 2017); 30% vested when the Company closing stock price was $102.50 for ten consecutive trading days (which was met on February 28, 2018); and 50% vested when the Company closing stock price was $120.00 for ten consecutive trading days (which was met on July 24, 2018). The PCSOs became exercisable on the third anniversary of the date of grant. If any stock price hurdles were not met during the three-year period, the corresponding unvested PCSOs would have expired.

(13)

These performance options vest on the third anniversary of the March 10, 2016 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. On March 10, 2019, these POs vested at 250% of target.

(14)

These performance options vest on the third anniversary of the March 9, 2017 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. On March 9, 2020, these POs vested at 250% of target.

(15)

These performance options vest on the third anniversary of the March 8, 2018 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(16)

These performance options vest on the third anniversary of the March 22, 2019 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(17)

These performance options vest on the third anniversary of the March 13, 2020 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(18)	The grant vests or vested in three equal annual installments commencing on the first anniversary of the grant date.
(19)	The grant vests or vested in one annual installment commencing on the first anniversary of the grant date.
(20)	Mr. Bonanotte’s reported ownership is as of August 10, 2020, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Exchange Act.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	61

OPTION EXERCISES AND STOCK VESTED IN 2020

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Gregory Q. Brown	665,778	90,733,272	95,740	16,516,968
Jason J. Winkler	1,300	152,443	1,723	293,461
John P. Molloy	22,705	1,752,219	13,900	2,338,016
Mark S. Hacker	60,160	4,850,701	11,884	2,011,126
Kelly S. Mark	79,000	8,614,342	4,948	807,173
Gino A. Bonanotte(3)	112,292	12,980,310	15,885	2,688,157

(1)

The “Value Realized on Exercise” is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and multiplying such number by the number of options exercised. The market price of the underlying securities is based on the price of a share of our Common Stock as reported on the NYSE.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market closing price as reported on the NYSE of the underlying shares on the vesting date. When an award vests on a non-trading day, the most recent previous market closing price as reported on the NYSE is used for the purpose of this calculation.

(3)	Mr. Bonanotte’s reported information is as of August 10, 2020, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Exchange Act.

NONQUALIFIED DEFERRED COMPENSATION IN 2020

The Motorola Solutions Management Deferred Compensation Plan (the “Deferred Compensation Plan”) previously allowed eligible executive participants the opportunity to defer portions of their base salary and annual cash incentive compensation and thereby defer taxes. Effective June 1, 2013, the Deferred Compensation Plan was amended and restated to again allow eligible participants, including the NEOs, to defer portions of their base salary and cash incentive compensation otherwise payable in 2020. Motorola Solutions provides 100% matching contributions on up to 4% of eligible compensation deferred above IRS qualified plan limits ($285,000 in 2020), not to exceed $50,000 in the case of the NEOs. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred thereunder; however, refer to the paragraph below and the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2020 Summary Compensation Table on page 55 of this Proxy Statement for further information regarding above-market earnings on nonqualified deferred compensation in 2020 are shown below. Each of the NEOs participated in the Deferred Compensation Plan in 2020.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Gregory Q. Brown	37,500	48,825	2,645	0	571,109

Jason J. Winkler	91,328	27,424	135,938	-33,335	967,898

John P. Molloy	65,083	20,266	131,564	0	1,276,305

Mark S. Hacker	35,090	35,204	48,789	-175,123	482,667

Kelly S. Mark	215,389	48,825	118,868	0	1,088,359

Gino A. Bonanotte	0	39,548	182,926	0	1,561,560

(1)	For above-market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2020 Summary Compensation Table.

The amounts reported in the “Aggregate Earnings in Last FY” column in the table above represent all earnings on nonqualified deferred compensation in 2020. The portion of earnings reported as “above-market earnings” in the 2020 Summary Compensation Table in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represents the amount in excess of 1.56% (120% of the applicable federal rate threshold established for 2020 pursuant to SEC rules).

62	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

The Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The investment fund choices mirror the fund choices available in the Motorola Solutions 401(k) Plan. The participant’s deferrals into the Deferred Compensation Plan are deemed to be invested in one or more of these funds, as per the participant’s election. The participant does not actually own any shares of the investment funds he selects.

Fund Offering	Investment Classification	1-Year Annualized Average Rate of Return on December 31, 2020

* Short-Term Investment Fund	Money Market	0.52%

* Short-Term Bond Fund	Short-Term Bond	3.21%

* Intermediate-Term Bond Fund	Intermediate-Term Bond	7.56%

* Large Company Equity Fund	Large Cap Blend	18.42%

* Mid-Sized Company Equity Fund	Mid Cap Blend	13.79%

* Small Company Equity Fund	Small Cap Blend	20.18%

* International Equity Fund	International Large Blend	11.48%

Changes to distribution elections must be filed at least 12 months in advance of a previously elected payment start date. Any change will require that the payment start date be at least five years later than the previously elected payment start date. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of death or, under certain circumstances, a change in control of the Company.

RETIREMENT PLANS

Our defined benefit pension plan was offered to eligible employees (including NEOs) hired before January 1, 2005. We offered the Motorola Solutions Pension Plan (the “Pension Plan”), a qualified pension plan with two different benefit formulas. Effective January 1, 2005, newly hired employees were no longer eligible to participate in the Pension Plan. Effective March 1, 2009, all future benefit accruals and compensation increases under the Pension Plan automatically ceased for all individuals who were participants as of February 28, 2009. In connection with the December 3, 2014 termination of our Pension Plan, a new pension plan was adopted with the same terms and conditions and the benefits for eligible employees have not changed. All references herein to the Pension Plan shall be deemed to refer to the new pension plan.

The Company also offers a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution.

Pension Plan

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan formula provides an annual pension annuity benefit based on the participant’s average earnings and benefit service, offset by an estimated age 65 Social Security benefit. The Traditional Plan formula is calculated either based on “final average earnings” and estimated Social Security benefit as of December 31, 2007, or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit. The Portable Plan formula provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting and benefit service. The Portable Plan also calculates a benefit based on “final average earnings” as of December 31, 2007 or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit.

A participant’s “final average earnings” are his/her average earnings for the five years of his/her highest pay during the last ten calendar years (including years he/she did not work a complete year) of the participant’s employment with the Company. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (or fewer if hired after 2002) years of his/her highest pay during the ten calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the Pension Plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump sum merit pay, and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

401(k) Plan

The Motorola Solutions 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and /or Roth after-tax contributions, up to the first 4% of eligible compensation. Employees are permitted to contribute up to 75% of eligible compensation on a pre-tax and/or Roth after-tax basis and up to 10% of eligible compensation as after-tax contributions, subject to IRS limits. The 401(k) Plan also offers a discretionary matching contribution, which shall be determined annually by a group comprised of certain Company officers and/or their designees.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	63

As part of our efforts to reduce our operating expenses in 2020 in response to the impact of COVID-19 on our business, we suspended our 401(k) Plan company matching contribution, effective May 3, 2020. We subsequently reinstated company matching contributions effective January 1, 2021.

PENSION BENEFITS IN 2020

Assumptions described in Note 8, “Retirement Benefits,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 are also used below and incorporated by reference.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Gregory Q. Brown	Portable Pension Plan	6 Years 2 Months	196,892	0

Jason J. Winkler	Portable Pension Plan	7 Years 7 Months	177,815	0

John P. Molloy	Portable Pension Plan	14 Years 8 Months	397,124	0

Mark S. Hacker	Portable Pension Plan	8 Years 1 Month	242,207	0

Kelly S. Mark	Portable Pension Plan	1 Year 3 Months	34,202	0

Gino A. Bonanotte	Traditional Pension Plan	21 Years	1,037,605	0

(1)

When Motorola Solutions acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service.

EMPLOYMENT CONTRACTS

Certain elements of compensation set forth in the 2020 Summary Compensation Table and Grants of Plan-Based Awards in 2020 Table reflect the terms of our employment agreement with Gregory Q. Brown, as further described below.

Employment Agreement with Gregory Q. Brown

On August 27, 2008, the Company entered into an employment agreement (the “original employment agreement”) with Gregory Q. Brown, then the Co-Chief Executive Officer of the Company and Chief Executive of the Company’s Broadband Mobility Solutions business and a member of the Board. The original employment agreement memorialized Mr. Brown’s base salary of $1,200,000, an annual bonus target of not less than 220% of base salary which was subsequently amended to 150% on March 10, 2014 as described below, a long-range incentive award target of not less than 350% of base salary for the award that relates to the 2008-2010 performance period and 250% of his base salary thereafter, and a 2008 special bonus target. The original employment agreement had an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. As previously disclosed, on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 annual or special bonus under the former Motorola Incentive Plan. The original employment agreement was amended on December 15, 2008, May 28, 2010 and March 10, 2014 (the original employment agreement, together with the amendments, are collectively referred to as the “employment agreement”). The Compensation and Leadership Committee determines Mr. Brown’s compensation on an annual basis, which cannot be lower than the amounts described above.

In the event of Mr. Brown’s termination of employment by the Company “without cause” or by Mr. Brown for “good reason,” Mr. Brown will be entitled to, among other items: (1) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses); (2) a lump sum severance payment equal to two times (prior to a change in control) or three times (on or within 24 months of a change in control) the sum of his base salary and target annual bonus; (3) a pro rata annual bonus based on actual performance during the year in which termination occurs; (4) two years (prior to a change in control) or three years (on or within 24 months of a change in control) of medical benefits continuation; and (5) two years’ continued vesting of all outstanding equity awards (prior to a change in control) or accelerated vesting of all outstanding equity awards (on or within 24 months of a change in control). In the event the Company terminates Mr. Brown’s employment for “cause” or Mr. Brown terminates employment without “good reason,” he is entitled only to accrued and unpaid base salary and vacation pay and reimbursement of certain business expenses. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to, among other items, accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding at the date of termination.

“Good reason” for Mr. Brown to terminate his employment and receive the above generally includes: (1) a material reduction in salary, bonus targets, or aggregate level of employee benefits; (2) a diminution in title or material diminution in position, authority, duties or responsibilities, subject to certain exceptions; (3) a failure to continue on the Board or material negative change in reporting structure; (4) a relocation of employment beyond 50 miles of Schaumburg, Illinois; (5) the failure of the successor to what is now Motorola Solutions to assume the employment agreement; or (6) any other material breach of the employment agreement.

64	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

During his employment term, Mr. Brown is eligible to participate in the health and welfare plan, perquisites, fringe benefits and other arrangements generally available to other senior executives. Mr. Brown is required to use the Company’s aircraft, if any, or Company arranged charter aircraft, for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Company’s change in control severance plans. Previously, Mr. Brown was entitled to a gross up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (in other words, change in control payments will be reduced below the Code Section 280G safe harbor if the total payments are less than 10% in excess of the Code Section 280G safe harbor). However, Mr. Brown’s employment agreement was amended on March 10, 2014 to remove the gross-up for excise taxes.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Arrangements

The Company’s 2011 Senior Officer Change in Control Severance Plan, amended and restated in 2014 (the “CIC Severance Plan”), is applicable to the NEOs, other than Mr. Brown, as well as all officers who are at or above the level of Senior Vice President (“Senior Officers”).

CIC Provision	CIC Severance Plan

Eligibility	All existing or newly elected or promoted executives with the following titles: • Executive Vice President • Senior Vice President

CIC Cash Severance Multiple	Two times sum of current base salary and current target annual bonus

Medical Benefit Continuation	Two years

Excise Tax Gross-Up	None. In the event change in control benefits are subject to the excise tax under Section 4999 of the Code, either the participant will pay the excise taxes or the benefits will be cut back to an amount that eliminates imposition of the excise taxes, whichever option is more favorable to the participant on an after-tax basis.

Advance Notification to Participant of Plan Amendment	One year

In particular, under the CIC Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant terminates employment with the Company within two years subsequent to a Change in Control of the Company for “Good Reason;” or if the participant’s employment with the Company is involuntarily terminated within two years subsequent to a Change in Control of the Company for any reason other than termination for “Cause,” “Disability,” death or retirement under a mandatory retirement policy; or in the event of an anticipatory termination in connection with a Change in Control of the Company;

•

qualifying participants are entitled to receive a lump sum in cash (with limited exceptions) equal to their unpaid salary for accrued vacation days, accrued salary through the termination date and unpaid annual incentive or sales incentive bonuses for the preceding year;

•

qualifying participants are also entitled to receive a lump sum in cash equal to two times the participant’s base salary in effect on the termination date plus two times the participant’s target annual bonus or sales incentive bonus for the year in which termination occurs;

•	qualifying participants will also receive a pro rata target annual or sales incentive bonus for the performance period (year, quarter or month) in which the termination occurs;

•	payments may be made at different times or in different formats depending on the application of Section 409A of the Code;

•

qualifying participants will also receive continued medical, dental and life insurance benefits for up to two years at the active employee premium rate, and two years of age and service credit for retiree medical eligibility; and

•

in the event a qualifying participant is subject to the excise tax under Section 4999 of the Code, either (a) the participant will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (b) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the participant on an after-tax basis.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	65

If a Change in Control occurs during the term, the CIC Severance Plan continues for at least an additional two years from the Change in Control. The CIC Severance Plan may not be amended or terminated in a manner adverse to participants except upon one year’s advance written notice.

In addition to plans covering all of the Company’s Senior Officers, there are change in control protections for the general employee population under the Motorola Solutions, Inc. Involuntary Severance Plan.

Also, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the Omnibus Plan, upon a Change in Control of the Company and a qualifying termination (known as a “double trigger”), all equity-based awards granted to employees, including our NEOs, become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions are deemed met; all performance stock would be delivered as promptly as practicable; all performance units, restricted stock units and other units would be paid out as promptly as practicable; all annual short-term incentive awards would be paid out at target levels and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. The value of this potential acceleration of awards is the same as the value disclosed for the LRIP, stock options and SARs, and RSUs under the “Involuntary Termination-Change in Control” column of the Termination and Change in Control Table for 2020. A qualifying termination includes an NEO who is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months following the Change in Control. This treatment also applies for any awards that are assumed or replaced by the successor corporation (or parent thereof) if these awards preserve the value of existing awards at the time of the Change in Control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are not assumed or replaced, such awards shall immediately vest.

Executive Severance Plan

The Company has maintained an executive severance plan for all U.S.-based elected officers and Appointed Vice Presidents since October 1, 2008. On January 24, 2011, the Compensation and Leadership Committee approved and adopted the Company’s 2011 Executive Severance Plan, amended and restated in 2014 (the “Executive Severance Plan”). The Executive Severance Plan is applicable to the NEOs, other than Mr. Brown, and is the Company’s severance plan for officers of the Company at or above the level of Appointed Vice President (“Vice Presidents”), with additional eligibility for certain participants as set forth therein.

Executive Severance Provision	Executive Severance Plan

Eligibility

Existing or newly elected or promoted executives in the United States with the following titles:

•   Executive Vice Presidents

•   Senior Vice Presidents

•   Corporate Vice Presidents

•   Appointed Vice Presidents

Qualifying Event	Executive must have a qualifying termination and such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code, with execution of a general release

Severance Amount	• Appointed Vice President – 9 months base salary • Corporate Vice President and above – 12 months base salary

Definition of Severance Bonus	Pro rata STIP or AIP, as applicable, award based on actual business results for the year in which separation occurred and with an individual performance factor of 1.0, if applicable

Medical Benefit Continuation	• Appointed Vice President – 9 months medical plan coverage • Corporate Vice President and above – 12 months medical plan coverage

Career Outplacement Services	Up to 12 months outplacement services or a cash payment in lieu of such services

Financial Planning	Appointed Vice President and above – 12 months or April 30 of calendar year following year of separation

Advance Notification to Participant of Plan Amendment	One year

In particular, under the Executive Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (a) for total and permanent disability; (b) for “Cause;” (c) due to death; (d) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with

66	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or (f) if the participant terminates voluntarily for any reason;

•

qualifying participants who execute a prescribed release of claims, are not in breach of any covenants or other agreements with the Company and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of Appointed Vice Presidents) of base salary continuation and a pro rata annual bonus or pro rata sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

•

qualifying participants would receive (a) 12 months (nine months in the case of Appointed Vice Presidents) of continued medical plan coverage at the active employee premium rate, (b) up to 12 months of career outplacement services, or cash in-lieu thereof not to exceed the cost of such outplacement services, and (c) a minimum of 12 months of financial planning services;

•

any severance pay and benefits paid under the Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable change in control plan and/or other individual severance arrangements;

•

if a qualified participant receives a pro rata annual bonus or pro rata sales incentive under the Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

•

the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

If a Change in Control occurs, the Executive Severance Plan continues for at least an additional two years after the Change in Control. The Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

Termination and Change in Control Tables for 2020

The tables below outline the potential payments to our NEOs upon the occurrence of certain termination triggering events. Standard definitions for the various types of terminations follow the tables, although exact definitions may vary by agreement and by person.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2020. For each NEO, the columns included reflect the triggering events that were theoretically possible on December 31, 2020.

Gregory Q. Brown

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$6,875,000	$0	$0	$0	$6,875,000	$10,312,500

Short-Term Incentive(3)	1,093,750	2,187,500	1,093,750	0	1,093,750	2,187,500

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	0	0	0	0

• 2019-2021 LRIP(3)	0	0	0	0	0	0

• Stock Options and SARs (Unvested and Accelerated or Continued Vesting)(4)	6,956,800	0	9,045,589	0	6,956,800	9,045,589

• Restricted, Performance and Market Stock Units (Unvested and Accelerated or Continued Vesting)(4)	20,798,168	0	21,676,698	0	20,798,168	21,676,698

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	24,626	0	0	0	24,626	36,939

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

TOTAL	$35,748,344	$2,204,000	$31,832,537	$0	$35,764,844	$43,275,726

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	67

Jason J. Winkler

Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$550,000	$2,035,000

Short-Term Incentive(3)	0	0	193,833	0	193,833	387,665

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	107,480	0	0	322,441

• 2019-2021 LRIP(3)	0	0	182,500	0	0	273,750

• Stock Options (Unvested and Accelerated)(4)	0	0	547,806	0	0	547,806

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,290,585	0	654,391	1,290,585

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	528	528

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$16,500	$2,338,704	$0	$1,433,252	$4,874,275

John P. Molloy

Executive Vice President, Products and Sales

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$740,000	$2,886,000

Short-Term Incentive(3)	0	0	348,689	0	348,689	651,810

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	177,778	0	0	533,333

• 2019-2021 LRIP(3)	0	0	277,778	0	0	416,667

• Stock Options (Unvested and Accelerated)(4)	0	0	1,747,632	0	892,070	1,747,632

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	5,960,943	0	1,600,435	5,960,943

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	15,799	15,799

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$16,500	$8,529,320	$0	$3,631,492	$12,228,684

68	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

Mark S. Hacker

Executive Vice President, General Counsel and Chief Administrative Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$630,000	$2,457,000

Short-Term Incentive(3)	0	0	296,908	0	296,908	555,037

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	116,667	0	0	350,000

• 2019-2021 LRIP(3)	0	0	200,000	0	0	300,000

• Stock Options (Unvested and Accelerated)(4)	0	0	1,395,949	0	780,530	1,395,949

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	6,278,955	0	1,910,964	6,278,955

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	15,693	15,693

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$16,500	$8,304,979	$0	$3,668,595	$11,369,135

Kelly S. Mark

Executive Vice President, Software and Services

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$600,000	$2,340,000

Short-Term Incentive(3)	0	0	279,847	0	279,847	521,769

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	133,333	0	0	400,000

• 2019-2021 LRIP(3)	0	0	177,778	0	0	266,667

• Stock Options (Unvested and Accelerated)(4)	0	0	749,260	0	145,571	749,260

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	5,419,642	0	1,370,854	5,419,642

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	15,664	15,664

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$16,500	$6,776,360	$0	$2,446,435	$9,729,503

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	69

Gino A. Bonanotte

Former Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$718,000	$2,800,200

Short-Term Incentive(3)	0	634,867	339,363	0	339,363	634,867

Long-Term Incentives

• 2020-2022 LRIP(3)	0	172,222	172,222	0	0	516,667

• 2019-2021 LRIP(3)	0	266,667	266,667	0	0	400,000

• Stock Options (Unvested and Accelerated)(4)	0	0	1,723,047	0	1,003,547	1,723,047

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	2,443,932	0	739,761	2,443,932

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	15,777	15,777

Financial Planning Continuation	0	15,000	15,000	0	15,000	15,000

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$1,088,756	$4,960,231	$0	$2,849,449	$8,549,490
(1)

For purposes of this analysis, we assumed the NEOs’ compensation is as follows: Mr. Brown’s base salary is equal to $1,250,000, his short-term incentive target opportunity under the STIP is equal to 175% of base salary and his long-term incentive target opportunity under the 2020-2022 and 2019-2021 LRIP cycles is equal to 376% and 296% of cycle start salary, respectively. Mr. Winkler’s base salary is equal to $550,000, his short-term incentive target opportunity under the STIP is equal to 85% of actual earnings and his long-term incentive target opportunity under the 2020-2022 and 2019-2021 LRIP cycles is equal to $322,441 and $273,750, respectively. Mr. Molloy’s base salary is equal to $740,000, his short- term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2020- 2022 and 2019-2021 LRIP cycles is equal to $1,066,666 and $833,334, respectively. Mr. Hacker’s base salary is equal to $630,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2020-2022 and 2019-2021 LRIP cycles is equal to $700,000 and $600,000, respectively. Mr. Mark’s base salary is equal to $600,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2020-2022 and 2019-2021 LRIP cycles is equal to $800,000 and $533,334, respectively. Mr. Bonanotte’s base salary is equal to $718,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2020-2022 and 2019-2021 LRIP cycles is equal to $1,033,334 and $800,000, respectively.

(2)

Under Involuntary Termination-Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown, severance is calculated as two times base salary plus two times target STIP award, as further discussed in “Employment Agreement with Gregory Q. Brown” on page 64 of this Proxy Statement. Under Involuntary Termination-Change in Control, severance is calculated as two times base salary plus two times target bonus in the year of termination pursuant to the Senior Officer Change in Control Severance Plan, and pursuant to Mr. Brown’s employment agreement is calculated as three times base salary plus three times target bonus in the year of termination. Actual severance payments may vary. See “Executive Severance Plan” on page 66 of this Proxy Statement for further details.

(3)

Assumes the effective date of termination is December 31, 2020 and that the payment is calculated pursuant to the terms and conditions of the applicable arrangement or plan; the payment under the 2020-2022 LRIP cycle is equal to one-third of the target award and the payment under the 2019-2021 LRIP cycle is equal to two-thirds of the target award for Total and Permanent Disability or Death and the full target award for Involuntary Termination-Change in Control. If the NEO does not meet the rule of retirement under the STIP or under the LRIP on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. If an NEO has not met the applicable rule of retirement, he is not automatically entitled to a pro rata payment under the LRIP in the event of an Involuntary Termination-Not for Cause unless the LRIP cycle is in its final year at the time of termination. Mr. Brown’s 2020-2022 LRIP and 2019-2021 LRIP reflects $0 under all termination scenarios because his award is denominated 100% in PSUs. The other NEOs’ 2020-2022 LRIP and 2019-2021 LRIP, except Mr. Winkler, reflects the 50% to be settled in cash at the end of the performance period and their remaining 50% is included as PSUs.

(4)

Assumes the effective date of termination is December 31, 2020 and the price per share of Common Stock on the date of termination is $170.06 per share, the closing price of the Common Stock on December 31, 2020. If the NEO does not meet the rule of retirement, if applicable, under the equity plans on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. For Involuntary Termination-Not For Cause, the vesting for unvested equity is pro rata accelerated for full months of service from the grant date, or beginning of the performance period, to the termination date. For Mr. Brown, under Voluntary Termination-Good Reason and Involuntary Termination-Not For Cause, equity continues to vest for a period of two years following termination. The value of dividend equivalent shares on Mr. Brown’s restricted shares is not included.

(5)

Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.

(6)

See “Nonqualified Deferred Compensation in 2020” on page 62 of this Proxy Statement for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.

(7)

Health and Welfare Benefits Continuation is calculated as 12 months (except with respect to Mr. Brown, which is calculated as 24 months per his employment agreement) as provided in the Executive Severance Plan under Involuntary Termination-Not for Cause and as 24 months (except with respect to Mr. Brown, which is calculated as 36 months per his employment agreement) under Involuntary Termination-Change in Control. Mr. Brown’s employment agreement also provides for 24 months benefits continuation under Voluntary Termination-Good Reason.

(8)

Mr. Brown’s employment agreement and our Senior Officer Change in Control Severance Plan use a “double trigger.” In other words, in order for severance benefits to be “triggered,” (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “Cause” or must leave for “Good Reason” within 24 months following the change in control. Mr. Brown’s employment agreement has unique definitions of “Cause” and “Good Reason.” The total amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

Definitions:

“Voluntary Termination” means a termination initiated by the officer.

70	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

“Voluntary Termination-Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced from such total annual compensation as in effect during the 90-day period immediately preceding a Change in Control, (4) the Company requires regular performance of duties beyond a 50-mile radius from the officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Mr. Brown, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure, (2) Mr. Brown is not the sole Chief Executive Officer of Motorola Solutions on and after September 1, 2011, or (3) the failure of the successor to what is now Motorola Solutions to assume his employment agreement.

“Voluntary Termination–Retirement” means, apart from any pension plan or STIP, for purposes of the awards under the Omnibus Plan prior to March 9, 2015 and the awards under the Motorola Solutions LRIP prior to February 11, 2015, retirement after reaching age 55 with at least 20 years of service, or age 60 with at least 10 years of service, or age 65; for purposes of awards under the Omnibus Plan on or after March 9, 2015 and awards under the LRIP, retirement after reaching age 55 with at least 10 years of service, or age 60 with at least 5 years of service, or age 65; for purposes of the STIP, retirement after reaching age 55 with 3 years of service; and for purposes of the Motorola Elected Officer Supplementary Retirement Plan, retirement after reaching age 60 (early retirement age for an unreduced benefit) or age 57 for a reduced benefit retirement, if applicable.

“Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

“Involuntary Termination–For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination–Not for Cause” means termination of employment for reasons other than “For Cause,” Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	71

CEO PAY RATIO

Our CEO Pay Ratio for 2020, calculated in accordance with the requirements set forth in Item 402(u) of Regulation S-K, is 286:1.

•

Non-material changes in our global workforce prompted the use of the same median employee as in 2019, as permitted under SEC rules. Since the date used to select the median employee, there have been no changes to our employee population or compensation arrangements that we believe would significantly impact the pay ratio disclosure. In making this determination, we considered the exclusion of 729 employees who joined the Company in 2020 in connection with various acquisitions.

•

Mr. Brown’s total annual compensation, as disclosed in the 2020 Summary Compensation Table (“SCT”), was $23,046,559, which is a 2.4% decrease from 2019 partially due to the temporary decrease in his base salary, in response to the COVID-19 pandemic, from May 3, 2020 through November 1, 2020.

•	The median of the annual total compensation of all our employees (other than Mr. Brown) was $80,445 in 2020.

We selected October 1, 2019 as the date to determine our median employee. As of that date, we had 17,536 global employees, excluding the CEO, in 58 countries. Of our 17,536 employees, 8,129 were located in the U.S. and 9,407 were located outside of the U.S. as of such date. Our median employee was identified in 2019 using the Company’s global full-time, part-time, temporary and seasonal employees employed on that date. As part of our methodology, and as permitted under the pay ratio rule, we excluded all employees in the following 14 countries (872 total employees excluded, which is just below 5.0% of our total workforce as of October 1, 2019 when we identified our median employee):

Countries Excluded	Number Employees

Algeria	13

Argentina	46

Chile	420

Colombia	62

Egypt	12

Greece	4

Lithuania	5

Mexico	151

Pakistan	2

Philippines	3

Qatar	3

Romania	12

Ukraine	4

Vietnam	135

Total Employees Excluded:	872

Annual base salary (converted to USD) and wages plus overtime were used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2019.

After identifying the median employee in 2019, as described above, the same median employee’s 2020 total annual compensation was calculated in the same manner as for the NEOs in the 2020 SCT and the CEO’s total annual compensation is the same as in the SCT.

72	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Motorola Solutions shareholders	5,577,197(2)(3)(4)	$78.90	11,859,930(5)
Equity compensation plans not approved by Motorola Solutions shareholders	–	–	–

(1)	The weighted-average exercise price does not include outstanding restricted or deferred stock units.
(2)	Includes shares subject to outstanding options granted under the Omnibus Plan and prior stock incentive plans no longer in effect for new grants.
(3)

Includes an aggregate of 1,157,946 restricted or deferred stock units that have been granted or accrued pursuant to dividend equivalent rights under the Omnibus Plan and prior stock incentive plans which are no longer in effect for new grants. Each restricted or deferred stock unit is intended to be the economic equivalent of one share of Common Stock. It does not include 15,118 restricted stock units which provide by their terms for cash settlement.

(4)

Includes 365,952 shares subject to outstanding stock appreciation rights (“SARs”) granted under the Omnibus Plan (“Plan SARs”). Plan SARs enable the recipient to receive, for each SAR granted, a settlement amount equal to the excess of the fair market value of one share of Common Stock on the date the SAR is exercised over the fair market value of one share of Common Stock on the date the SAR was granted. The settlement amount of the Plan SARs is payable in shares of Common Stock. The 365,952 shares subject to the Plan SARs assumes the exercise of 471,398 Plan SARs on December 31, 2020 at $170.06, the closing price of the Common Stock on December 31, 2020, resulting in 105,446 shares that would not be issued in settlement of the Plan SARs.

(5)

Of these shares: (i) 5,950,314 shares remain available for future issuance under the Motorola Solutions Employee Stock Purchase Plan of 1999, as amended; and (ii) an aggregate of 5,909,616 shares remain available for future issuance under the Omnibus Plan. In addition to stock options, other equity benefits which may be granted under the Omnibus Plan are SARs, restricted stock, restricted stock units, deferred stock units, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the Omnibus Plan in payment of awards under the Company’s long-range incentive plans.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	73

AUDIT COMMITTEE MATTERS

THE FOLLOWING “REPORT OF AUDIT COMMITTEE” SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter that is available at investors.motorolasolutions.com/corporate-governance/GovDocs. The responsibilities of the Audit Committee include assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Audit Committee also appoints and retains the independent registered public accounting firm. During 2020, the Audit Committee’s oversight responsibilities also included timely, explicit and continuing consideration of how COVID-19 impacted the areas above and its oversight of PwC.

On March 8, 2021, the Board determined that each member of the Audit Committee was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Solutions, Inc. Director Independence Guidelines. The Board also determined that (1) Mr. Jones, Ms. Lewent and Mr. Mondre are each an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “Who We Are—Board” on page 11 of this Proxy Statement, and (2) each member of the Audit Committee is “financially literate.”

The Audit Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2020, the Audit Committee met 8 times. The Audit Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Audit Committee meets privately with the independent registered public accounting firm, the chief financial officer, the director of internal audit, the chief ethics officer, the chief legal counsel and, from time to time, other members of management. Outside of formal meetings, Audit Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Audit Committee also engages the independent registered public accounting firm to perform a review of the interim financial statements in accordance with Statement on Auditing Standards (“SAS”) No. 100 and discusses the results of each review with the independent registered public accounting firm.

Throughout the year, the Audit Committee monitors matters related to the independence of PwC, the Company’s independent registered public accounting firm since its appointment for the fiscal year ended December 31, 2019. As part of its monitoring activities, the Audit Committee reviews the relationships between PwC and the Company. After reviewing the relationships and discussing them with management, the Audit Committee discussed PwC’s overall relationship with the Company, as well as PwC’s objectivity and independence. Based on its review, the Audit Committee is satisfied with PwC’s independence.

PwC also has provided the Audit Committee with the written disclosures and the letter, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed and confirmed PwC’s independence from the Company and management with PwC. The Audit Committee also discussed with management, the internal auditors and PwC, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both PwC and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with PwC all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. With and without management present, the Audit Committee discussed and reviewed the results of PwC’s examination of the consolidated financial statements. The Audit Committee also discussed the results of the internal audit examinations. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2020 with management and PwC. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and PwC has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and PwC, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2020 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal controls over financial reporting as of December 31, 2020. Management is responsible for maintaining adequate internal controls over financial reporting and for its assessment of the effectiveness of internal controls over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing the effectiveness of internal controls over financial reporting and expressing an opinion thereon based on its

74	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

audit. Based on the above-mentioned review and discussions with management and PwC, the Audit Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2020 and the report of PwC be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

As specified in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2020, the Audit Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of PwC with respect to such consolidated financial statements.

Respectfully submitted,

Judy C. Lewent, Chair

Clayton M. Jones

Gregory K. Mondre

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	75

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee appoints and engages the independent registered public accounting firm annually. PwC served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2020 and December 31, 2019 and is serving in such capacity for the current fiscal year.

Audit Fees and All Other Fees

The aggregate fees billed by PwC for professional services to the Company were $8.5 million in 2020 and $9.0 million in 2019. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Audit-Related Fees also include due diligence procedures performed in connection with merger and acquisition activities. The fees billed by PwC for tax services, which primarily related to multi-national tax compliance services, are listed below under “Tax Fees.”

The following table further summarizes fees billed to the Company by PwC during 2020 and 2019.

(In millions)	2020	2019

Audit Fees	$6.7	$6.5

Audit-Related Fees	$0.1	$0.2

Tax Fees	$1.7	$2.3

All Other Fees	$0.0	$0.0

Total	$8.5	$9.0

AUDIT COMMITTEE PRE-APPROVAL POLICIES

In addition to retaining PwC to audit the Company’s consolidated financial statements and internal controls over financial reporting for 2020 and 2019, PwC and other accounting firms were retained to provide auditing and advisory services in 2020. The Audit Committee has historically engaged PwC to provide divestiture and acquisition-related due diligence and audit services, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from PwC only when the services offered by the firm are competitive with other service providers and do not impair the independence of PwC.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by PwC. Below is a summary of the policy and the Company’s procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee Auditor Policy includes an approved list of services that PwC can provide, including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Chief Accounting Officer to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s Chief Accounting Officer with the authority to pre-approve fees less than $100,000, limited to a cumulative cap of $200,000, between Audit Committee meetings, for allowable audit and audit-related services, and to pre-approve fees less than $20,000, limited to a cumulative cap of $50,000, between Audit Committee meetings, for allowable tax services and fees. The Audit Committee Chair has the authority to pre-approve fees on the list of approved services, outside of the Chief Accounting Officer’s allowable authorization, in advance of the Audit Committee meeting. The Chief Accounting Officer is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee reviews, and if necessary, formally approves updated audit, audit-related, tax and other services and fees.

In 2020, management did not approve any services that were not on the list of services pre-approved by the Audit Committee.

76	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

OUR SHAREHOLDERS

SECURITY OWNERSHIP INFORMATION

Management and Directors

The following table sets forth information as of the close of business on March 15, 2021 regarding the beneficial ownership of shares of Common Stock by: (i) each director and nominee for director of the Company, (ii) each NEO, and (iii) all directors and executive officers of the Company as a group. Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of, as well as any shares that such person has the right to acquire within 60 days, including through the exercise of options or other rights. Under these rules, the same shares may be beneficially owned by more than one person if there is shared power to vote and/or shared power to direct the disposition of the shares. Except as otherwise indicated in the footnotes below, to our knowledge, the persons named possessed sole voting and investment power over such shares, and such shares are not subject to any pledge. Unless otherwise noted, the address of each beneficial owner listed below is c/o Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

Name	Shares of Common Stock Beneficially Owned(2)(3)(4)		Percent of Common Stock Outstanding
Gregory Q. Brown	3,293,258	(5)	1.91%

Jason J. Winkler	32,771		*

John P. Molloy	117,436		*

Mark S. Hacker	42,275		*

Kelly S. Mark	67,828		*

Gino A. Bonanotte(1)	217,906		*

Kenneth D. Denman	4,745		*

Egon P. Durban	0		*

Clayton M. Jones	0		*

Judy C. Lewent	30,479		*

Gregory K. Mondre	70		*

Joseph M. Tucci	1,440		*

All current directors, NEOs and executive officers as a group (14 persons)	3,870,877		2.25%

*	Less than 1% of the Company’s outstanding Common Stock
(1)

Mr. Bonanotte retired as the Company’s Chief Financial Officer on June 30, 2020 and retired from his role as Executive Vice President on December 31, 2020, and is included as an NEO as a result of serving as one of the Company’s Chief Financial Officers during 2020. Mr. Bonanotte’s reported ownership is as of August 10, 2020, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Exchange Act.

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(2)

For our NEOs and other executive officers, represents (i) shares subject to stock options that are or become exercisable within 60 days of March 15, 2021, (ii) stock units that are deemed to be beneficially owned as of March 15, 2021, and (iii) shares of Common Stock held, each as follows:

Name	Stock Options	Stock Units	Common Stock	Total
Gregory Q. Brown	2,826,589	36,132	430,537	3,293,258
Jason J. Winkler	29,222	0	3,549	32,771
John P. Molloy	76,819	0	40,617	117,436
Mark S. Hacker	27,652	0	14,623	42,275
Kelly S. Mark	41,051	0	26,777	67,828
Gino A. Bonanotte	165,682	0	52,224	217,906
All executive officers as a group, other than the NEOs listed above (2 individuals)	48,745	0	13,924	62,669

(3)

For our NEOs and other executive officers, does not include shares underlying market stock units (“MSUs”) that become exercisable upon achievement of performance objectives that vest within 60 days of March 15, 2021, as follows:

Name	MSUs
Gregory Q. Brown	8,947
Jason J. Winkler	0
John P. Molloy	2,013
Mark S. Hacker	1,449
Kelly S. Mark	1,288
Gino A. Bonanotte	1,932
All executive officers as a group, other than the NEOs listed above (2 individuals)	1,932

(4)

For our non-employee directors, does not include DSUs. The table below shows DSUs (including additional DSUs credited as a result of dividend equivalents earned with respect to the DSUs) held separately, and in total with beneficially owned stock, as of March 15, 2021 by each non-employee director as follows:

Name	Deferred Stock Units	Shares of Common Stock Beneficially Owned	Total
Kenneth D. Denman	2,842	4,745	7,587
Egon P. Durban	16,400	0	16,400
Clayton M. Jones	11,883	0	11,883
Judy C. Lewent	5,881	30,479	36,360
Gregory K. Mondre	16,675	70	16,745
Joseph M. Tucci	7,119	1,440	8,559

(5)

Mr. Brown has shared voting and investment power over 130,456 shares, included under “Shares of Common Stock Beneficially Owned”. He disclaims beneficial ownership over 128,236 shares held in trusts of which his wife is trustee and 2,220 shares held by his wife.

78	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

Principal Shareholders

The following table sets forth information as of March 15, 2021 with respect to any person who is known to be the beneficial owner of more than 5% of Common Stock.

Name and Address	Number of Shares of Motorola Solutions, Inc. and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	16,004,308 shares of Common Stock	(2)	9.45%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	18,373,703 shares of Common Stock	(3)	10.85%

(1)

The percentage calculations set forth above are based on 169,368,522 shares of Common Stock outstanding as of March 15, 2021 rather than the percentages set forth on various shareholders’ Schedule 13G filings.

(2)

Solely based on information in a Schedule 13G/A Amendment No. 8 filed with the SEC on January 29, 2021 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2020, BlackRock, Inc., as the parent holding company, was the beneficial owner with sole voting power as to 14,297,170 shares, sole dispositive power as to 16,004,308 shares and no shared voting or dispositive power over any shares.

(3)

Solely based on information in a Schedule 13G/A Amendment No. 6 filed with the SEC on February 10, 2021 by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2020, The Vanguard Group was the beneficial owner with shared voting power as to 298,083 shares, sole dispositive power as to 17,612,770 shares, shared dispositive power as to 760,933 shares and no sole voting power over any shares.

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USER’S GUIDE

All shareholders may view and print this Proxy Statement and the 2020 Annual Report at the Company’s website at investors.motorolasolutions.com/earnings-sec-filings/AnnualReports. The information contained on Motorola Solutions’ website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.

INSTRUCTIONS FOR VIRTUAL ANNUAL MEETING

This year our Annual Meeting will be a completely virtual meeting due to the public health impact of the COVID-19 pandemic and to support the health and wellbeing of our shareholders and associates. There will be no physical meeting location. The meeting will only be conducted via live audio webcast. The online meeting format provides our shareholders with expanded access to the Annual Meeting, providing shareholders who would not otherwise be able to attend the meeting the opportunity to do so.

To participate in the virtual meeting if you are a shareholder of record, visit www.virtualshareholdermeeting.com/MSI2021 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card (if you receive a printed copy of the proxy materials). If your shares are held in “street name,” you will need to contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the online meeting. You may begin to log into the meeting platform beginning at 9:15 a.m. Central Time on May 18, 2021. The meeting will begin promptly at 9:30 a.m. Central Time on May 18, 2021.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and desktop and laptop devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/MSI2021, type your question into the “Submit a Question” field under “Q&A”, and click “Submit.” In order to submit a question during the meeting, you will be required to provide your 16-digit control number, name, and email address. More detailed guidelines for submitting questions during the meeting will also be available at www.virtualshareholdermeeting.com/MSI2021.

Our question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our investor relations website prior to the date of the Annual Meeting, and will include certain procedural requirements, such as limiting repetitive or follow-up questions and limiting the number of questions asked by each individual shareholder, so that more shareholders will have an opportunity to ask questions. Questions pertinent to meeting matters will be answered during the question and answer session, subject to time constraints described in the Rules of Conduct. Questions not pertinent to meeting matters, such as those regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, will not be answered during the Annual Meeting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 1-844-986-0822 (US) or 303-562-9302 (International). Technical support will be available starting at 9:00 a.m. Central Time on May 18, 2021 and will remain available through the end of the meeting.

Although the ability to vote and ask questions at the Annual Meeting will be available only to shareholders at the time of the meeting, guests will be able to view the Annual Meeting live by visiting www.virtualshareholdermeeting.com/MSI2021 and entering the designated guest portal. Additionally, following completion of the Annual Meeting, a webcast replay of the full Annual Meeting will be posted on our Investor Relations website at investors.motorolasolutions.com and remain there for at least one year.

VOTING MATTERS

Shareholders of Record and “Street Name” Holders

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s transfer agent, you are considered the shareholder of record, or a registered holder, with respect to those shares. If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares.

Shareholders Entitled to Vote at the Annual Meeting & Attending the Virtual Annual Meeting

Only shareholders of record at the close of business on March 19, 2021 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. At the Annual Meeting, each share of Common Stock owned as of the close of business on the record date is entitled to one vote. On the record date, there were 169,355,304 shares outstanding of Common Stock. The Common Stock is the only class of voting securities of the Company.

80	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

In order to vote shares at the Annual Meeting, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/MSI2021. If your shares are held directly in your own name, you will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If your shares are held in “street name,” you will need to contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the online meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

A list of shareholders entitled to vote at the meeting will be available for examination for ten days before the virtual Annual Meeting at our principal place of business by contacting investors@motorolasolutions.com and at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/MSI2021. The registrar and transfer agent is EQ Shareowner Services. The Company’s stock symbol is MSI.

Voting Without Attending the Annual Meeting

There are three convenient methods for registered shareholders to direct their vote by proxy without attending the Annual Meeting. Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting. Such shareholders can:

•

Vote by Internet. The website address for internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the internet. You can use the internet to transmit your voting instructions until 11:59 P.M. Eastern Time on Monday, May 17, 2021. Internet voting is available 24 hours a day. If you vote via the internet, you do NOT need to vote by telephone or return a proxy card.

•

Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone until 11:59 P.M. Eastern Time on Monday, May 17, 2021. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the internet or return a proxy card.

•

Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If your shares are held in “street name,” meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

Your Proxy at the Annual Meeting

If you are a shareholder of record and do not vote at the Annual Meeting, but have voted your shares by internet, telephone, or mail, you have authorized certain members of Motorola Solutions’ senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed. All shares that have been properly voted–whether by internet, telephone or mail–and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions with respect to one or more items, the shares represented by that proxy will be voted as recommended by the Board with respect to those items as described below. For information regarding how shares held in “street name” will be voted if you do not provide voting instructions to your broker, bank or other nominee, see “Holding Shares in ‘Street Name’ in the Name of a Bank, Broker or Other Nominee.”

Proposal		The Board Recommended Vote
Proposal 1 –	Election of the Seven Director Nominees Named in this Proxy Statement for a One-Year Term	FOR
Proposal 2 –	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2021	FOR
Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	FOR

Holding Shares in “Street Name” in the Name of a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” by a broker, bank, or other nominee, such nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by internet or telephone. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to “routine” items, but will not be permitted to vote the shares with respect to “non-routine” items (resulting in a “broker non-vote”). The ratification of the appointment of PricewaterhouseCoopers LLP is the only “routine” item. The election of directors and the advisory approval of the Company’s executive compensation are “non-routine” items.

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Voting at the Annual Meeting as a Beneficial Owner

If you are a beneficial owner of shares held in “street” name by a bank, broker, or other nominee, your bank, broker or nominee is considered the shareholder of record of those shares. As described above, beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a shareholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your bank’s, broker’s or other nominee’s procedures for obtaining a legal proxy.

Changing Your Vote

Registered shareholders can revoke their proxy and change their vote at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by internet, telephone or mail in accordance with the instructions in the Notice or the proxy card;

•	Delivering timely written notice of revocation to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661, at any time before the close of voting at the Annual Meeting; or

•	Attending the Annual Meeting and electronically voting.

If your shares are held in “street name,” you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

Votes Required to Conduct Business at the Annual Meeting and Approve Proposals

In order for business to be conducted at the virtual Annual Meeting, a quorum must be present, which, under our Bylaws, is a majority of the shares entitled to vote represented in person or by proxy. Abstentions and broker non-votes are included in determining whether a quorum is present. Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote for the election of directors (Proposal 1), as such abstentions and broker non-votes are not considered “votes cast.” Abstentions will have the same effect as a vote “Against” the other proposals (Proposals 2-3), although broker non-votes will have no effect on the outcome of Proposal 3, as your broker is not entitled to vote your shares on this matter.

Proposal		Affirmative Vote Required	Broker Discretionary Voting Allowed

Proposal 1 –	Election of the Seven Director Nominees Named in this Proxy Statement for a One-Year Term	Majority of the shares cast, which means more “For” votes than “Against” votes cast at the Annual Meeting or by proxy (for non-contested election); abstentions will have no effect	No

Proposal 2 –	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2021	Majority of shares represented at the meeting and entitled to vote; abstentions will count as votes “Against”	Yes

Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	Majority of shares represented at the meeting and entitled to vote; abstentions will count as votes “Against”	No

With respect to each proposal you may vote “FOR,” “AGAINST” or “ABSTAIN.”

With respect to Proposal 1, our Bylaws state that if a nominee for director who was in office prior to the Annual Meeting is not elected in an uncontested election, the director must tender his or her resignation from the Board. Thereafter, the Governance and Nominating Committee (or such other committee designated by the Board) will make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action. The Board will act on the recommendation of the Governance and Nominating Committee and publicly disclose its decision and its rationale within 90 days from the date the election results are certified.

Notice of Internet Availability

The SEC has adopted rules for the electronic distribution of proxy materials. We have elected to provide our shareholders access to our proxy materials and 2020 Annual Report on the internet instead of sending a full set of printed proxy materials to all of our shareholders. This enables us to reduce costs and lessen the environmental impact of our Annual Meeting by mailing most of our shareholders a Notice. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the Notice. The Notice instructs you on how to access and review all of the information contained in the 2021 Proxy Statement and 2020 Annual Report. The Notice also instructs you on how you may submit your proxy over the internet or by telephone.

The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2020 Annual Report, is being mailed to shareholders on or about April 1, 2021.

82	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

Other Matters at the Annual Meeting

If any other matters are properly presented at the Annual Meeting for consideration, and if you have voted your shares by internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those other matters for you. As of the date we filed this Proxy Statement, the Board did not know of any other matter to be raised at the Annual Meeting.

Voting Results

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

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IMPORTANT DATES FOR THE 2022 ANNUAL MEETING

Recommending a Director Candidate to the Governance and Nominating Committee

The Governance and Nominating Committee will consider a candidate for director proposed by a shareholder as described below and in the section titled “Director Nominating Process” on page 15 of this Proxy Statement. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. Our Secretary will forward all recommendations received to the Chair of our Governance and Nominating Committee for discussion and consideration.

Shareholders may also directly nominate candidates to serve on the Board through our advance notice and proxy access provisions in our Bylaws, as described below. Candidates recommended by shareholders that comply with the procedures set forth in our Bylaws will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

Director Nominations for Inclusion in the Proxy Statement for the 2022 Annual Meeting of Shareholders

In 2020, we added a proxy access provision in our Bylaws that applies to eligible shareholders who wish to include director nominees in our proxy statement. Such nomination of a director may be submitted by a shareholder if the shareholder nominee, nominating shareholder and nomination process meet certain requirements outlined in Article III, Section 17 of our Bylaws, including that timely notice of such director nomination is provided. To be timely for the 2022 Annual Meeting of Shareholders, such written notice should be addressed and delivered to the Secretary, Motorola Solutions, Inc. at 500 West Monroe Street, Chicago, IL 60661. The notice of nomination must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2022 Annual Meeting of Shareholders and no later than January 31, 2022. If, however, the date of the 2022 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., May 18, 2022), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2022 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2022 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Shareholders is first made.

As an illustrative example only of the notice deadlines described in the immediately preceding paragraph, if the 2022 Annual Meeting of Shareholders is held on May 17, 2022, then the deadlines would be as follows:

Hypothetical Meeting Date for 2022 Annual Meeting of Shareholders	Notice of Nomination Must be Received No Earlier Than:	Notice of Nomination Must be Received No Later Than:
May 17, 2022	January 17, 2022	January 31, 2022

As a second illustrative example only of the notice deadlines described above, if the 2022 Annual Meeting of Shareholders is held on June 21, 2022, then the deadlines would be as follows:

Hypothetical Meeting Date for 2022 Annual Meeting of Shareholders	Notice of Nomination Must be Received No Earlier Than:	Notice of Nomination Must be Received No Later than 5 PM Central Time on:
June 21, 2022	February 21, 2022	The later of April 22, 2022 or the 10th day after which public announcement of the date of the 2022 Annual Meeting of Shareholders is first made

For more information on our proxy access provision, see the section of this Proxy Statement titled “Adoption of Proxy Access Bylaw” on page 19 of this Proxy Statement.

Director Nominations for Presentation at the 2022 Annual Meeting of Shareholders

A shareholder wishing to submit a director nomination that is not intended for inclusion in our proxy materials for the 2022 Annual Meeting of Shareholders may nominate a candidate for election to the Board at the 2022 Annual Meeting of Shareholders in accordance with the advance notice procedures described in Article III, Section 13 of our Bylaws. Under the advance notice procedures in our Bylaws, such shareholder is required to give written notice addressed and delivered to the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. The notice of nomination must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2022 Annual Meeting of Shareholders and no later than January 31, 2022. If, however, the date of the 2022 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., May 18, 2022), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2022 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2022 Annual Meeting of Shareholders or the 10th day following the day on which

84	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

public announcement of the date of the 2022 Annual Meeting of Shareholders is first made. Refer to “Director Nominations for Inclusion in the Proxy Statement for the 2022 Annual Meeting of Shareholders” above for two illustrative examples of the notice deadlines described herein.

The notice of nomination is required to contain certain information about both the director nominee and the nominating shareholder as set forth in Article III, Section 13 of our Bylaws. A nomination that does not comply with the requirements set forth in our Bylaws will not be considered.

Shareholder Proposals for Inclusion in the Proxy Statement for the 2022 Annual Meeting of Shareholders

If a shareholder wishes to have a proposal formally considered at our 2022 Annual Meeting of Shareholders and have it included in our proxy materials for that meeting, the proposal must be received by the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 no later than December 2, 2021 (or, if the date of the 2022 Annual Meeting of Shareholders is moved by more than 30 days from the anniversary of the Annual Meeting (i.e., May 18, 2022), the deadline will be a reasonable time before we begin to print and send our proxy materials, which date we will announce separately), and must comply with the requirements of Rule 14a-8 under the Exchange Act. We are not obligated to include any shareholder proposal in our proxy materials for the 2022 Annual Meeting of Shareholders if the proposal is received after that time.

Shareholder Proposals for Presentation at the 2022 Annual Meeting of Shareholders

If a shareholder wishes to present a proposal at the 2022 Annual Meeting of Shareholders but not have it included in our proxy materials for that meeting, such shareholder must comply with the advance notice procedures described in Article III, Section 13 of our Bylaws. Under the advance notice procedures in our Bylaws, such shareholder is required to give written notice addressed and delivered to the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. The notice of proposal must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2022 Annual Meeting of Shareholders and no later than January 31, 2022. If, however, the date of the 2022 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., May 18, 2022), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2022 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2022 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Shareholders is first made. Refer to “Director Nominations for Inclusion in the Proxy Statement for the 2022 Annual Meeting of Shareholders” above for two illustrative examples of the notice deadlines described herein.

The notice of proposal must include the specified information concerning the shareholder and the proposal as set forth in our Bylaws, and the proposal must comply with the requirements described in our Bylaws.

Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement	85

OTHER MATTERS

The Board knows of no other business to be transacted at the Annual Meeting, but if any other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements generally include words such as “believes,” “expects,” “intends,” “aims,” “estimates,” “goal,” “target,” “may” and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those indicated or anticipated. These and other risks, uncertainties and other factors are described in our Annual Report on Form 10-K for the year ended December 31, 2020 and elsewhere in other documents we may file or furnish with the SEC. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Except to the extent required by law, we do not undertake, and we expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this Proxy Statement.

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained Alliance Advisors, LLC to aid in soliciting proxies for a fee estimated not to exceed $25,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our 2020 Annual Report and this Proxy Statement, to multiple shareholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure potentially provides extra convenience for shareholders and allows us to save money by reducing the number of documents we must print and mail, and helps us to reduce our environmental impact. If you are a shareholder that participates in householding and would like to revoke your householding consent, or if you are a shareholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling 1-800-579-1639 or emailing: sendmaterial@proxyvote.com, or write us at Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. If you revoke your householding consent, you will be removed from the householding program and separate copies of the relevant proxy materials will promptly be delivered to you.

A number of brokerage firms have also instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

86	Motorola Solutions Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

MOTOROLA SOLUTIONS, INC. 500 WEST MONROE STREET CHICAGO, IL 60661	Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET

Before The Meeting - Go to www.Proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSI2021

You may participate in the meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Notice, Annual Report and Proxy Statement at www.ProxyVote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D35761-P50751 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MOTOROLA SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
FOR ALL NOMINEES LISTED BELOW:

1.	Election of Directors for a One-Year Term	For	Against	Abstain

	1a. Gregory Q. Brown	☐	☐	☐

	1b. Kenneth D. Denman	☐	☐	☐

	1c. Egon P. Durban	☐	☐	☐

	1d. Clayton M. Jones	☐	☐	☐

	1e. Judy C. Lewent	☐	☐	☐

	1f. Gregory K. Mondre	☐	☐	☐

	1g. Joseph M. Tucci	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2021.	☐	☐	☐
3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.ProxyVote.com.

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D35762-P50751

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Virtual Annual Meeting of Shareholders, May 18, 2021

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Jason J. Winkler, Mark S. Hacker, Kristin L. Kruska, and Dan Pekofske, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Solutions, Inc. which the shareholder(s) would be entitled to vote, at the Virtual Annual Meeting of Shareholders of Motorola Solutions, Inc. to be held on May 18, 2021 virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/MSI2021, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE

INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER PROPOSAL 1, FOR PROPOSAL 2,

AND FOR PROPOSAL 3.

IMPORTANT - Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

Continued and to be signed on the reverse side.